Exhibit 10.1

Execution Version

Purchase And Sale Agreement
by and among
Primexx Resource Development, LLC
as Seller,
Callon Petroleum Operating Company
as Buyer,
and
Callon Petroleum Company
as Parent
___________________________________
Dated As Of August 3, 2021
__________________________________

v

APPENDICES, EXHIBITS AND SCHEDULES
Appendix I    Definitions

Exhibit A-1    Leases
Exhibit A-2    Wells
Exhibit A-3    Rights of Way
Exhibit A-4    Field Offices and Associated Real Property
Exhibit A-5    Pipelines, Gathering Systems, and Water Recycling Systems
Exhibit A-6    Surface Fee Interests
Exhibit A-7    Vehicles
Exhibit A-8    Midstream System
Exhibit A-9    Drilling and Spacing Units
Exhibit A-10    Target Formation
Exhibit B-1    Form of Assignment and Bill of Sale
Exhibit B-2    Form of Equity Interests Assignment
Exhibit C    Excluded Assets
Exhibit D    Form of Registration Rights Agreement
Exhibit E    Example of Cash Need Calculation

Schedule A    Seller Knowledge Persons
Schedule B    Buyer Knowledge Persons
Schedule 1.05(a)    Specified AFEs
Schedule 2.02(b)    No Conflict
Schedule 2.04    Taxes
Schedule 2.05    Legal Proceedings
Schedule 2.09    Imbalances
Schedule 2.10    Material Contracts
Schedule 2.11    Consents and Preferential Purchase Rights
Schedule 2.12    Permits
Schedule 2.13    Non-Consent Operations
Schedule 2.14    Current Commitments
Schedule 2.15    Environmental Laws
Schedule 2.16    Suspense Funds
Schedule 2.17    Payout Balances
Schedule 2.18    Royalties and Working Interest Payments
Schedule 2.19    Plugging and Abandonment
Schedule 2.21    Insurance
Schedule 2.22    Bonds, Letters of Credit, and Guaranties
Schedule 2.23    Wells
Schedule 2.24    Leases
Schedule 2.25    No Transfer
Schedule 2.27    Conveyed Surface Fee Interests; Rights of Way
Schedule 3.02    No Conflict
Schedule 3.04    Capitalization

Schedule 3.05(a)    Saragosa Assets
Schedule 3.05(b)    Saragosa Liabilities
Schedule 3.05(d)    Credit Support
Schedule 3.05(e)     Conduct of Business
Schedule 3.07    Bank Accounts
Schedule 3.09    Saragosa Capital Projects
Schedule 3.10(b)    Sufficiency of Saragosa Assets
Schedule 3.10(c)    Saragosa Owned Real Property
Schedule 3.11    Midstream System Interests
Schedule 3.12    Regulatory Status
Schedule 5.02    Certain Authorized Pre-Closing Actions
Schedule 6.01(a)    Conduct of Buyer Parties

PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of August 3, 2021 (the “Execution Date”), by and among Primexx Resource Development, LLC, a Texas limited liability company (“Seller”), Callon Petroleum Operating Company, a Delaware corporation (“Buyer”), and Callon Petroleum Company, a Delaware corporation (“Parent,” and together with Buyer, collectively, “Buyer Parties” and each, a “Buyer Party”). Seller, Buyer, and Parent are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
RECITAL
WHEREAS, Seller owns (a) certain oil and gas properties and related assets and contracts that are further defined and described in this Agreement as the “Assets,” and (b) a portion of the issued and outstanding limited liability company interests in Saragosa Field Services, LLC, a Texas limited liability company (together with its subsidiaries, collectively, “Saragosa”), which interests are further defined and described in this Agreement as the “Acquired Interests”;
WHEREAS, subject to the terms and conditions of this Agreement, Seller desires to sell, and Buyer desires to purchase, all of Seller’s right, title and interest in and to the Assets and the Acquired Interests, effective as of the Effective Time, for the consideration and on the terms set forth in this Agreement;
WHEREAS, Parent has agreed to issue and contribute 7,044,999.00 shares of Parent Common Stock to Buyer; and
WHEREAS, concurrently with the execution of this Agreement, BPP Acquisition LLC, a Delaware limited liability company (“BPP”), Buyer, and Parent are entering into a related transaction pursuant to a Purchase and Sale Agreement (the “BPP PSA”) for the sale of certain “Assets” and “Acquired Interests” (in each case, as defined in the BPP PSA).
AGREEMENT
NOW THEREFORE, for and in consideration of the promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
SALE AND TRANSFER OF ASSETS AND ACQUIRED INTERESTS; CLOSING
1.01    Assets; Acquired Interests. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer and convey (or shall cause to be sold, transferred and conveyed) the Assets and the Acquired Interests to Buyer, and Buyer shall purchase, pay for, and accept the Assets and the Acquired Interests from Seller.
1.02    Purchase Price; Deposit.
(a)    Subject to any adjustments that may be made under Section 1.05, the purchase price for the Assets and the Acquired Interests will be $614,472,737.03 (the “Purchase Price”), which shall consist of (i) an amount in cash equal to $337,301,352.80 (the “Cash

Purchase Price”) and (ii) 7,044,999.00 shares of Parent Common Stock (the “Stock Consideration”).
(b)    Within one (1) Business Day following the Execution Date, Buyer shall deposit by wire transfer in same day funds into an escrow account established pursuant to the Deposit Escrow Agreement an amount in cash equal to $46,085,455.28 (together with any interest accrued thereon, the “Deposit Amount”). If the Closing occurs, on or before the Closing Date, the Parties shall execute and deliver to the Escrow Agent a joint instruction letter directing the Escrow Agent to release the Deposit Amount to Seller at Closing in accordance with Section 1.04. If this Agreement is terminated prior to the Closing in accordance with Section 9.01, then the provisions of Section 9.02 shall apply and the distribution of the Deposit Amount shall be governed in accordance therewith.
(c)    Without limiting any other provisions in this Agreement, if at any time during the period between the date of this Agreement and the Closing there are any changes in the outstanding number of shares of Parent Common Stock by reason of any reclassification, recapitalization, stock split (including reverse stock split), subdivision, combination, exchange, or readjustment of shares or similar transaction, or any stock dividend or distribution paid in stock, the Stock Consideration and the Reference Price and any other amounts or similarly dependent items related to the Parent Common Stock, the Reference Price or the Stock Consideration shall be appropriately and equitably adjusted to reflect such change to provide the same economic effect as contemplated by this Agreement prior to such action (and thereafter all references in this Agreement to “Parent Common Stock,” “Stock Consideration,” “Reference Price” and other similarly dependent items shall be references to such terms, as so adjusted); provided that this Section 1.02(c) shall in no event be construed to permit Buyer or any of its Affiliates to take any action with respect to the Parent Common Stock that is prohibited by the terms of this Agreement.
1.03    Closing; Preliminary Settlement Statement. Closing shall take place electronically and remotely on October 1, 2021 (the “Scheduled Closing Date”), or if all conditions to Closing under Article 7 and Article 8 have not yet been satisfied or waived on such date, within five (5) Business Days after such conditions have been satisfied or waived, subject to the provisions of Article 9. The date on which the Closing occurs is herein referred to as the “Closing Date”. Subject to the provisions of Articles 7, 8 and 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.03 shall not, in and of itself, result in the termination of this Agreement and shall not relieve either Party of any obligation under this Agreement. Not later than five (5) Business Days prior to the Closing Date, Seller will deliver to Buyer a statement setting forth in reasonable detail Seller’s reasonable determination of the Preliminary Amount and the Closing Cash Payment based upon the best information available at that time, which may include estimates where actual amounts are not known at such time (the “Preliminary Settlement Statement” and the date on which the Preliminary Settlement Statement is delivered by Seller to Buyer, the “Preliminary Settlement Statement Date”). Within three (3) Business Days after the Preliminary Settlement Statement Date, Buyer may submit to Seller in writing any objections or proposed changes thereto and Seller shall consider all such objections and proposed changes in good faith. The Preliminary Amount and the Closing Cash Payment agreed to by Seller and Buyer, or, absent such agreement, delivered in the Preliminary Settlement Statement by Seller in accordance with this Section 1.03, will be the Preliminary Amount and Closing Cash Payment to be paid by Buyer to Seller at the Closing.
1.04    Closing Obligations. At the Closing:
(a)    Seller shall deliver to Buyer:
(i)    the Assignment in the appropriate number for recording in the real property records where the Assets are located, duly executed by Seller;
(ii)    the Equity Interests Assignment, duly executed by Seller;
(iii)    a joint instruction letter directing the Escrow Agent to release the Deposit Amount to Seller, duly executed by Seller;
(iv)    a certificate, executed by an officer of Seller, certifying on behalf of Seller that the conditions to Closing set forth in Sections 7.01 and 7.02 have been fulfilled;
(v)    a certificate meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2) and 1446(f), certifying that Seller’s regarded owner for U.S. federal income taxes is not a “foreign person” within the meaning of Section 1445 of the Code, duly executed by Seller’s regarded owner;
(vi)    a counterpart of the Preliminary Settlement Statement, duly executed by Seller;
(vii)    for each Well or Saragosa Property operated by Seller or its Affiliate (other than Saragosa) on the Closing Date, such regulatory or other documentation on forms prepared by Seller (with reasonable assistance from Buyer) as is necessary to designate Buyer as operator of such Wells or Saragosa Property, duly executed by Seller (where applicable);
(viii)    a recordable release in a form reasonably acceptable to Buyer of any trusts, mortgages, financing statements, fixture filings and security agreements, in each case, securing Indebtedness for Borrowed Money made by Seller or its Affiliates affecting the Assets or the Acquired Interests;
(ix)    a counterpart of the Registration Rights Agreement, duly executed by Seller;
(x)    a counterpart of the Closing Escrow Agreement, duly executed by Seller;
(xi)    subject to Section 6.07, a counterpart of the Transition Services Agreement, duly executed by Seller;

(xii)    executed certificates of title transfer sufficient to permit Buyer to obtain title to all of the cars, trucks, tractors, trailers, and other rolling stock listed on Exhibit A-7 (if any); and
(xiii)    such other documents and items as Buyer or counsel for Buyer may reasonably request to effectuate the terms of this Agreement, including letters-in-lieu of transfer order to purchasers of production from the Wells (which shall be prepared and provided by Seller and reasonably satisfactory to Buyer).
(b)    Buyer shall deliver to Seller:
(i)    the Closing Cash Payment by wire transfer of immediately available funds to the account specified by Seller in writing to Buyer at least two (2) Business Days prior to the Closing Date;
(ii)    an aggregate amount equal to the amount of Indebtedness for Borrowed Money outstanding as of immediately prior to the Closing (the “Payoff Amount”), by wire transfer of immediately available funds to the accounts designated by the applicable payees set forth in payoff letters delivered by Seller to Buyer prior to the Closing; provided, however, that (A) such payoff letters shall be delivered by Seller to Buyer no later than two (2) Business Days prior to the Closing Date, and (B) in no event shall the amount of Indebtedness for Borrowed Money to be paid by Buyer pursuant to this Section 1.04(b)(ii) exceed the amount of the Adjusted Cash Purchase Price minus the Deposit Amount;
(iii)    the number of shares of Parent Common Stock equal to the Closing Stock Amount, to the Persons and in the amounts designated in the Preliminary Settlement Statement;
(iv)    the Assignment in the appropriate number for recording in the real property records where the Assets are located, duly executed by Buyer;
(v)    the Equity Interests Assignment, duly executed by Buyer;
(vi)    a joint instruction letter directing the Escrow Agent to release the Deposit Amount to Seller, duly executed by Buyer;
(vii)    a certificate, executed by an officer of each of the Buyer Parties, certifying on behalf of the Buyer Parties that the conditions to Closing set forth in Sections 8.01 and 8.02 have been fulfilled;
(viii)    a counterpart of the Preliminary Settlement Statement, duly executed by the Buyer Parties;
(ix)    for each Well or Saragosa Property operated by Seller or its Affiliate (other than Saragosa) on the Closing Date, such regulatory or other documentation on forms prepared by Seller (with reasonable assistance from Buyer) as is necessary to designate Buyer as operator of such Wells or Saragosa Property, duly executed by the Buyer Parties (where applicable);
(x)    evidence of replacement bonds, guarantees and other sureties pursuant to Section 6.03 and evidence of such other authorizations and qualifications as may be necessary for Buyer to own and operate the Assets;
(xi)    a counterpart of the Registration Rights Agreement, duly executed by Parent;
(xii)    a counterpart of the Closing Escrow Agreement, duly executed by the Buyer Parties;
(xiii)    Section 6.07, a counterpart of the Transition Services Agreement, duly executed by Buyer; and
(xiv)    such other documents and items as Seller or counsel for Seller may reasonably request to effectuate the terms of this Agreement, including letters-in-lieu of transfer order to purchasers of production from the Wells (which shall be prepared and provided by Seller and reasonably satisfactory to Buyer).
(c)    Buyer shall deliver (and Parent shall cause Buyer to deliver) to the Transfer Agent (i) the number of shares of Parent Common Stock equal to the Indemnity Holdback Shares, to be held in the Indemnity Escrow Account and (ii) if applicable, the number of shares of Parent Common Stock equal to the Defect Escrow Shares, to be held in the Defect Escrow Account (the Indemnity Holdback Shares and the Defect Escrow Shares, collectively, the “Closing Holdback Shares”), and in each case released in accordance with the terms of this Agreement and the Closing Escrow Agreement.
1.05    Allocations and Adjustments. If the Closing occurs, subject to Section 1.09:
(a)    Buyer shall be entitled to all production and products from or attributable to the Assets and the Saragosa Properties from and after the Effective Time and the proceeds thereof, and to all other income, proceeds, receipts and credits earned with respect to the Assets and the Saragosa Properties on or after the Effective Time (provided that, with respect to the Wells and operations covered by the Specified AFEs (if the Specified AFE pertains to operations on Wells), Buyer shall be entitled to all production and products from, proceeds attributable to and all other income, proceeds, receipts and credits earned with respect to such Wells prior to, on or after the Effective Time), and shall be responsible for (and entitled to any refunds with respect to) all Property Costs attributable to the Assets and the Saragosa Properties and incurred from and after the Effective Time. Buyer shall also be responsible for (and entitled to any refunds with respect to) all Property Costs paid by Seller prior to the Effective Time in connection with the Specified AFEs as shown on the “PRD Net” column of Schedule 1.05(a). Seller shall be entitled to all production and products from or attributable to the Assets and the Saragosa Properties (other than the Wells covered by the Specified AFEs) prior to the Effective Time and the proceeds thereof, and shall be responsible for (and entitled to any refunds with respect to)

all Property Costs attributable to the Assets and the Saragosa Properties incurred prior to the Effective Time (other than Property Costs paid in connection with the Specified AFEs). “Earned” and “incurred,” as used in this Agreement, shall be interpreted in accordance with GAAP and Council of Petroleum Accountants Society (COPAS) standards. Except to the extent such amounts are, or are attributable to, the Excluded Assets, Seller shall have no further entitlement to amounts earned from the sale of Hydrocarbons produced from or attributable to the Assets and the Saragosa Properties and other income, proceeds, revenues, receipts and credits earned with respect to the Assets and the Saragosa Properties, and no further responsibility for Property Costs incurred with respect to the Assets or Saragosa Properties, following the day that is one (1) year following the Closing Date.
(b)    For purposes of allocating revenues, production, proceeds, income, accounts receivable and products under this Section 1.05, (i) liquid Hydrocarbons produced into storage facilities will be deemed to be “from or attributable to” the Wells when they pass through the inlet flange of the pipeline connecting into the storage facilities into which they are run, and (ii) gaseous Hydrocarbons and liquid Hydrocarbons produced into pipelines will be deemed to be “from or attributable to” the Wells when they pass through the receipt point sales meters on the pipelines through which they are transported. In order to accomplish the foregoing allocation of production, the Parties shall rely upon the gauging, metering and strapping procedures which were conducted by Seller on or about the Effective Time and, unless demonstrated to be inaccurate, shall utilize reasonable interpolating procedures to arrive at an allocation of production when exact gauging, metering and strapping data is not available on hand as of the Effective Time; provided that if Buyer requests, Seller shall provide to Buyer the data and information reasonably necessary to support such allocations.
(c)    The Purchase Price shall be, without duplication,
(i)    increased by the following amounts:
(A)    the aggregate amount of (1) proceeds received by Buyer from the sale of Hydrocarbons produced from and attributable to the Assets or the Saragosa Properties during any period prior to the Effective Time to which Seller is entitled under Section 1.05(a) that have not been remitted or paid to Seller (net of any (x) Royalties and (y) gathering, processing, transportation and other midstream costs) and (2) other proceeds received by Buyer with respect to the Assets or the Saragosa Properties for which Seller would otherwise be entitled under Section 1.05(a) that have not been remitted or paid to Seller;
(B)    the amount of all Asset Taxes allocable to Buyer pursuant to Section 13.02(c) but paid or economically borne by Seller;
(C)    the aggregate amount of all non-reimbursed Property Costs that have been paid or economically borne (including by application of netting, setoff or similar recoveries against proceeds, including Hydrocarbon proceeds) by Seller or Saragosa (as applicable) that are attributable to (1) the ownership and operation of the Assets or the Saragosa Properties and incurred after the Effective Time (including prepayments for Property Costs incurred after the Effective Time) or (2) the Wells and operations described in the Specified AFEs, whether prior to, at or after the Effective Time (as is consistent with Section 1.05(a));
(D)    a fixed overhead charge of One Million Two Hundred Thousand Dollars ($1,200,000) per month (prorated for partial months) from the Effective Time through the Closing Date;
(E)    to the extent that proceeds for such volumes are not received by or distributed to Seller, an amount equal to the value of all saleable Hydrocarbons attributable to the Assets or the Saragosa Properties in storage or existing in stock tanks at or above the pipeline connection, pipelines or plants (excluding any Hydrocarbons that are stored as linefill, tank fill, or in tank bottoms) at the Effective Time that is credited to the Properties in accordance with gauging and other customary industry procedures, such value to be the current contract price at the Effective Time;
(F)    the amount, if any, of Imbalances in favor of Seller or Saragosa (as applicable) as of the Effective Time, multiplied by an amount equal to the market price for Hydrocarbons (per Mcf (for gas) or per bbl (for liquids)) or, to the extent that the applicable Contracts provide for cash balancing, the actual cash balance amount determined to be due to Seller or Saragosa (as applicable) as of the Effective Time;
(G)    the sum of all cash, cash equivalents and marketable securities held by Saragosa as of the Closing, which shall include deposits in transit, and be net of outstanding checks and drafts; and
(H)    the amount of any other upward adjustment specifically provided for in this Agreement or mutually agreed upon in writing by the Parties;
(ii)    decreased by the following amounts:
(A)    the aggregate amount of (1) proceeds received by Seller from the sale of Hydrocarbons produced from and attributable to the Assets or the Saragosa Properties from and after the Effective Time to which Buyer is entitled under Section 1.05(a) that have not been remitted or paid to Buyer (net of any (x) Royalties and (y) gathering, processing, transportation and other midstream costs), excluding, for the avoidance of doubt, any hedge proceeds attributable to Hedge Contracts; and (2) other proceeds (excluding, for the avoidance of doubt, hedge proceeds attributable to any

Hedge Contracts) received by Seller with respect to the Assets or the Saragosa Properties (without duplication) for which Buyer would otherwise be entitled under Section 1.05(a) that have not been remitted or paid to Buyer;
(B)    the amount of all Asset Taxes allocable to Seller pursuant to Section 13.02(c) but paid or economically borne by Buyer;
(C)    the aggregate amount of all downward adjustments pursuant to Article 11;
(D)    the aggregate amount of all downward adjustments pursuant to Section 5.01(b).
(E)    the aggregate amount of all non-reimbursed Property Costs that have been paid or economically borne (including by application of netting, setoff or similar recoveries against proceeds, including Hydrocarbon proceeds), by Buyer and are attributable to the ownership or operation of the Assets or the Saragosa Properties (other than the Wells and operations covered by the Specified AFEs) and incurred at or prior to the Effective Time (excluding prepayments with respect to any period after the Effective Time) (as is consistent with Section 1.05(a));
(F)    to the extent not transferred to Buyer at Closing, the amount of any Suspense Funds as of Closing;
(G)    the amount, if any, of Imbalances owing by Seller or Saragosa (as applicable) as of the Effective Time, multiplied by an amount equal to the market price for Hydrocarbons (per Mcf (for gas) or per bbl (for liquids)) or, to the extent that the applicable Contracts provide for cash balancing, the actual cash balance amount determined to be owed by Seller or Saragosa (as applicable) as of the Effective Time; and
(H)    the amount of any other downward adjustment specifically provided for in this Agreement or mutually agreed upon in writing by the Parties.
Notwithstanding anything to the contrary in this Agreement, (i) all adjustments to the Purchase Price described in Section 1.05(c)(i) shall be made to the Cash Purchase Price, and (ii) all adjustments to the Purchase Price described in Section 1.05(c)(ii) shall be made first, to the Stock Consideration (the Stock Consideration, as adjusted, the “Adjusted Stock Consideration”), by subtracting a number of shares thereto or therefrom equal to the amount of such adjustment divided by the Reference Price on (x) for purposes of the Preliminary Settlement Statement, the date of the Preliminary Settlement Statement or (y) for purposes of the Final Settlement Statement, the Final Settlement Date, and second, only to the extent that such adjustment has caused the Stock Consideration to be reduced to zero, to the Cash Purchase Price (the Cash Purchase Price, as adjusted, the “Adjusted Cash Purchase Price”). Once all adjustments have been made to the Stock Consideration, if the calculated number thereof includes a fractional share, such number shall be rounded up to the next whole share.
(d)    As soon as practicable after Closing, but on or prior to one hundred and twenty (120) days following the Closing Date, Seller shall prepare in good faith and submit to Buyer a statement (the “Final Settlement Statement”) setting forth each adjustment or payment which was not finally determined as of the Closing Date and showing the values used to determine such adjustments to reflect the final adjusted Purchase Price.
(e)    On or before thirty (30) days after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the Final Settlement Statement and an explanation of any such changes and the reasons therefor together with any supporting information (the “Dispute Notice”). During such thirty (30)-day period, Buyer shall be given reasonable access to Seller’s books and records relating to the matters required to be accounted for in the Final Settlement Statement. Any changes not included in the Dispute Notice shall be deemed waived. Without waiving any other rights which are expressly provided for in this Agreement, if Buyer fails to timely deliver a Dispute Notice to Seller, the Final Settlement Statement as delivered by Seller will be deemed to be mutually agreed upon by the Parties and will be final and binding on the Parties. Upon delivery of the Dispute Notice, the Parties shall undertake to agree with respect to any disputed amounts identified therein by the date that is thirty (30) days after delivery of the Dispute Notice (the “Post-Closing Date”). Except for Title Defect and Environmental Defect adjustments pursuant to Section 1.05(c)(ii)(C), which shall be subject to the arbitration provisions of Section 11.17, if the Parties are still unable to agree regarding any item set forth in the Dispute Notice as of the Post-Closing Date, then the Parties shall submit to the independent accounting firm of Ernst & Young (or if Ernst & Young is unwilling or unable to act as the independent accounting firm, another nationally recognized accounting firm mutually agreed by the Parties) a written notice of such dispute along with reasonable supporting detail for the position of Buyer and Seller, respectively and the independent accounting firm shall finally determine such disputed item in accordance with the terms of this Agreement. The independent accounting firm shall act as an expert and not an arbitrator. In determining the proper amount of any adjustment to the Purchase Price related to the disputed item, the independent accounting firm shall not increase the Purchase Price more than the increase proposed by Seller nor decrease the Purchase Price more than the decrease proposed by Buyer, as applicable. The decision of such independent accounting firm shall be binding on the Parties, and the fees and expenses of such independent accounting firm shall be borne by Seller, on the one hand, and Buyer, on the other hand, based upon the percentage which the aggregate portion of the contested amount not awarded to each Party bears to the aggregate amount actually contested by such Party. For example, if the Buyer claims the final aggregate net adjustments to the Purchase Price is $1,000 greater than the amount determined by Seller, and Seller contests only $500 of the amount claimed by the Buyer, and if the independent accounting firm ultimately resolves the dispute by awarding the Seller $300 of the $500 contested, then the costs and expenses of the independent accounting firm will be allocated 60% (i.e., 300 ÷ 500) to Buyer and

40% (i.e., 200 ÷ 500) to Seller. The date upon which all adjustments and amounts in the Final Settlement Statement are agreed to (or deemed agreed to) or fully and finally determined by the independent accounting firm as set forth in this Section 1.05(e) shall be called the “Final Settlement Date,” and the final net amount of adjustments to the Purchase Price in such Final Settlement Statement shall be called the “Final Adjustment Amount.”
(f)    If (i) the Final Adjustment Amount is more than the Preliminary Adjustment Amount, Buyer shall deliver to Seller (or the Persons designated by Seller as set forth below) an amount in cash equal to the Final Adjustment Amount minus the Preliminary Adjustment Amount by wire transfer of immediately available funds; or (ii) the Final Adjustment Amount is less than the Preliminary Adjustment Amount, Seller (or the Persons to whom the Closing Stock Amount was issued as set forth in the Preliminary Settlement Statement) shall deliver to Buyer an aggregate number of shares of Parent Common Stock equal to (A) the Preliminary Adjustment Amount minus the Final Adjustment Amount, divided by (B) the applicable Reference Price as of the date the Final Adjustment Amount is determined; provided that to the extent (x) such Persons, as applicable, no longer hold or are otherwise unable to deliver shares of Parent Common Stock sufficient to cover the full amount due, or (y) the Adjusted Stock Consideration has been reduced to zero, then in any such case, Seller shall instead pay to the Buyer the amount of any such shortfall in cash (taking into account any shares of Parent Common Stock that have been delivered (or such other Persons to whom the Closing Stock Amount was issued)) by wire transfer of immediately available funds. Such delivery or payment, as applicable, shall be made within five (5) Business Days after the Final Settlement Date to the Persons or the accounts specified pursuant to wire instructions delivered in advance by Seller or Buyer, as applicable. For example and for the avoidance of doubt, (x) if the Preliminary Adjustment Amount was a reduction of $2,000,000 and the Final Adjustment Amount was an increase of $1,000,000, then the Final Adjustment Amount would be more than the Preliminary Adjustment Amount, and the Final Adjustment Amount minus the Preliminary Adjustment Amount would equal $3,000,000, and (y) if the Preliminary Adjustment Amount was an increase of $1,000,000 and the Final Adjustment Amount was a reduction of $2,000,000, then the Final Adjustment Amount would be less than the Preliminary Adjustment Amount and the Preliminary Adjustment Amount minus the Final Adjustment Amount would equal $3,000,000.
1.06    Assumption.
(a)    If the Closing occurs, from and after the Closing Date, Buyer shall assume, fulfill, perform, pay and discharge the following liabilities arising from, based upon, related to, or associated with the Assets and the Acquired Interests (collectively, the “Assumed Liabilities”) subject to Seller’s indemnity obligations under Section 10.02 (further subject to the limitations and restrictions in Article 10) and specific exclusions set forth in this Section 1.06(a): any and all Damages and obligations, known or unknown, allocable to the Assets or the ownership of the Acquired Interests prior to, at, or after the Effective

Time, including any and all Damages and obligations (i) attributable to or resulting from the use, maintenance, ownership or operation of the Assets or the Saragosa Properties regardless whether arising before, at or after the Effective Time, except for Property Costs which shall have been accounted for as provided under Section 1.05; (ii) imposed by any Legal Requirement or Governmental Body relating to the Assets or the Saragosa Properties; (iii) for plugging, abandonment, decommissioning and surface restoration of the Assets or the Saragosa Properties, including oil, gas, injection, water or other wells and all surface facilities; (iv) subject to Buyer’s rights and remedies set forth in Article 11 and the special warranty of Defensible Title set forth in the Assignment, attributable to or resulting from lack of Defensible Title to the Assets or the lack of Defensible Midstream Title to the Saragosa Properties; (v) attributable to the Suspense Funds, to the extent actually received by Buyer (or for which a reduction to the Purchase Price was made); (vi) attributable to the Imbalances; (vii) subject to Buyer’s rights and remedies set forth in Article 11, attributable to or resulting from all Environmental Liabilities arising from, based upon or relating to the Assets or the Saragosa Properties; (viii) attributable to land subsidence (including subsidence monitoring and remediation); (ix) attributable to or resulting from Taxes allocated to Buyer pursuant to Section 13.02(c) (provided that Section 13.02(d) shall govern the actual payment of such Taxes); (x) attributable to or resulting from Transfer Taxes, if any; (xi) attributable to the Leases and the Applicable Contracts; or (xii) arising out of, or attributable or relating to, the Continuing Employees’ employment or service with, or termination of employment or service from, Buyer or any of its Affiliates arising on or after the Closing, including with respect to employee benefits, severance or termination pay, change in control or transaction bonuses, retention, annual bonuses or incentive compensation, or any other compensation or similar arrangements; provided, however, the Assumed Liabilities shall not include all liabilities arising from, based upon, related to, or associated with (A) all matters set forth in subsections (d), (e), (g), (h), (i), (j) and (k) of the definition of Specified Liabilities, (B) prior to the determination of the Final Adjustment Amount pursuant to Section 1.05(e), matters that are fully accounted for in the downward adjustments set forth in Section 1.05(c)(ii), which will be exclusively settled and accounted for pursuant to the terms of Section 1.05(c)(ii) and Section 1.05(e), and (C) Seller Taxes.
(b)    Buyer acknowledges that, subject to Seller’s indemnification obligations set forth in this Agreement: (i) the Assets and the Saragosa Properties have been used in connection with the exploration for, and the development, production, treatment and transportation of, Hydrocarbons; (ii) spills of wastes, Hydrocarbons, produced water, Hazardous Materials and other materials and substances may have occurred in the past or in connection with the Assets and the Saragosa Properties; (iii) it is the intent of the Parties that all liability associated with the above matters as well as any responsibility and liability to decommission, abandon or plug the Wells in accordance with all Legal Requirements and requirements of Governmental Bodies be passed to Buyer (or retained by Saragosa, as applicable) effective as of the Effective Time and that Buyer shall assume (directly or indirectly, including by ownership of the Equity Interests of Saragosa) all responsibility and liability for such matters and all claims and demands related thereto (subject to Seller’s indemnity obligations under Section 10.02(a) (solely with respect to breaches of

Seller’s representations and warranties set forth in Section 2.15), Section 10.02(c) and Buyer’s rights and remedies set forth in Article 11); (iv) the Assets and Saragosa Properties may contain asbestos, Hazardous Materials or NORM; (v) NORM may affix or attach itself to the inside of wells, materials and equipment as scale or in other forms; (vi) wells, materials and equipment located on the Assets or included in the Saragosa Properties may contain NORM and (vii) special procedures may be required for remediating, removing, transporting and disposing of asbestos, NORM, Hazardous Materials and other materials from the Assets and the Saragosa Properties. From and after the Closing, but effective as of the Effective Time, subject to Seller’s indemnity obligations under Section 10.02(a) (solely with respect to breaches of Seller’s representations and warranties set forth in Section 2.15), Section 10.02(c) and Buyer’s rights and remedies set forth in Article 11 (subject to the limitations and restrictions in Article 10), Buyer shall assume with respect to the Assets (and Saragosa shall retain with respect to the Saragosa Properties) all responsibility and liability for any assessment, remediation, removal, transportation and disposal of these materials and associated activities in accordance with all Legal Requirements and requirements of Governmental Bodies, including any Environmental Laws.
1.07    Allocation of Purchase Price.
(a)    The Purchase Price shall be allocated among (i) the Acquired Interests and (ii) the Drilling and Spacing Units and Wells as set forth in Exhibit A-9 and Exhibit A-2 to this Agreement. Seller and Buyer agree to be bound by the Allocated Values set forth in Exhibit A-9 and Exhibit A-2 for purposes of Article 11 of this Agreement.
(b)    As soon as reasonably practicable following the Final Settlement Date, Buyer shall deliver to Seller a proposed allocation of the adjusted Purchase Price as set forth on the Final Settlement Statement and any other items that are treated as consideration for U.S. federal income Tax purposes among the Assets and Seller’s share of the assets described in clause (b) of the definition of “Saragosa Properties” in accordance with Section 1060 of the Code and the regulations thereunder (the “Tax Allocation”). Seller shall provide Buyer with any comments to the Tax Allocation within thirty (30) days after the date of receipt by Seller. If Seller does not deliver any written notice of objection to the Tax Allocation within such thirty (30) day period, the Tax Allocation shall be final, conclusive, and binding on the Parties. If a written notice of objection is timely delivered to Buyer, Seller and Buyer will negotiate in good faith for a period of twenty (20) days to resolve such dispute (the “Allocation Dispute Resolution Period”). If, during the Allocation Dispute Resolution Period, Seller and Buyer resolve their differences in writing as to any disputed amount, such resolution shall be deemed final and binding with respect to such amount for the purpose of determining that component of the Tax Allocation. If Seller and Buyer agree on a Tax Allocation pursuant to this Section 1.07, (i) subsequent adjustments to Purchase Price for U.S. federal income Tax purposes shall be allocated in a manner consistent with the Tax Allocation, (ii) Seller and Buyer each agree to report, and to cause their respective Affiliates to report, the federal, state and local income and other Tax consequences of the Contemplated Transactions, and in particular to report the information required by Section 1060(b) of the Code, and to jointly prepare Form 8594 (Asset Acquisition Statement under Section 1060) as promptly as possible following the Final Settlement Date, in a manner consistent with the Tax Allocation as revised to take into account subsequent adjustments to the Purchase Price for U.S. federal income Tax purposes, and (iii) Seller and Buyer shall not take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation, investigation or otherwise, unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or foreign law) or with the other Party’s or Parties’ prior written consent; but no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise or settle any Tax audit, claim or similar proceedings in connection with the Tax Allocation. The Parties to this Agreement will promptly inform one another of any challenge by any Governmental Body to any allocation made pursuant to this Section 1.07(b).
1.08    Withholding. Notwithstanding anything herein to the contrary, Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts required to be deducted and withheld from such Person with respect to the making of such payment under the Code or applicable Tax Law; provided, that except with respect to any withholding required as a result of Seller’s failure to comply with Section 1.04(a)(v), if Buyer determines that any amount is required to be deducted and withheld with respect to any amounts payable hereunder, Buyer shall provide Seller with written notice of its intent to deduct and withhold as soon as is reasonably practicable, and Buyer shall reasonably cooperate with Seller to eliminate or reduce the basis for such deduction or withholding (including by providing Seller with a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding). To the extent that amounts are so deducted or withheld and timely paid to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.
1.09    Seller’s Right to Cash Conversion.
(a)    Notwithstanding anything herein to the contrary, in the event that there is any Paydown Shortfall, then Seller may elect by written notice at least five (5) Business Day prior to Closing to (A) reduce the Stock Consideration by an amount of shares equal to an amount up to (but not exceeding) the Paydown Shortfall divided by the Paydown Adjustment Price, and (B) increase the Cash Purchase Price by an amount in cash equal to the Paydown Shortfall (clauses (A) and (B) collectively, the “Paydown Adjustment”), in which case (x) the Stock Consideration and Cash Purchase Price shall be deemed to be such amounts as adjusted pursuant to the Paydown Adjustment for all purposes under this Agreement, and (y) the Preliminary Settlement Statement shall be revised to reflect the Paydown Adjustment in all respects (including, for the avoidance of doubt, with respect to the Closing Cash Payment). The amount of any increase to the Cash Purchase Price under this Section 1.09 is referred to in this Agreement as the “Cash Increase.”

(b)    Notwithstanding the foregoing clause (a) or anything to the contrary in this Agreement or the BPP PSA, (i) to the extent there is any Paydown Shortfall and there is also any BPP Paydown Excess, to the extent that Seller makes an election under this Section 1.09 to make a Paydown Adjustment, the Parties will make a reduction to the BPP Cash Purchase Price that corresponds to the Cash Increase (a “BPP Cash Decrease”) and a corresponding increase to the BPP Stock Consideration and (ii) the Total Cash Increase shall not exceed an amount equal to Thirty Million Dollars ($30,000,000) less an amount equal to (x) the amount of shares of Parent Common Stock paid to the holders of Tag-Along rights that exercise such rights, multiplied by (y) the Paydown Adjustment Price.
(c)    Prior to Closing, upon request from Buyer, Seller shall promptly provide Buyer with supporting documentation reasonably necessary for Buyer to substantiate the Example Cash Need Calculation. Upon receipt of such supporting documentation, Buyer may submit to Seller in writing any objections or proposed changes to the Example Cash Need Calculation and Seller shall consider all such objections and proposed changes in good faith. If the Parties are unable to resolve any dispute with respect to the Example Cash Need Calculation, the Parties shall nevertheless proceed with the Closing using the Example Cash Need Calculation provided by Seller; provided that Buyer may dispute the Example Cash Need Calculation utilizing the procedures set forth in Section 1.05(e), applied mutatis mutandis
(d)    Notwithstanding the foregoing provisions of this Article I, to the extent that any holders of Tag-Along rights identified on Schedule 2.11 validly exercises its Tag-Along rights, then (i) the Stock Consideration shall be reduced by a number of shares equal to the aggregate number of shares issued to each such exercising holder, and (ii) the Cash Purchase Price shall be increased by the product equal to (x) the number of shares of the reduction under clause (i) multiplied by (y) the Reference Price as of the Execution Date.  For the avoidance of doubt, it is the intention of the Parties that the Consideration Mix of Seller and each such participating holder of Tag-Along rights is as equal as possible (after accounting for rounding of shares and the like).
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER
Subject to the disclaimers and waivers contained in and the other terms and conditions of this Agreement, Seller represents and warrants to the Buyer Parties as of the Execution Date and the Closing Date (except for the representations and warranties that refer to a specified date, which will be deemed made as of such date), the following:
2.01    Organization and Good Standing. Seller is a limited liability company, and is duly organized, validly existing and in good standing under the laws of the State of Texas and, where required, is duly qualified to do business and is in good standing in each jurisdiction in which the Assets are located, with full company power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

2.02    Authority; No Conflict.
(a)    The execution, delivery, and performance of this Agreement and the Contemplated Transactions have been duly and validly authorized by all necessary company action on the part of Seller, and at the Closing, all instruments executed and delivered by Seller at or in connection with the Closing (collectively, the “Seller Closing Documents”) shall have been duly and validly authorized by all necessary company action on the part of Seller. This Agreement has been duly executed and delivered by Seller and at the Closing, all Seller Closing Documents shall have been duly executed and delivered by Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law). Upon the execution and delivery by Seller of the Seller Closing Documents, such Seller Closing Documents shall constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).
(b)    Except as set forth in Schedule 2.02(b), and assuming the receipt of all Consents and the waiver of all Preferential Purchase Rights (in each case) applicable to the Contemplated Transactions, neither the execution and delivery of this Agreement and the Seller Closing Documents by Seller nor the consummation or performance of any of the Contemplated Transactions shall, directly or indirectly (with or without notice or lapse of time):
(i)    contravene, conflict with or result in a violation of any provision of the Organizational Documents of Seller;
(ii)    contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions, to terminate, accelerate or modify any terms of, or to exercise any remedy or obtain any relief under, any Contract or agreement or any Legal Requirement or Order to which Seller, the Acquired Interests or any of the Assets may be subject, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or
(iii)    result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets or the Acquired Interests, except for Permitted Encumbrances, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.03    Bankruptcy. There are no bankruptcy, reorganization, receivership, arrangement, insolvency or similar proceedings pending against or being contemplated by Seller or any of its Affiliates (including Saragosa) or, to Seller’s Knowledge, Threatened against Seller or any of its Affiliates (including Saragosa).
2.04    Taxes. All material Tax Returns required to be filed by Seller or Saragosa with respect to Asset Taxes or by Saragosa with respect to any other Taxes have been timely filed, and each such Tax Return is true, correct, and complete in all material respects. All material Asset Taxes required to be paid by Seller and Saragosa (whether or not shown on any Tax Return) have been timely paid. All material Taxes (other than Asset Taxes) required to be paid by Saragosa (whether or not shown on any Tax Return) have been timely paid. Each of Seller and Saragosa has made all material withholding or deposits required of Seller and Saragosa with respect to such Taxes. There are no Encumbrances for Taxes on the Assets or Saragosa Properties other than Permitted Encumbrances. There is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction by Seller regarding the assessment or collection of any material Asset Taxes or by Saragosa regarding the assessment or collection of any material Taxes. There are no administrative or judicial Proceedings by any taxing authority pending against Seller with respect to any Asset Taxes or Saragosa with respect to any Taxes. No asset described in clause (b) of the definition of “Saragosa Properties” or Asset is subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute (other than any such Tax Return of Saragosa, Seller, BPP, or any direct or indirect owner thereof). Saragosa is, and has been since formation, a partnership for U.S. federal income Tax purposes.
2.05    Legal Proceedings. Other than the matters described on Schedule 2.05, neither Seller nor Saragosa has been served with any Proceeding, and there is no pending or, to Seller’s Knowledge, Threatened Proceeding against Seller or any of its Affiliates (including Saragosa), in each case, that (a) relates to Seller’s ownership or operation of any of the Assets, to Seller’s ownership of the Acquired Interests, or Saragosa’s ownership or operation of the Saragosa Properties, or (b) challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions. Neither Seller nor Saragosa (as applicable) is subject to, or bound by, any material Order with respect to any Asset or Saragosa Property and, to Seller’s or Saragosa’s Knowledge (as applicable), no Asset or Saragosa Property is subject to, or bound by, any material Order.
2.06    Brokers. Neither Seller nor its Affiliates (including Saragosa) have incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees with respect to the Contemplated Transactions other than obligations (x) that are or will remain the sole responsibility of Seller and its Affiliates (including Saragosa) and (y) for which the Buyer Parties and their Affiliates shall not, directly or indirectly, have any responsibility, liability or expense.
2.07    Compliance with Legal Requirements. Except with respect to any representation and warranties regarding (a) Taxes, which are exclusively provided in Section 2.04, and (b) Environmental Laws, which are exclusively provided in Section 2.15, there is no material violation of any Legal Requirements (i) by Seller with respect to Seller’s ownership and operation of the Assets, (ii) by Seller with respect to the ownership of the Acquired Interests, or

(iii) by Saragosa with respect to its ownership and operation of the Saragosa Properties, in each case, except for any prior violations that have been fully and finally resolved. Neither Seller nor Saragosa has received any written notice from any Governmental Body alleging or investigating a material violation of any Legal Requirements (excluding any Legal Requirements with respect to Taxes and Environmental Laws) with respect to Seller’s ownership or operation of the Assets or Saragosa’s ownership or operation of the Saragosa Properties, as applicable.
2.08    Prepayments. Except for any Imbalances, neither Seller nor Saragosa has received payment under any Contract with respect to the Assets or the Saragosa Properties which requires delivery in the future to any Person of Hydrocarbons previously paid for and not yet delivered.
2.09    Imbalances. To Seller’s Knowledge, except as set forth in Schedule 2.09, there are no Imbalances with respect to Seller’s or Saragosa’s obligations relating to the Properties as of the Execution Date.
2.10    Material Contracts. Schedule 2.10 sets forth all Applicable Contracts with respect to Seller or Saragosa (as the case may be) of the type described below as of the Execution Date (collectively, the “Material Contracts”):
(a)    any such Applicable Contract that is a Hydrocarbon purchase and sale, storage, marketing, transportation, gathering, treating, processing, separation, compression, balancing, fractionation, disposal, handling or similar Applicable Contract that is not terminable without penalty or other payment on sixty (60) days’ or less notice;
(b)    any Applicable Contract evidencing Indebtedness for Borrowed Money;
(c)    any Applicable Contract guaranteeing any obligation of another Person or guaranteeing any Hedge Contract;
(d)    any Seismic Contract;
(e)    any Applicable Contract that can reasonably be expected to result in aggregate payments by, or revenues to, Seller or Saragosa (or after Closing, Buyer) of more than One Hundred Thousand Dollars ($100,000) during the current or any subsequent calendar year or more than Five Hundred Thousand Dollars ($500,000) in the aggregate over the term of such Applicable Contract (based on the terms thereof and contracted (or if none, current) quantities where applicable);
(f)    any Applicable Contract that is an indenture, mortgage, loan, credit agreement, sale-leaseback, guaranty of any obligation, bond, letter of credit or similar financial Applicable Contract;
(g)    any Applicable Contract that constitutes a partnership agreement, joint venture agreement, area of mutual interest agreement, joint development agreement, joint operating agreement, farmin or farmout agreement, exploration agreement, participation agreement or similar Applicable Contract providing for the purchase, exchange, farmin, or earning by Seller of any oil and gas lease or mineral rights or any Applicable Contract that contains any take or pay, advance payment, production payment or similar payment to delivery Hydrocarbons, or proceeds from the sale thereof, at some future time without receiving full payment therefor;
(h)    any Applicable Contract that (i) contains or constitutes and area of mutual interest agreement or (ii) constitutes a non-competition agreement pertaining to Seller or Saragosa or otherwise purports to restrict, limit or prohibit the manner in which, or the locations in which, Seller or Saragosa conducts business that will be binding on Buyer, the Assets or Saragosa after Closing;
(i)    any Applicable Contract that constitutes a lease under which Seller or Saragosa is the lessor or the lessee of real, immovable, personal or movable property which lease cannot be terminated by or on behalf of Seller or Saragosa without penalty or other payment upon sixty (60) days or less notice;
(j)    any Applicable Contract that contains a call on production, option to purchase, or similar rights with respect to Hydrocarbon production from the Assets;
(k)    any Applicable Contract that contains Tag-Along or drag-along rights, preferential rights or other similar rights held by a Third Party with respect to any Assets;
(l)    any Applicable Contract where the primary purpose thereof is or was to indemnify another Person that will be binding on Buyer, the Assets or Saragosa after Closing;
(m)    any Applicable Contract with any Affiliate of Seller (including Saragosa), including, for the avoidance of doubt, any Applicable Contract between Saragosa, on the one hand, and Seller or any Affiliate of Seller (other than Saragosa), on the other hand, that will be binding on the Assets or Saragosa after Closing or where Buyer will have any liability or responsibility for any costs or expenses;
(n)    any Applicable Contract to sell, lease, exchange, transfer or otherwise dispose of all or any part of the Assets (other than with respect to Hydrocarbons in the ordinary course) or the Saragosa Properties from and after the Effective Time, but excluding any rights of reassignment upon intent to abandon an Asset;
(o)    any Applicable Contract for salt or produced water transportation, gathering, processing, disposal or other similar agreements, or any water right or water source agreement, in each case, that is not terminable without penalty or other payment on sixty (60) days’ or less notice;
(p)    any Applicable Contracts for the purchase, sale, gathering, treating, compression, processing, marketing or trading, dehydrating, stabilizing, transportation or other similar services of Hydrocarbons;

(q)    any Applicable Contract that constitutes (i) a pipeline or facility operating agreement or (ii) a plant agreement or operational balancing agreement;
(r)    any Applicable Contract for the construction or use of a gathering, transportation, supply, recycling, disposal or other pipeline system, compressor station, pump station, treating facility, processing facility, water well, frac pond, water distribution pipeline, water supply system or other material asset;
(s)    any Applicable Contract that contains a minimum volume commitment or similar commitment; and
(t)    any Hedge Contracts or similar Applicable Contracts.
Each Material Contract is (x) a legal, valid, and binding obligation against Seller or Saragosa, as applicable, and, to Seller’s Knowledge, each other party thereto, and (y) in full force in accordance with its terms and enforceable against Seller or Saragosa, as applicable, and to Seller’s Knowledge, each other party thereto. Neither Seller nor Saragosa or, to Seller’s Knowledge, any other party is in default under any Material Contract, except as set forth in Schedule 2.10. Neither Seller nor Saragosa has received written notice from any counterparty to a Material Contract of any alleged material default under such Material Contract. No event has occurred that with notice or lapse of time or both would constitute a material default under any Material Contract by Seller or, to Seller’s Knowledge, any other Person who is a party to such Material Contract. No later than two (2) days prior to the Execution Date, Seller has made available to Buyer (including Material Contracts provided in electronic format or uploaded to the virtual data room pertaining to the Contemplated Transaction hosted by RBC Smartroom or Sharefile) true and complete copies of each Material Contract and all amendments thereto.
2.11    Consents and Preferential Purchase Rights. Except as set forth in Schedule 2.11, none of the Assets, the Saragosa Assets, the Acquired Interests or, in each case, any portion thereof is subject to any Preferential Purchase Rights, Consents, Tag-Along rights, drag-along rights or other similar rights that are required to be obtained by Seller or its Affiliates (including Saragosa) in connection with the Contemplated Transactions, except for Consents and approvals of Governmental Bodies that are customarily obtained after Closing.
2.12    Permits. Except as set forth in Schedule 2.12, (a) with respect to Assets or Saragosa Properties currently operated by Seller or any of its Affiliates (including Saragosa), Seller or its Affiliate (as applicable) has acquired all Permits from appropriate Governmental Bodies required to conduct operations as presently conducted on such Assets or Saragosa Properties, as applicable, in material compliance with all applicable Legal Requirements; (b) to Seller’s Knowledge, all such Permits are in full force and effect; (c) no Proceeding is pending or Threatened to suspend, revoke or terminate any such Permit or declare any such Permit invalid; and (d) Seller or Saragosa (as applicable) is in compliance in all material respects with all such Permits.
2.13    Non-Consent Operations. Except as set forth on Schedule 2.13, no operations are being conducted or have been conducted with respect to the Assets or Saragosa Properties as to which Seller or Saragosa, as applicable, has elected to be a non-consenting party under the terms of any Applicable Contract and with respect to which Seller or Saragosa has not yet recovered its full participation.
2.14    Current Commitments. Schedule 2.14 sets forth, (a) as of the Execution Date, all approved or proposed authorizations for expenditures and other approved capital commitments, individually equal to or greater than One Hundred Thousand Dollars ($100,000) (the “AFEs”), and (b) all drilling and completion obligations, in each case, relating to the Assets or the Saragosa Properties, in each case, solely to the extent there are any outstanding obligations in respect thereof as of the Effective Date.
2.15    Environmental Laws.
(a)    Except as disclosed on Schedule 2.15, (i) there are no Proceedings pending or Threatened in writing against Seller or any of its Affiliates (including Saragosa) with respect to the Assets or the Saragosa Properties alleging material violations of, or material liabilities under, Environmental Laws, (ii) neither Seller nor any of its Affiliates (including Saragosa) has received written notice from any Person of any alleged or actual material violation of or non-compliance with, or material liability under, any Environmental Law or the terms or conditions of any Permits required under Environmental Laws with respect to the Assets or the Saragosa Properties, or the ownership or operation of any thereof, the subject of which notice is unresolved, and (iii) none of the Assets (other than the Non-Operated Assets), Saragosa Properties, or, to Seller’s Knowledge, the Non-Operated Assets are subject to any material unfulfilled Orders, consent decrees, or agreements with any Governmental Body related to Environmental Laws.
(b)    Except as disclosed on Schedule 2.15, to Seller’s Knowledge, (i) Seller and its Affiliates (including Saragosa) are in compliance in all material respects with all Environmental Laws with respect to the Assets and the Saragosa Properties; and (ii) there have been no releases of Hazardous Materials on, from, under, or to the Assets or the Saragosa Properties in concentrations and under circumstances currently giving rise to any obligation for corrective or remedial action under Environmental Law for Seller and its Affiliates.
The representations and warranties in Section 2.15 are the sole and exclusive representations and warranties of Seller and its Affiliates (including Saragosa) with respect to environmental, health and safety matters, including matters arising under Environmental Laws or with respect to Hazardous Materials.
2.16    Suspense Funds. Except as disclosed on Schedule 2.16, as of the Execution Date, neither Seller nor Saragosa holds any Third Party funds in suspense with respect to production of Hydrocarbons from any of the Assets other than amounts less than the statutory minimum amount that Seller or Saragosa, as applicable, is permitted to accumulate under Legal Requirements prior to payment. Schedule 2.16 includes, to Seller’s Knowledge, (a) the amount and value of such Suspense Funds, (b) a reasonable description of the source of such Suspense Funds, (c) the reason such funds are being held in suspense, and (d) the name or names of the parties claiming such funds or to whom such funds are owed (which may include the estates of deceased individuals whose heirs or descendants are not Known to Seller).
2.17    Payout Balances. Schedule 2.17 contains a list of the status reflected in Seller’s most recent payout statements received as of the Execution Date, as of the date(s) set forth in such payout statements, with respect to the Assets, as applicable, of any “payout” balance for the Wells that are subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms).
2.18    Royalties and Working Interest Payments. Except (a) as set forth on Schedule 2.18 and (b) for the Suspense Funds, Seller or Saragosa, as applicable, has properly and timely paid, or caused to be paid, in all material respects, all royalties, overriding royalties, production payments, net profits interests and other similar burdens upon, measured by, or payable out of production and other interest owners’ revenues or proceeds attributable to sales of Hydrocarbons produced from or attributable to the Assets and Saragosa Properties in accordance with the applicable Leases and applicable Legal Requirements, in each case, to the extent and only to the extent related to periods in which Seller or Saragosa owned the Assets or the Saragosa Properties (as applicable) or was otherwise responsible for the payment of such burdens.
2.19    Plugging and Abandonment. Except as disclosed on Schedule 2.19, (a) Seller has not received any written notices or demands from Governmental Bodies or other Third Parties to plug and abandon any Well, (b) there is no Well with respect to which Seller is in violation of a Legal Requirement for failing to timely plug and abandon, (c) as of the Execution Date, there are no Wells that Seller (or to Seller’s Knowledge, any Third Party) is currently obligated (directly or indirectly as a Working Interest owner) by applicable Legal Requirement or Contract to plug or abandon or that are currently subject to exceptions to a requirement to plug or abandon issued by a Governmental Body, and (d) there are no Wells that have been plugged and abandoned by Seller (or to Seller’s Knowledge, any Third Party) other than in compliance in all material respects with Legal Requirements and all applicable requirements of each Governmental Body having jurisdiction over such Well; provided that the representations and warranties set forth in this Section 2.19 are qualified as to Seller’s Knowledge in the case of all Non-Operated Assets.
2.20    Casualty Losses. As of the Execution Date, there is no pending, and to Seller’s Knowledge, no Threatened taking (whether permanent, temporary, whole or partial) of any part of the Assets or Saragosa Properties by reason of eminent domain, condemnation, or the threat of condemnation; provided that the representations and warranties set forth in this Section 2.20 are qualified as to Seller’s Knowledge in the case of all Non-Operated Assets.
2.21    Insurance. Schedule 2.21 sets forth all insurance policies maintained by Seller, Saragosa, or any of their Affiliates with respect to the Assets or Saragosa Properties (including policies providing property, casualty, liability, and workers’ compensation coverage). Except as set forth in Schedule 2.21, (a) all such policies of insurance to which Seller, Saragosa, or any of their Affiliates are a party and which relate to the Assets or Saragosa Properties are valid, outstanding, and enforceable and (b) will continue in full force and effect immediately prior to the Closing.

2.22    Bonds, Letters of Credit, and Guaranties. Schedule 2.22 sets forth a correct and complete list of all bonds, supplemental bonds, Third Party indemnities, letters of credit, guaranties, and other credit support provided by or on behalf of Seller, Saragosa, or any of their Affiliates in support of the obligations of Seller, Saragosa, or any of their Affiliates that are required to be replaced by Buyer in connection with the Contemplated Transactions.
2.23    Wells. Except as disclosed on Schedule 2.23, no Well is subject to penalties on allowable production after the Effective Time because of any overproduction. Except as disclosed on Schedule 2.23, to Seller’s Knowledge, all producing Wells are, as of the Execution Date, in operational condition in accordance with past practice. Except as disclosed on Schedule 2.23, to Seller’s Knowledge, the Assets do not include any Wells for the disposal or injection of saltwater, brine, brackish water, formation, injected and produced water or other waste products. To Seller’s Knowledge, the Wells have been drilled and completed within the limits permitted by all applicable Leases and pooling or unit agreements or order. To Seller’s Knowledge, Schedule 2.23 sets forth all shut-in, temporarily abandoned or other inactive Wells located on the lands covered by the Properties or on lands with which the Properties may have been pooled, communitized or unitized. The representations and warranties set forth in this Section 2.23 are qualified as to Seller’s Knowledge in the case of all Non-Operated Assets.
2.24    Leases. Except as disclosed on Schedule 2.24, Seller has not, and, to Seller’s Knowledge, any Third Party operator of the Properties has not, received any written notice from any Party under a Lease alleging that Seller or the applicable Third Party operator is in breach or default of such lease in any material respect (which default has not been cured). To Seller’s Knowledge, no party to any Lease has Threatened to file any action to terminate, cancel, rescind or procure judicial reformation of any Lease.
2.25    No Transfer. Except as disclosed on Schedule 2.25 and subject to the Permitted Encumbrances, neither Seller nor Saragosa has intentionally transferred or sold any material portion of the Saragosa Properties, in each case, within the two-year time period prior to the Execution Date.
2.26    Personal Property. All Personal Property used or held for use in connection with the Assets or the Saragosa Properties has been maintained in working order and operating condition in all material respects and is adequate for the normal operation of the Assets or Saragosa Properties consistent with Seller’s or Saragosa’s practices as presently conducted (as applicable), ordinary wear and tear excepted; provided that the representations and warranties set forth in this Section 2.26 are qualified as to Seller’s Knowledge in the case of all Non-Operated Assets.
2.27    Conveyed Surface Fee Interests; Rights of Way. Except as disclosed on Schedule 2.27, (a) Seller holds defensible title, free and clear of all claims and liens (other than Permitted Encumbrances), to the Conveyed Surface Fee Interests; (b) each of the Rights of Way owned or held by Seller or its Affiliates is legal, valid, binding, enforceable and in full force and effect; (c) neither Seller nor any of its Affiliates is in material breach of, or in material default under, any such Rights of Way; (d) the Conveyed Surface Fee Interests and the Rights of Way are sufficient in all material respect for the ownership and operation of the Assets as presently conducted by Seller and its Affiliates; provided that the representations and warranties set forth in this Section 2.27 (x) shall not apply to Permits (which are addressed in Section 2.12) and (y) are qualified as to Seller’s Knowledge in the case of all Non-Operated Assets.
2.28    Hedges. There are no futures, options, swaps or other derivatives with respect to the sale of Hydrocarbons from the Assets or the Saragosa Properties that will be binding on the Assets or the Saragosa Properties, as applicable, after Closing or for which Buyer will have directly or indirectly, any responsibility, liability or expense.
2.29    Accredited Investor. Seller is (a) an experienced and knowledgeable investor, (b) able to bear the economic risks of the acquisition and ownership of the Parent Common Stock comprising the Stock Consideration, (c) capable of evaluating (and has evaluated) the merits and risks of investing in the Parent Common Stock comprising the Stock Consideration and its acquisition and ownership thereof, (d) an “accredited investor,” as such term is defined in Regulation D of the Securities Act and (e) is acquiring the Parent Common Stock comprising the Stock Consideration for its own account for investment and not with a view to, or for the sale or other disposition in connection with, any distribution or resale of all or any part thereof in violation of federal or state securities laws and the rules and regulations thereunder or any other applicable Legal Requirements.
2.30    Securities Risks. Seller understands and accepts that the acquisition of the Parent Common Stock comprising the Stock Consideration involves various risks and uncertainties, many of which are summarized in Parent’s filings with the SEC. Seller represents that it is able to bear any loss associated with an investment in the Parent Common Stock comprising the Stock Consideration.
2.31    Independent Evaluation of Investment. Subject to and without limiting any Buyer Party’s representations and warranties set forth in Article 4 and Seller’s rights and remedies with respect to breaches thereof, and in reliance upon such representations and warranties and Parent’s SEC filings, (a) with the assistance of Seller’s own professional advisors, to the extent that Seller has deemed appropriate, Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Parent Common Stock comprising the Stock Consideration, (b) Seller confirms that it is not relying on any communication (written or oral) of the Buyer Parties or any of their Affiliates, as investment or tax advice or as a recommendation to acquire the Parent Common Stock comprising the Stock Consideration, (c) it is understood that information and explanations related to the terms and condition of the securities provided in this Agreement or otherwise by the Buyer Parties or any of their Affiliates will not be considered investment or tax advice or a recommendation to acquire Parent’s securities, and that neither the Buyer Parties nor any of their Affiliates is acting or has acted as an advisor to Seller in deciding to invest in Parent’s securities, and (d) in accepting the Parent Common Stock comprising the Stock Consideration, Seller has made its own independent decision that an investment in the Parent Common Stock comprising the Stock Consideration is suitable and appropriate for Seller.
2.32    Buyer Information. Seller is familiar with the business and financial condition and operations of the Buyer Parties, including as described in Parent’s filings with the SEC.

Seller has had access to such information concerning Parent and the Parent Common Stock comprising the Stock Consideration and confirms it has been offered the opportunity to ask questions of the Buyer Parties and to receive answers thereto as it deems necessary to enable it to make an informed investment decision concerning the acquisition of the Parent Common Stock comprising the Stock Consideration.
2.33    No Review. Seller understands that no federal or state agency has passed upon the merits of an investment in the Parent Common Stock comprising the Stock Consideration or made any finding or determination concerning the fairness or advisability of such an investment.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES CONCERNING SARAGOSA
Seller represents and warrants to Buyer as of the Execution Date and the Closing Date, the following:
3.01    Organization and Good Standing. Each of Saragosa and its subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its formation and, where required, is duly qualified to do business and is in good standing in each jurisdiction in which the Saragosa Properties are located, with full corporate power and authority to conduct its business as it is now being conducted, and to own, operate or use the Saragosa Properties that it purports to own, operate or use, in each case, in all material respects.
3.02    No Conflict. Except as set forth in Schedule 3.02, and assuming the receipt of all Consents and the waiver of all Preferential Purchase Rights (in each case) applicable to the Contemplated Transactions, none of (a) the execution and delivery of this Agreement by the Parties, (b) the Seller Closing Documents, (c) any instruments executed and delivered by Saragosa at or in connection with the Closing or (d) the consummation or performance of any of the Contemplated Transactions shall, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Saragosa or its subsidiaries.
3.03    Organizational Documents. Seller has delivered to Buyer true and complete copies of the Organizational Documents of Saragosa and its subsidiaries, in each case as amended, as of the Execution Date. Seller is not in material default under any, or in material breach of any of the terms of, the Organizational Documents of Saragosa or its subsidiaries, and no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, has occurred that would become a material default or event of default by Seller under the Organizational Documents of Saragosa or its subsidiaries.
3.04    Capitalization; Title to Acquired Interests.
(a)    Schedule 3.04 sets forth the jurisdiction of formation of Saragosa, the percentage of Equity Interests of Saragosa’s outstanding Equity Interests owned by Seller (the “Acquired Interests”) and any Affiliate of Seller, and the name of each other Person owning any Equity Interest in Saragosa.

(b)    Schedule 3.04 sets forth the jurisdictions of formation of the subsidiaries of Saragosa, the percentage of Equity Interests of each subsidiaries’ outstanding Equity Interests owned by Saragosa and any Affiliate of Saragosa, and the name of each other Person owning any Equity Interest in each subsidiary.
(c)    The Acquired Interests have been duly authorized by Saragosa and are validly issued, fully paid (to the extent required by the Organizational Documents of Saragosa) and non-assessable (to the extent required by Chapter 101 of the Texas Business Organizations Code). Seller has and, as of the Closing Date, will have, good and marketable title to the Acquired Interests and upon delivery of the Acquired Interests pursuant to this Agreement, Buyer will acquire good and marketable title thereto and be the sole, lawful owner, beneficially and of record, of all of the Acquired Interests, free and clear of any Encumbrances (excluding (i) the restrictions imposed by this Agreement or the other transaction documents contemplated by this Agreement, (ii) restrictions on transfer under applicable state and federal securities laws and (iii) any Encumbrances created by or related to Buyer). Except as set forth in Schedule 3.04, there are no other Equity Interests in Saragosa reserved, issued or outstanding, and there are no preemptive or other outstanding rights, subscriptions, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements, commitments or rights of any kind relating to the issued or unissued share capital or other ownership interest in Saragosa or any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Saragosa and no securities evidencing such rights are authorized, issued or outstanding. Saragosa has no outstanding bonds, debentures, notes or other obligations which provide the holders thereof the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the Equity Interest owners of Saragosa on any matter. Except as set forth in Schedule 3.04, Saragosa does not hold any direct or indirect Equity Interests in any other Person and is not a participant in any joint venture, partnership, or similar arrangement.
3.05    Saragosa Business, Assets and Liabilities.
(a)    Saragosa does not own or hold title to any material assets or property other than the assets and property set forth on Schedule 3.05(a) (the “Saragosa Assets”).
(b)    Saragosa does not have any material undisclosed liabilities other than (i) liabilities set forth on Schedule 3.05(b) or as reflected on the consolidating notes to the Primexx Financial Statements (solely as applicable to Saragosa), and (ii) liabilities incurred in the ordinary course of business subsequent to June 30, 2021 that are (A) directly related to the ownership and/or operation of the Saragosa Assets or (B) incidental to its existence and status as a limited liability company under the laws of its jurisdiction of formation (and the maintenance of such limited liability company existence and status).

(c)    Saragosa does not have, and has never had, any employees or sponsored, contributed to or had any liability with respect to any employee benefit plan, as defined in Section 3(3) of ERISA.
(d)    Schedule 3.05(d) lists all bonds, letters of credit, guarantees and other credit support posted or entered into by Saragosa with Governmental Bodies or any other Person with respect to or in connection with the ownership of the Acquired Interests and that remains in effect. Except as disclosed on Schedule 3.05(d), Saragosa has not guaranteed any liability or obligation of any other Person.
(e)    Since June 30, 2021, except as contemplated by this Agreement or as set forth in Schedule 3.05(e), except for the prepayment of accounts payable by Saragosa, (i) the Saragosa Business has been conducted in the ordinary course, consistent with past practice, and (ii) Saragosa has not taken any action that would conflict with any of the items enumerated in Section 5.02 had such provision been in effect during such period.
(f)    Saragosa does not conduct, and has never conducted, any business other than the Saragosa Business.
3.06    Indebtedness. Except for any Indebtedness for Borrowed Money that will be fully and finally paid and released at or before Closing, Saragosa is not a party to any Contract or other agreement evidencing, and does not have any obligation with respect to, Indebtedness for Borrowed Money of Saragosa or any other Person.
3.07    Bank Accounts and Powers of Attorney. Set forth in Schedule 3.07 is an accurate and complete list showing (i) the name and address of each bank in which Saragosa has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto and (ii) the names of all Persons, if any, holding powers of attorney from Saragosa and a summary statement of the terms thereof. Buyer has been provided with copies of all agreements or other writings evidencing such powers of attorney.
3.08    Books and Records. The books of account, minute books, share record books and other Books and Records of Saragosa, whether in writing, electronic or machine-readable form (collectively, the “Saragosa Books”), are complete and correct in all material respects. The minute books of Saragosa made available to Buyer, prior to the Execution Date, contain true, correct and complete records of all meetings and accurately reflect all other action of the equity holders and governing body of Saragosa.
3.09    Projects. Exhibit A-8 describes the Midstream System as in existence as of the Execution Date. Schedule 3.09 sets forth (i) all material capital projects contemplated by Saragosa or its Affiliates to be completed in connection with the construction or development of the Midstream System, and (ii) all material capital projects that have been approved by Saragosa or its Affiliates as of the Execution Date.

3.10    Midstream Assets.
(a)    Saragosa owns and has Defensible Midstream Title to the Midstream System and the Midstream System Interests. Except as set forth on Schedule 3.11, to Seller’s Knowledge, no part of the Midstream System is located on lands that are not either (i) subject to the Midstream System Interests permitting the Midstream System to be located on such lands covered by the Midstream System Interests, or (ii) covered by a property interest included in the Assets the use of which by the Midstream System is authorized.
(b)    Except as set forth on Schedule 3.10(b), the assets and properties of Saragosa (including the Midstream System) constitute, in all material respects, all assets, properties, rights, privileges and interests of whatever kind or nature, real or personal or mixed, tangible or intangible, used or necessary to conduct the operations and business conducted by Saragosa as of the Execution Date in a manner consistent with past practices and customs of Saragosa.
(c)    Schedule 3.10(c) sets forth all material Midstream System Interests that are owned in fee by Saragosa as of the date hereof (the “Saragosa Owned Real Property”).
(d)    There is no pending, or to Seller’s Knowledge, contemplated, condemnation or eminent domain proceeding with respect to any of the Saragosa Owned Real Property, the Midstream System, or the Midstream System Interests.
3.11    Midstream System Interests. To Seller’s Knowledge, each Midstream System Interest (excluding Saragosa Owned Real Property) owned or held by Saragosa that is material to the ownership and operation of the Midstream System is in full force and effect in accordance with its terms and neither Saragosa, and to Seller's Knowledge, no other party to any of the Midstream System Interests is in material breach or default under any such Midstream System Interest. To Seller’s Knowledge, no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default by Saragosa, or permit the revocation, termination or material modification by Saragosa of, or could reasonably be expected to result in any material impairment of the rights of Saragosa in, such Midstream System Interest that is material to the ownership and operation of the Midstream System.
3.12    Regulatory Status. Saragosa does not have a tariff on file with FERC under either the Natural Gas Act of 1938, as amended, or the Interstate Commerce Act of 1887, as amended. Except as set forth on Schedule 3.12, Saragosa has not operated as a common carrier or acquired rights or interests via eminent domain or under the threat of eminent domain.
3.13    Capacity. To Seller’s Knowledge, subsequent to June 30, 2021, but prior to the date hereof, there have been no material adverse changes in the volumes of natural gas, produced water, and/or fresh water gathered, processed, treated, compressed, pumped, blended, stored, terminalled, transported, supplied, recycled, or disposed of, as applicable, by the Midstream System.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES
Subject to the disclaimers and waivers contained in and the other terms and conditions of this Agreement, Buyer, with respect to itself only, and Parent, with respect to itself only, as applicable, represent and warrant to Seller as of the Execution Date and the Closing Date (except for the representations and warranties that refer to a specified date, which will be deemed made as of such date), the following:
4.01    Organization and Good Standing. Buyer is a Delaware corporation and is duly organized, validly existing and in good standing under the laws of the State of Delaware and, where required, is duly qualified to do business and is in good standing in each jurisdiction in which the Assets are located. Parent is a Delaware corporation and duly organized, validly existing, and in good standing under the laws of the State of Delaware and, where required, is duly qualified to do business and is in good standing in each jurisdiction in which the Assets are located.
4.02    Authority; No Conflict.
(a)    The execution, delivery, and performance of this Agreement and the Contemplated Transactions have been duly and validly authorized by all necessary company action on the part of Buyer and Parent, and at the Closing, all instruments executed and delivered by the Buyer or Parent at or in connection with the Closing (collectively, the “Buyer Parties’ Closing Documents”) shall have been duly and validly authorized by all necessary company action on the part of the applicable Buyer Party thereto. This Agreement has been duly executed and delivered by Buyer and Parent and at the Closing, all Buyer Parties’ Closing Documents shall have been duly executed and delivered by the applicable Buyer Party thereto. This Agreement constitutes the legal, valid and binding obligation of the Buyer and Parent, enforceable against Buyer and Parent, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law). Upon the execution and delivery by the Buyer and Parent, as applicable, of the Buyer Parties’ Closing Documents, such Buyer Parties’ Closing Documents shall constitute the legal, valid and binding obligations of the applicable Buyer Party thereto, enforceable against such Buyer Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).
(b)    Neither the execution and delivery of this Agreement and the Buyer Parties’ Closing Documents by Buyer or Parent, as applicable, nor the consummation or performance of any of the Contemplated Transactions by Buyer shall, directly or indirectly, (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such Buyer Party, or (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to terminate, accelerate or modify any terms of, or to exercise any remedy or obtain any relief under, any agreement or any Legal Requirement or Order to which Buyer may be subject, except as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.
(c)    Except for (i) any filings that have been made, or will be made, pursuant to the rules and regulations of the NYSE in order to cause the shares of Parent Common Stock to be listed thereon, and (ii) any post-Closing filings pursuant to the Registration Rights Agreement or applicable federal and state securities laws which the applicable Buyer Party undertakes to file or obtain within the applicable time period, in each case to the extent required, Buyer is not and shall not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
4.03    Certain Proceedings. There is no Proceeding pending against Buyer or Parent that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer’s Knowledge, no such Proceeding has been Threatened.
4.04    Parent Common Stock. The shares of Parent Common Stock to be delivered as the Stock Consideration (as adjusted) have been duly authorized by Parent and are validly issued, fully paid and non-assessable. Buyer has and, as of the Closing Date, will have, good and marketable title to the Stock Consideration and upon delivery of the Stock Consideration as provided in this Agreement, Seller will acquire good and marketable title thereto, free and clear of any Encumbrances (excluding (a) the restrictions imposed by this Agreement or the other transaction documents contemplated by this Agreement, (b) restrictions on transfer under applicable state and federal securities laws and (c) any Encumbrances created by or related to Seller). In addition, all actions required to be taken by Parent to contribute the Stock Consideration to Buyer have been taken (or shall have been taken by or before the Closing). There are not, and as of the Closing Date, will not be, any preemptive or other rights to subscribe for or purchase the shares of Parent Common Stock to be delivered as the Stock Consideration.
4.05    Capitalization.
(a)    As of the Execution Date, the authorized capital stock of Parent consist solely of (i) 78,750,000 shares of Parent Common Stock, of which 46,290,613 shares of common stock are issued and outstanding as of August 2, 2021, and (ii) 2,500,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding.
(b)    Except as contemplated by this Agreement, as disclosed in the Parent SEC Documents and for equity awards made pursuant to plans described in the Parent SEC Documents, as of the Execution Date, there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate Parent to issue or sell any equity interests of Parent or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in Parent, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
(c)    As of the Execution Date, Parent does not have any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in Parent on any matter.
4.06    SEC Documents; Financial Statements. Parent has timely filed or furnished all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be so filed or furnished by it with the SEC since January 1, 2021 (collectively, the “Parent SEC Documents”). The Parent SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Parent Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished Parent SEC Document filed or furnished prior to the Execution Date) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (iii) in the case of the Parent Financial Statements, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iv) in the case of the Parent Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and subject, in the case of interim financial statements, to normal year-end adjustments, and (v) in the case of the Parent Financial Statements, fairly present in all material respects the consolidated financial condition, results of operations, and cash flows of Buyer as of the dates and for the periods indicated therein.
4.07    Internal Controls; Listing Exchange.
(a)    Parent maintains and has maintained effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s management has completed an assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2020, and such assessment concluded that such controls were effective.
(b)    Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports it files or submits to the SEC under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure.
(c)    Except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, since January 1, 2020, (i) none of Parent or any subsidiary of Parent nor, to the knowledge of Parent, any director, officer, employee, auditor, accountant or Representative of Parent or any subsidiary of Parent, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of Parent or any subsidiary of Parent or any concerns from employees of Parent or any subsidiary of Parent regarding questionable accounting or auditing matters with respect to Parent or any subsidiary of Parent.
(d)    There has been no failure on the part of Parent or, to Parent’s knowledge, any of Parent’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(e)    The Parent Common Stock is listed on the NYSE, and Buyer has not received any notice of delisting. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other Governmental Body, or of the NYSE, preventing or suspending trading in any securities of Buyer has been issued, and no proceedings for such purpose are, to Buyer’s Knowledge, pending, contemplated or threatened.
4.08    Knowledgeable Investor. Buyer is (a) an experienced and knowledgeable investor, (b) able to bear the economic risks of the acquisition and ownership of the Assets and Saragosa, (c) capable of evaluating (and has evaluated) the merits and risks of investing in the oil and gas properties and its acquisition and ownership thereof, (d) an “accredited investor,” as such term is defined in Regulation D of the Securities Act and (e) is acquiring the Assets and the Acquired Interest(s) for its own account for investment and not with a view to, or for the sale or other disposition in connection with, any distribution or resale of all or any part thereof in violation of federal or state securities laws and the rules and regulations thereunder or any other applicable Legal Requirements.
4.09    Qualification. Each Buyer Party is an “accredited investor,” as such term is defined in Regulation D of the Securities Act. Buyer is, or as of the Closing will be, qualified under applicable Legal Requirements to hold leases, rights-of-way and other rights issued or controlled by (or on behalf of) any applicable Governmental Body and will be qualified under applicable Legal Requirements to own and/or operate the Assets and any Saragosa Properties that will be operated by Buyer after the Closing. Buyer has, or as of the Closing will have, posted such bonds as may be required for the ownership or, where applicable, operatorship by Buyer of the Assets and any Saragosa Properties that will be operated by Buyer or its Affiliates after the Closing. To Buyer’s Knowledge, no fact or condition exists with respect to Buyer, the

Assets, the Acquired Interests, or the Saragosa Properties which may cause any Governmental Body to withhold its approval of the Contemplated Transactions.
4.10    Form S-3. Parent is eligible to register the resale of the Parent Common Stock comprising the Stock Consideration for resale by Seller under Form S-3 promulgated under the Securities Act.
4.11    Investment Company. None of Buyer, Parent or their respective subsidiaries is now, and after the issuance and sale of the Stock Consideration will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.12    Brokers. None of Buyer, Parent or any of their Affiliates have incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees with respect to the Contemplated Transactions other than obligations that are or will remain the sole responsibility of the Buyer Parties and their Affiliates and for which Seller and its Affiliates shall not, directly or indirectly, have any responsibility, liability or expense.
4.13    Financial Ability. At the Closing, Buyer will have sufficient cash, available lines of credit, or other sources of immediately available funds to enable it to deliver the amounts due at the Closing and to fulfill its obligations under this Agreement.
4.14    Securities Laws. The solicitation of offers and the sale of the Assets and the Acquired Interests by Seller have not been registered under any securities laws. At no time have the Buyer Parties been presented with or solicited by or through any public promotion or any form of advertising in connection with the Contemplated Transactions.
4.15    Due Diligence. Without limiting or impairing any representation, warranty, covenant or agreement of Seller contained in this Agreement and the Seller Closing Documents, or the Buyer Parties’ rights to rely thereon: (a) Buyer and its Representatives have (i) been permitted access to all materials relating to the Assets, the Acquired Interests and the Saragosa Properties, (ii) been afforded the opportunity to ask all questions of Seller (or Seller’s Representatives) concerning the Assets, the Acquired Interests and the Saragosa Properties, (iii) been afforded the opportunity to investigate the condition of the Assets and the Saragosa Properties and (iv) had the opportunity to take such other actions and make such other independent investigations as Buyer deems necessary to evaluate the Assets, the Acquired Interests and the Saragosa Properties and understand the merits and risks of an investment therein and to verify the truth, accuracy and completeness of the materials, documents and other information provided or made available to Buyer (whether by Seller or otherwise) and (b) BUYER WAIVES ANY CLAIMS ARISING OUT OF ANY MATERIALS, DOCUMENTS OR OTHER INFORMATION PROVIDED OR MADE AVAILABLE TO BUYER (WHETHER BY SELLER OR OTHERWISE), WHETHER UNDER THIS AGREEMENT, AT COMMON LAW, BY STATUTE OR OTHERWISE; PROVIDED, THAT NEITHER THE FOREGOING WAIVER, NOR ANYTHING IN THIS SECTION 4.15, SECTION 4.16 BELOW, OR ANY OTHER PROVISION OF THIS AGREEMENT, SHALL (i) LIMIT, RESTRICT, OR OTHERWISE AFFECT BUYER’S RIGHT TO

RAISE TITLE OR ENVIRONMENTAL DEFECTS IN ACCORDANCE WITH THE TERMS OF ARTICLE 11 OF THIS AGREEMENT OR (ii) RELIEVE SELLER FROM ANY LIABILITY FOR FRAUD.
4.16    Basis of Buyer’s Decision. By reason of Buyer’s knowledge and experience in the evaluation, acquisition and operation of oil and gas properties, Buyer has evaluated the merits and the risks of purchasing the Assets and the Acquired Interests from Seller and has formed an opinion based solely on Buyer’s knowledge and experience, Buyer’s due diligence, and Seller’s representations, warranties, covenants and agreements contained in this Agreement and the Seller Closing Documents, and not on any other representations or warranties by Seller. Buyer has not relied and shall not rely on any statements by Seller or its Representatives (other than those representations, warranties, covenants and agreements of Seller contained in this Agreement and the Seller Closing Documents) in making its decision to enter into this Agreement or to close the Contemplated Transactions. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER GOVERNMENTAL BODY HAS PASSED UPON THE ASSETS OR THE ACQUIRED INTERESTS OR MADE ANY FINDING OR DETERMINATION AS TO THE FAIRNESS OF AN INVESTMENT IN THE ASSETS OR THE ACQUIRED INTERESTS OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURES MADE TO BUYER, AND, EXCEPT AS SET FORTH IN ARTICLE 9, BUYER IS NOT ENTITLED TO CANCEL, TERMINATE OR REVOKE THIS AGREEMENT, WHETHER DUE TO THE INABILITY OF BUYER TO OBTAIN FINANCING OR PAY THE PURCHASE PRICE, OR OTHERWISE.
4.17    Business Use, Bargaining Position. Buyer is purchasing the Assets and the Acquired Interests for commercial or business use. Buyer has sufficient knowledge and experience in financial and business matters that enables it to evaluate the merits and the risks of transactions such as the Contemplated Transactions, and Buyer is not in a significantly disparate bargaining position with Seller. Buyer expressly acknowledges and recognizes that the price for which Seller has agreed to sell the Assets and the Acquired Interests and perform its obligations under the terms of this Agreement has been predicated upon the inapplicability of the Texas Deceptive Trade Practices - Consumer Protection Act, V.C.T.A. Bus & Comm Ann. § 17.41 et seq. (the “DTPA”), to the extent applicable, or any similar Legal Requirement, and the waiver of the DTPA, and any similar Legal Requirement, by Buyer contained in Section 13.04. BUYER FURTHER RECOGNIZES THAT SELLER, IN DETERMINING TO PROCEED WITH ENTERING INTO THIS AGREEMENT, HAS EXPRESSLY RELIED ON THE PROVISIONS OF THIS ARTICLE 4.
4.18    Bankruptcy. There are no bankruptcy, reorganization, receivership, arrangement, insolvency or similar proceedings pending against or being contemplated by Buyer or any of its Affiliates or, to Buyer’s Knowledge, Threatened against Buyer or any of its Affiliates.

ARTICLE 5
COVENANTS OF SELLER
5.01    Access and Investigation.
(a)    Between the Execution Date and the Closing Date, (i) to the extent doing so would not violate applicable Legal Requirements or Seller’s or Saragosa’s obligations to any Third Party, Seller shall, upon not less than forty-eight (48) hours’ prior notice, afford Buyer and its Representatives (A) access during Seller’s regular hours of business to the Assets, the Saragosa Properties, the Excluded Assets (solely to the extent necessary to diligence or otherwise access the Assets) and Seller’s personnel that are knowledgeable about the Assets and the Saragosa Properties, and (B) access and the right to copy or electronic copies of the Records (or originals thereof) and any other information reasonably requested by Buyer or its Representatives with respect to the Assets or Saragosa Properties (provided that to the extent Seller is not able to afford such access without violating Seller’s obligations to any Third Party, Seller shall use Commercially Reasonable Efforts to obtain the Consent of such Third Party to provide Buyer such access); and (ii) upon Buyer’s request, Seller shall use Commercially Reasonable Efforts to obtain the Consent of Third Party operators to give Buyer and its Representatives reasonable access to, and similar information with respect to, the Non-Operated Assets (provided that Seller shall not be required to make payments or undertake obligations in favor any Third Parties in order to obtain such Consent); PROVIDED THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE ASSIGNMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY, AND EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, AS TO THE ACCURACY OR COMPLETENESS OF THE DOCUMENTS, INFORMATION, BOOKS, RECORDS, FILES AND OTHER DATA THAT IT MAY PROVIDE OR DISCLOSE TO BUYER.
(b)    Notwithstanding the provisions of Section 5.01(a), (i) Buyer’s investigation shall be conducted in a manner that minimizes interference with the operation of the business of Seller, the Saragosa Business and the business of any applicable Third Parties, (ii) Buyer’s right of access shall not entitle Buyer to operate equipment or conduct testing or sampling with respect to any Asset or Saragosa Property, including any subsurface or invasive testing or sampling, and (iii) Buyer’s environmental review or assessment, including any environmental review or assessment pursuant to Article 11, shall not exceed the review contemplated by a Phase I Environmental Site Assessment of the Assets or the Saragosa Assets without Seller’s prior written permission, which may be withheld in Seller’s sole discretion. If following the conduct of the Phase I Environmental Site Assessment, the Phase I Environmental Site Assessment recommends any sampling, boring, drilling or other invasive investigation activities on or with respect to any of the Assets or Saragosa Properties to determine the existence or magnitude of an Environmental Defect, Buyer shall advise Seller in writing and furnish to Seller for its review a proposed scope of such sampling, boring, drilling or other invasive investigation activities that are reasonably necessary to make such determination, including a reasonable description of such activity and a description of the approximate locations of any sampling to be conducted. Following the receipt and prompt review of such proposal by Seller (but in no event later than two (2) Business Days after Seller’s receipt thereof), Seller shall elect, in its sole discretion, to permit or refuse to permit the conduct of any such activities by Buyer; provided, however, that if Seller refuses to permit the conduct of such activities, then the Assets or the Saragosa Properties with respect to which Buyer requested permission to conduct such activities may, at Buyer’s sole option, be excluded from the Assets to be conveyed to Buyer at Closing (which shall be deemed to be Excluded Assets) and the Purchase Price shall be adjusted downward by the Allocated Values thereof.
(c)    Buyer shall abide by Seller’s safety rules, regulations and operating policies while conducting its due diligence evaluation of the Assets and Saragosa Properties, including any environmental or other inspection or assessment of the Properties, in each case, while conducting Buyer’s assessment on such Assets or Saragosa Properties in accordance with this Section 5.01, and shall maintain insurance in the types and amounts standard for the environmental inspection; provided that such rules, regulations and operating policies are made available to Buyer in advance of Buyer’s due diligence evaluation.
(d)    Buyer acknowledges that, pursuant to its right of access to the Assets, the Records and the Saragosa Properties, Buyer will become privy to confidential and other information of Seller and Seller’s Affiliate and the Assets and Saragosa Properties and that such confidential information shall be held confidential by Buyer and Buyer’s Representatives in accordance with the terms of the Confidentiality Agreement. If the Closing should occur, the foregoing confidentiality restriction on Buyer, including the Confidentiality Agreement, shall terminate (except as to the Excluded Assets); provided that such termination of the Confidentiality Agreement shall not relieve any party thereto from any liability thereunder for the breach of such agreement prior to the Execution Date.
5.02    Operation of the Assets and the Saragosa Properties. Except (v) as set forth on Schedule 5.02, (w) the operations contemplated in the Specified AFEs, (x) as required by applicable Legal Requirements, (y) for the operations covered by the AFEs described on Schedule 2.14 (but, if the applicable Asset or Saragosa Property is operated by Seller or any of its Affiliates, limited only to the amount expressly included on such AFEs) or (z) as consented to in writing by Buyer (which consent with respect to clauses (c), (e), and (i), shall not be unreasonably withheld, conditioned or delayed), between the Execution Date and the Closing, Seller shall, and shall cause Saragosa to, operate its business with respect to its ownership and operation of the Assets and the Saragosa Properties in the ordinary course consistent with Seller’s recent practices. Without limiting the generality of the preceding sentence, between the Execution Date and Closing, Seller shall, and shall cause Saragosa to:
(a)    not transfer, sell, hypothecate, encumber, farmout or otherwise dispose of any of the Assets, Acquired Interests or the Saragosa Properties except for sales of Hydrocarbons, equipment and inventory in the ordinary course of business consistent with Seller’s recent practices;

(b)    not abandon any Asset or Saragosa Property (except the abandonment or expiration of Leases in accordance with their terms, including with respect to leases not capable of producing in paying quantities after the expiration of their primary terms or for failure to pay delay rentals or shut-in royalties or similar types of lease maintenance payments, which shall, in each case, be at Seller’s sole discretion);
(c)    maintain all Permits, approvals, bonds and guaranties affecting the Assets and the Saragosa Properties in full force and effect, including making all filings that Seller or Saragosa (as applicable) are required to make under any applicable Legal Requirement with respect to the Assets and the Saragosa Properties;
(d)    not commence, propose or agree to participate in any single operation or series of related operations with respect to the Assets or the Saragosa Properties, in each case, with an anticipated cost in excess of One Hundred Thousand Dollars ($100,000);
(e)    not execute, terminate, cancel, extend or materially amend, modify or waive any material right under, any Material Contract, Lease or Right of Way, other than the execution or extension of any Contract for the sale, exchange, transportation, gathering, treating or processing of Hydrocarbons terminable without penalty on sixty (60) days’ or shorter notice;
(f)    not amend the Organizational Documents of Saragosa;
(g)    not (i) issue, sell, dispose or, split, combine, subdivide or reclassify any of the Acquired Interests; (ii) issue any options, warrants, calls, rights, convertible securities or other agreements or commitments to sell any issued or unissued Equity Interests of Saragosa; (iii) redeem or repurchase any of the Equity Interests of Saragosa, including the Acquired Interests, or any outstanding options, warrants or rights of any kind to acquire any Equity Interests of Saragosa, including the Acquired Interests, or any outstanding securities that are convertible or exchangeable for any Equity Interests of Saragosa, including the Acquired Interests; or (iv) declare, set aside or pay any dividend or other distribution, other than in cash, in respect of the Acquired Interests;
(h)    not enter into any contract that, if entered into on or prior to the Execution Date, would have constituted a Material Contract under this Agreement;
(i)    use Commercially Reasonable Efforts to maintain in full force and effect all Leases that are presently producing in paying quantities;
(j)    provide Buyer with written notice of any claim or investigation by any Third Party (including Governmental Bodies) Threatened against Seller or Saragosa after Seller or Saragosa receives written notice thereof, in each case that materially affects, or could reasonably likely affect, the Assets or the Saragosa Properties;
(k)    not waive, release, assign, settle or compromise any claim of Damages that would be an Assumed Liability after the Closing or that is an Asset or Saragosa Property;

(l)    consent to, and participate in, any operation proposed with respect to any Asset or Saragosa Property that would result in such Asset or Saragosa Property becoming subject to a penalty or forfeiture as a result of any election not to so participate; provided, however, that, if consenting to or participating in such operation would result in a breach of Section 5.02(d), and Seller has provided Buyer with notice of such operation and Buyer has not provided Seller with notice to proceed with such operation, Seller shall not be required to consent to, or participate in such operation under this Section 5.02(l);
(m)    with respect to the Assets and the Saragosa Properties, as applicable, not (i) make or change any material Tax election, (ii) file any material amended Tax Return, (iii) enter into any closing agreement with respect to a material amount of Taxes, (iv) settle any Tax claim or assessment with respect to a material amount of Taxes, (v) surrender any right to claim a refund of a material amount of Taxes, or (vi) adopt or change any material Tax accounting method, in each case, to the extent such action would have a material and adverse impact on Buyer for any tax period (or portion thereof) beginning after the Closing Date;
(n)    with respect to Saragosa, not (i) incur, assume or guarantee any Indebtedness for Borrowed Money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof or (ii) issue any securities convertible or exchangeable for debt securities of the Company;
(o)    with respect to Saragosa, not acquire any material assets or properties, except for inventory and/or capital expenditures in the ordinary course of business consistent with past practices;
(p)    with respect to Saragosa, not pay, loan or advance any amount to any of its Affiliates;
(q)    with respect to Saragosa, not enter into any agreement or arrangement with Seller or any Affiliate;
(r)    with respect to Saragosa, not make any loan, advance or capital contribution to, or investment in, any Person;
(s)    with respect to Saragosa, not hire any employees;
(t)    with respect to Saragosa, not engage in any new business outside of the Saragosa Business;
(u)    with respect to Saragosa, approve a new budget;
(v)    not make any material change in the conduct of its businesses and operations or the Saragosa Business; and
(w)    not enter into any agreement with respect to any of the foregoing.

Buyer acknowledges that Seller and Saragosa own undivided interests in certain of the properties comprising the Assets and the Saragosa Properties, respectively, and Buyer agrees that the acts or omissions of other interest owners who are not Seller, Saragosa, or an Affiliate of either shall not constitute a Breach of the provisions of this Section 5.02, nor shall any action required by a vote of working interest owners constitute such a Breach, so long as Seller or its Affiliates (including, prior to Closing, Saragosa) has voted its interest in a manner that complies with the provisions of this Section 5.02. Further, no action or inaction of any Third Party operator with respect to any Asset or the Saragosa Properties shall constitute a Breach of this Section 5.02 to the extent Seller uses Commercially Reasonable Efforts to cause such Third Party operator to operate such applicable Asset or Saragosa Property in a manner consistent with this Section 5.02. Seller may seek Buyer’s approval to perform any action that would otherwise be restricted by this Section 5.02 (which approval of any such action described in clauses (c), (e), and (i), shall not be unreasonably withheld, conditioned or delayed), and shall be considered granted ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Seller’s notice) after delivery of notice from Seller to Buyer requesting such consent unless Buyer notifies Seller to the contrary during such ten (10)-day period. Notwithstanding the foregoing provisions of this Section 5.02, in the event of an emergency, Seller may take (and may cause Saragosa to take) such action as a reasonably prudent owner or operator would take and shall notify Buyer of such action promptly thereafter, but in no event later than twenty-four (24) hours after the onset of such emergency. Any matter approved (or deemed approved) by Buyer pursuant to this Section 5.02 that would otherwise constitute a Breach of one of Seller’s representations and warranties in Article 2 or Article 3 shall be deemed to be an exclusion from all representations and warranties for which it is relevant.
5.03    Insurance. Seller shall, and shall cause Saragosa to, maintain in force during the period from the Execution Date until the Closing, all of Seller’s and Saragosa’s insurance policies pertaining to the Assets and the Saragosa Properties in the amounts and with the coverages currently maintained by Seller and Saragosa, as applicable. The daily pro-rated annual premiums for insurance that accrue after the Effective Time in respect of the Assets and the Saragosa Properties and that are attributable to the insurance coverage for the period after the Effective Time until the Closing shall constitute Property Costs.
5.04    Amendment to Schedules. Until the fifth (5th) Business Day before Closing, Seller shall have the right (but not the obligation) in good faith to supplement or amend the Schedules relating to the representations and warranties set forth in Article 2 and Article 3 with respect to any matters occurring subsequent to the Execution Date that, if existing on the Execution Date, would have been required to be set forth or described in such Schedules. Except to the extent such updates by Seller are a direct result of actions taken with Buyer’s consent pursuant to Section 5.02, prior to Closing, any such supplement or amendment shall not be considered and shall be disregarded for all purposes under this Agreement; provided, however, that if the information contained in any supplement or amendment thereto would result in the failure of any of the conditions set forth in Section 7.01 to be satisfied at Closing, and Buyer nevertheless elects to waive such failure and proceed with Closing, and Closing occurs, then (a) Buyer shall be deemed to have waived only the matters disclosed pursuant to any such supplements and amendments which gave rise to Buyer’s right not to close the Contemplated

Transactions, (b) such matters and the supplements and amendments in respect thereof shall be incorporated into Seller’s disclosure Schedules for all purposes as though they had been included in such disclosure Schedules on the Execution Date, and (c) no Buyer Party shall be entitled to make a claim thereon under this Agreement or otherwise with respect to such matters.
5.05    Successor Operator. While Buyer acknowledges that it desires to succeed Seller (or its Affiliates) as operator of those Assets or portions thereof that Seller (or its Affiliates) may presently operate, Buyer acknowledges and agrees that Seller cannot and does not covenant or warrant that Buyer shall become successor operator of such Assets or Saragosa Properties because such Assets or Saragosa Properties (or portions thereof) may be subject to operating or other agreements that control the appointment of a successor operator. Seller agrees, however, that (a) within ten (10) Business Days after Closing, Seller shall send notices to co-owners of the Assets or Saragosa Properties that Seller or its Affiliates operate indicating that Seller or its applicable Affiliate is resigning as operator, and recommending that Buyer be elected successor operator, and (b) as to the Assets or Saragosa Properties that Seller or its Affiliates operate, Seller shall use (or if applicable, cause its Affiliates to use) Commercially Reasonable Efforts to support Buyer’s efforts to become successor operator thereof such Assets or Saragosa Properties (to the extent permitted under any applicable operating agreement) effective as of the Closing (at Buyer’s sole cost and expense) and to designate or appoint Buyer as successor operator of such Assets or Saragosa Properties, to the extent legally possible and permitted under any applicable operating agreement or similar agreement, effective as of Closing.
5.06    Excluded Saragosa Properties. If Buyer elects to exclude any Saragosa Properties from the Contemplated Transactions pursuant to Section 5.01(b), then prior to Closing, Seller shall cause Saragosa to assign such excluded Saragosa Property to one of Seller’s designated wholly owned subsidiaries.
5.07    Consent and Waivers. Subject to Seller’s obligations under Section 11.02 and 11.03, as applicable, Seller shall use Commercially Reasonable Efforts to obtain, prior to the Closing, all Consents and written waivers of all Preferential Purchase Rights and Tag-Along rights; provided that if Seller is unable to obtain all such Consents and such waivers of Preferential Purchase Rights and Tag-Along rights after using such Commercially Reasonable Efforts, such failure to satisfy shall not constitute a breach of this Agreement. Buyer shall cooperate with Seller in seeking to obtain such Consents and waivers of Preferential Purchase Rights and Tag-Along rights.
5.08    Cooperation Regarding Financial Information.
(a)    During the period beginning on the Execution Date and ending on the date that is one (1) year after the Closing Date (the “Cooperation Period”), Seller shall reasonably cooperate with the Buyer Parties and their Representatives, at the Buyer Parties’ sole cost and expense, during normal business hours, in connection with the preparation by Parent of any statements, forms, schedules, reports or other documents filed or furnished with the SEC or any other Governmental Bodies as are required of Parent (or its potential successors) under applicable Legal Requirements, which involve or otherwise incorporate the Assets or the Acquired Interests and provide such assistance as is reasonably requested by the Buyer Parties in connection with any arrangement, marketing, syndication and consummation of any financing that may be arranged by the Buyer Parties to the extent deemed necessary or advisable by the Buyer Parties in connection with the Contemplated Transactions (“Financings”), including, without limitation:
(i)    assisting with (and providing information for) the preparation of materials for offering prospectuses, bank information memoranda, marketing materials, rating agency presentations and similar documents in each case to the extent required in connection with the Financings, and using reasonable best efforts to identify any information contained therein that would constitute material, non-public information with respect to Seller for purposes of applicable securities laws; and
(ii)    participating in a reasonable number of due diligence sessions, and otherwise use Commercially Reasonable Efforts to facilitate direct contact between senior management (with appropriate seniority and expertise) and representatives (including, for the avoidance of doubt, accountants) of Seller, on the one hand, and any prospective investors or lenders involved in the Financings, on the other hand.
(b)    Seller acknowledges that Parent and/or its Affiliates or potential successors may be required to prepare audited and interim financial statements relating to the Assets and the Acquired Interests pursuant to the Securities Act, and the rules and regulations promulgated thereunder (including the rules and regulations set forth in Regulation S-X) or as may be needed to satisfy applicable disclosure requirements thereunder. Seller shall prepare and deliver, at the Buyer Parties’ sole cost and expense, (i) audited financial statements of the Assets and the Acquired Interests at and for the fiscal years ended December 31, 2019 and December 31, 2020, and (ii) unaudited financial statements of the Assets and the Acquired Interests at and for the periods ending on September 30, 2020 and September 30, 2021, and deliver such financial statements to the Buyer Parties as soon as reasonably practicable. The Buyer Parties shall be responsible for all third-party costs and expenses incurred in the preparation of any such financial statements whether incurred by the Buyer Parties or Seller (or any of its Affiliates). During the Cooperation Period, Seller shall provide the Buyer Parties and their Representatives reasonable access during normal business hours to such historic financial statements, records (to the extent such information is available), and personnel of Seller and its subsidiaries’ accounting firms as the Buyer Parties may reasonably request to enable the Buyer Parties and their Representatives to confirm the accuracy of any such financial statements.
(c)    During the Cooperation Period, Seller shall cause the personnel of Seller and its subsidiaries and shall request its independent auditors, reserve engineers and other applicable consultants or service providers, to reasonably cooperate with the Buyer Parties and their Representatives in the interpretation, preparation, and disclosure of any such financial statements or reserve information in accordance with this Section 5.08. Notwithstanding anything to the contrary, such assistance shall not include any actions that Seller reasonably believes would result in a violation of any material agreement or any confidentiality arrangement or the loss of any legal or other applicable privilege. During the Cooperation Period and for two (2) years thereafter (the “Comfort Period”), Seller shall request its independent auditors and reserve engineers to, at the Buyer Parties’ sole cost and expense, (i) provide customary “comfort letters,” reports, letters and consents, including issuing any customary representation letters in connection therewith to each such auditor or reserve engineer, to any underwriter or purchaser in a securities offering by Parent or its Affiliates and consent to the inclusion or incorporation by reference of its audit opinion or report with respect to any audited financial statements or reserve information, as applicable, (ii) consent to be named an expert in any offering memorandum, private placement memorandum or prospectus used by Parent or its Affiliates or any filing by Parent with the SEC, and (iii) provide access to the Buyer Parties and their Representatives to the work papers of Seller’s independent auditors and reserve engineers, all in accordance with this Section 5.08. All of the information provided by Seller and its Affiliates pursuant to this Section 5.08 is given without any representation or warranty, express or implied, and neither Seller nor any of its Affiliates or its or their respective accountants shall have any liability or responsibility with respect thereto. The Buyer Parties shall promptly reimburse Seller for all reasonable third-party costs and expenses incurred by Seller and its Affiliates in compliance with this Section 5.08.
(d)    Seller shall have no liability for breach of this Section 5.08 to the extent that, prior to or during the Cooperation Period or the Comfort Period, employees necessary for the activities described in this Section 5.08 leave of their own accord and are not hired by Buyer pursuant to the terms of this Agreement.
5.09    Lock Up. Seller hereby agrees that, without the prior written consent of Parent and except as set forth below, it will not during the period commencing on the Closing Date and ending on the date that is sixty (60) days after the of the Closing Date (the “Lock Up Period”) (a) offer, pledge, gift, donate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Parent Common Stock comprising the Stock Consideration, or (b) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock comprising the Stock Consideration, whether any such transaction is to be settled by delivery of shares of the Parent Common Stock or such other securities, in cash or otherwise ((a) and (b) being hereinafter collectively referred to as the “Lock Up”). Seller hereby authorizes Parent during the relevant Lock Up Period to cause any transfer agent for the Parent Common Stock comprising the Stock Consideration to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Parent Common Stock comprising the Stock Consideration subject to the Lock Up for which the Seller is the record holder and, in the case of the Parent Common Stock comprising the Stock Consideration for which the Seller is the beneficial but not the record holder, agrees during the Lock Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Parent Common Stock comprising the Stock Consideration subject to the Lock Up, if such transfer would constitute a violation or breach of this Agreement. Upon the expiration or waiver of the Lock Up Period, without any further action by Seller, Parent shall use Commercially Reasonable Efforts to cause the transfer agent for the Parent Common Stock to remove any restrictive legends or other stop transfer restrictions on the Parent Common Stock comprising the Stock Consideration.
5.10    Exclusivity. From and after the Execution Date until the earlier to occur of the Closing or the termination of this Agreement in accordance with Article 9 (the “Exclusivity Period”), except as expressly permitted by Section 5.02, Seller shall not, and shall cause its Affiliates (including Saragosa), Controlling equity holders, and its and their respective Representatives not to, directly or indirectly, (a) solicit, initiate, knowingly encourage, or cooperate with (including, but not limited to, by way of furnishing nonpublic information or assistance) an Alternative Transaction or the making of any proposal or offer that constitutes, or may reasonably lead to, an Alternative Transaction; (b) propose, enter into, or continue discussions or negotiations with any Third Party in furtherance of any Alternative Transaction or any inquiries with respect to an Alternative Transaction; or (c) authorize, recommend, propose, agree to, or enter into (i) any Alternative Transaction or (ii) any confidentiality agreement, term sheet, letter of intent, purchase agreement, or any other agreement, arrangement, or understanding with respect to an Alternative Transaction (clauses (a), (b), and (c), collectively, the “Restricted Activities”). In addition, Seller shall, and shall cause its Affiliates (including Saragosa), Controlling equity holders, and its and their respective Representatives to, immediately cease any existing discussions or negotiations with any Third Party conducted before the Execution Date with respect to any Alternative Transaction. Seller represents and warrants that neither it nor any of its Affiliates (including Saragosa), Controlling equity holders, or its or their respective Representatives are party to or bound by any written or oral understanding or agreement regarding any Alternative Transaction (other than customary confidentiality agreements), and upon execution of this Agreement, Seller and each of its Affiliates (including Saragosa), Controlling equity holders, or its or their respective Representatives have terminated all discussions with Third Parties regarding any Alternative Transaction. Additionally, Seller shall notify Buyer as soon as reasonably practicable, including by email, if any proposal or offer relating to a possible Alternative Transaction, or any inquiry or contact with any Third Party with respect thereto, is made, and will provide a general description of such proposal. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, nothing herein shall restrict Seller or its Affiliates (including Saragosa), Controlling equity holders, or its or their respective Representatives from (x) disclosing that none of Seller, its Affiliates (including Saragosa), Controlling equity holders, or its or their respective Representatives are permitted during the Exclusivity Period to have discussions or otherwise engage in the Restricted Activities or (y) continuing to permit access to information made available prior to the date hereof in an electronic data room.
5.11    Intercompany Arrangements. All intercompany and intracompany accounts or contracts between Saragosa, on the one hand, and Seller and its Affiliates (other than Saragosa), on the other hand, shall be cancelled without any consideration or further liability to any Party and without the need for any further documentation, immediately prior to the Closing.

5.12    Resignations. Seller will deliver at the Closing the resignation of all of the officers and directors of Saragosa, effective as of the Closing, except for such officers and directors that Buyer specifies in writing to Seller prior to the Closing Date.
5.13    Transfer of Saragosa Permits. Prior to the Closing, Seller shall duly and validly transfer (or cause to be transferred) to Saragosa without any consideration all Permits that are held in the name of Seller or any of its Affiliates (other than Saragosa) on behalf of Saragosa.
5.14    Transfer of Affiliate Contracts and Surface Rights. Prior to the Closing, Seller shall cause its Affiliates (other than Saragosa) to assign to Seller all (a) Permits, licenses, allowances, water rights, registrations, consents, orders, approvals, variances, authorizations, servitudes, easements, rights-of-way, surface leases, other surface interests and surface rights to the extent appurtenant to or used or held for use in connection with the ownership, operation, production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or produced water from the Properties, any of the Assets, or the Saragosa Properties that are held by or in the name of such Affiliates, and (b) any other Contract that is held by or in the name of such Affiliates that, if Seller or Saragosa was a party to such Contract, would have been required to be disclosed on Schedule 2.10. If either Party discovers, within one (1) year after Closing, any of such items that should have been assigned, but was not assigned, Seller shall cause the Affiliate holding such item to promptly assign such item to Buyer.
5.15    Agreement to Vote in Favor of Exchange.
(a)    Subject to Section 5.15(e), Seller irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of Parent called to present the Exchange for a vote of the stockholders (whether or not an adjourned or postponed meeting) (each, a “Shareholder Vote”), however called, (x) appear at such meeting or otherwise cause any shares of Parent Common Stock Beneficially Owned by Seller to be counted as present thereat for purpose of establishing a quorum and (y) with respect to any meeting at which a vote of the Parent’s stockholders is requested, vote, or cause to be voted at such meeting, all shares of Parent Common Stock Beneficially Owned by Seller or any of its Affiliates (including by proxy or written consent, if applicable):
(i)    in favor of the Exchange and in favor of any other matter presented or proposed that is related to the Exchange;
(ii)    against any other proposal, transaction, agreement or other action inconsistent with or made in opposition to approval of the Exchange; and
(iii)    in favor of any proposal to adjourn or postpone such stockholder meeting to a later date if there are not sufficient votes to approve the Exchange.
(b)    Subject to Section 5.15(e), Seller hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee of Parent (determined in the Parent’s sole discretion) as its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Seller, to vote or cause to be voted (including by proxy or written consent, if applicable) its shares of Parent Common Stock to approve the Exchange at any such meeting of Parent’s stockholders. Seller further affirms that the irrevocable proxy set forth in this Section 5.15(b) is coupled with an interest and is intended to be irrevocable.
(c)    Subject to Section 5.15(e), Seller agrees not to take, and shall cause its Affiliates and representatives not to take, any other action that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect the transactions contemplated by this Section 5.15. Any attempt to vote, consent or dissent with respect to (or otherwise to utilize the voting power of), the shares of Parent Common Stock Beneficially Owned by Seller or its Affiliates in contravention of this Section 5.15 shall be null and void ab initio.
(d)    Subject to Section 5.15(e), Seller agrees not to sell, assign or otherwise transfer the Parent Common Stock Beneficially Owned by Seller between the record date for each Shareholder Vote and the date(s) of the stockholders meeting at which each Shareholder Vote is obtained unless the transferee agrees in a written instrument with Parent and Seller to be bound by the terms of this Section 5.15.
(e)    Notwithstanding the foregoing or anything in this Agreement to the contrary, Seller shall have no obligations or liabilities pursuant to any of the covenants and agreements set forth in Sections 5.15(a) through (d) if, as of the date of any such required action or inaction set forth therein, there has been any material amendment or change to, or waiver by Parent of, any of the terms and conditions set forth in the Exchange Agreement.
ARTICLE 6
OTHER COVENANTS
6.01    Conduct of Buyer Parties.
Except (w) as required by applicable Legal Requirements, (x) as required in connection to the transactions contemplated by the BPP PSA, (y) as required in connection to the exercise of any applicable Tag-Along rights by the holders thereto pursuant to the Contemplated Transactions or the transactions contemplated by the BPP PSA, and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Seller, between the Execution Date and the Closing, the Buyer Parties shall not (and shall not permit any of their respective subsidiaries to):
(a)    (i) repurchase, redeem or otherwise acquire any equity securities of Parent for less than fair market value or (ii) declare, set aside or pay any dividend or other distribution payable in cash, equity securities, property, rights or otherwise with respect to any equity securities of Parent (other than regularly quarterly cash distributions with respect to the Parent Common Stock which are set forth on Schedule 6.01(a));
(b)    issue, sell, pledge, dispose of, or encumber any Parent Common Stock or other equity securities of Parent, other than (i) the issuance of shares of Parent Common Stock upon the exercise of any Parent equity awards outstanding on the date of this Agreement or granted after the date of this Agreement in the ordinary course of business consistent with past practice, in each case, in accordance with their terms, (ii) the issuance of shares of Parent Common Stock in connection with or upon the exercise of any Parent equity awards granted after the date of this Agreement in the ordinary course of business consistent with past practice, (iii) sales or issuances of Parent Common Stock or securities convertible into Parent Common Stock in an amount exceeding 20% of the issued and outstanding shares of Parent Common Stock (in the case of convertible securities, on an as-converted basis) as of the date of this Agreement or (iv) issuance of equity securities by Parent’s wholly-owned direct or indirect subsidiaries to Buyer or another of its wholly-owned subsidiaries;
(c)    adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization or otherwise effect any transaction whereby by any Person or group acquires more than a majority of the outstanding equity interests of Parent, Buyer or any of their respective subsidiaries;
(d)    take any action that is intended or that would reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Contemplated Transactions; or
(e)    agree or commit to do any of the foregoing.
6.02    Notification and Cure. Between the Execution Date and the Closing Date, Buyer Parties shall promptly notify Seller in writing and Seller shall promptly notify Buyer Parties in writing if Seller or any Buyer Party, as applicable, obtains Knowledge of any Breach, in any material respect, of the other Party’s representations and warranties or covenants as of the Execution Date, or of an occurrence after the Execution Date that would cause or constitute a Breach, in any material respect, of any such representation and warranty or covenant had such representation and warranty or covenants been made as of the time of occurrence or discovery of such fact or condition; provided that a Party’s failure to provide notice to the other Party pursuant to this Section 6.02 shall not constitute a waiver of such Party’s rights and remedies under this Agreement. If any of Buyer Parties’ or Seller’s representations or warranties are untrue or shall become untrue in any material respect between the Execution Date and the Closing Date, or if any of Buyer Parties’ or Seller’s covenants or agreements to be performed or observed prior to or on the Closing Date shall not have been so performed or observed in any material respect, and if such breach of representation, warranty, covenant or agreement shall (if curable) be cured without any liability, loss, cost or expense to the other Party by the Closing (or, if the Closing does not occur, by the date set forth in Section 9.01(d)), then such breach shall be considered not to have occurred for all purposes of this Agreement.
6.03    Replacement of Insurance, Bonds, Letters of Credit and Guaranties.
(a)    The Parties understand that none of the insurance currently maintained by Seller or Seller’s Affiliates covering the Assets or the Saragosa Properties, nor any of the bonds, letters of credit or guaranties, if any, posted by Seller or Seller’s Affiliates with

Governmental Bodies or co-owners and relating to the Assets or the Saragosa Properties will be transferred to Buyer. On or before the Closing Date, Buyer (with reasonable cooperation from Seller) shall obtain, or cause to obtained in Buyer’s name, and deliver to Seller evidence of, replacements for the bonds, letters of credit and guaranties listed in Schedule 2.22; provided that, for the avoidance of doubt, Buyer is not agreeing that such bonds, letters of credit and guaranties will be returned to Seller or otherwise cancelled, or that Seller will be released from Damages thereunder, on or prior to Closing. To the extent any Person does not release Seller (or, if applicable, any Property or Saragosa Property) from any such bond, letter of credit or guaranty, then from and after Closing, Buyer shall reasonably cooperate (at no cost to Buyer) with Seller’s efforts to cause the cancellation and release of such bond, letter of credit or guaranty.
(b)    Promptly (but in no event later than forty-five (45) days) after Closing, Buyer shall, at its sole cost and expense, make all filings with Governmental Bodies as may be necessary to assign and transfer the Assets and title thereto and to comply with applicable Legal Requirements, and Seller shall reasonably assist Buyer with such filings. Buyer shall indemnify, defend, and hold harmless Seller Group from and against any and all Damages arising out of Buyer’s holding of such title or operatorship of the Assets after the Closing and prior to the securing of any necessary Consents and approvals of the Contemplated Transactions from Governmental Bodies.
6.04    Governmental Reviews. Except for the HSR Act (which is addressed in Section 6.05), Seller and Buyer shall (and shall cause their respective Affiliates to), in a timely manner, make all required filings (if any) with, prepare applications to, and conduct negotiations with Governmental Bodies as required to consummate the Contemplated Transactions. Each Party shall, to the extent permitted pursuant to applicable Legal Requirements, cooperate with and use Commercially Reasonable Efforts to assist the other with respect to such filings, applications, and negotiations. The Buyer Parties, on the one hand, and Seller, on the other hand, shall each bear one-half of the cost of all filing or application fees payable to any Governmental Body with respect to the Contemplated Transactions, regardless of whether Buyer, Seller, or any Affiliate of any of them is required to make the payment.
6.05    HSR Act. If applicable, within five (5) Business Days following the execution by Buyer and Seller of this Agreement, Buyer and Seller will each prepare and simultaneously file with the DOJ and the FTC the notification and report form required by the HSR Act for the Contemplated Transactions and request early termination of the waiting period thereunder. Buyer and Seller agree to respond promptly to any inquiries or requests for information or documentary material from the DOJ or the FTC concerning such filings and to comply in all material respects with the filing requirements of the HSR Act. Buyer and Seller shall cooperate with each other and, subject to the terms of the Confidentiality Agreement, shall promptly furnish all information to the other Party that is necessary in connection with Buyer’s and Seller’s compliance with the HSR Act. Buyer and Seller shall keep each other fully advised with respect to any requests from or communications with the DOJ or FTC concerning such filings and shall consult with each other with respect to all responses thereto. Each of Seller and Buyer shall use its Commercially Reasonable Efforts to take all actions reasonably necessary and appropriate in connection with any HSR Act filing to satisfy the conditions to the Closing and consummate the Contemplated Transactions as promptly as practicable and in any event not later than the Outside Date, provided, however, that nothing in this Agreement shall require Buyer or Seller to propose, negotiate, effect or agree to, the sale, divestiture, license or other disposition of any assets or businesses of Buyer or Seller (including the Assets and Acquired Interests) or otherwise take any action that limits the freedom of action with respect to, or its ability to retain or operate any of the businesses of the Buyer or Seller or the Assets or Acquired Interests. The Buyer Parties, on the one hand, and the Seller, on the other hand, shall each pay one-half of the HSR Act filing fees associated with the Contemplated Transactions. Notwithstanding any provision of this Section 6.05, no Party shall be required to provide the other Party with information regarding the value of the transaction or subject to the attorney client privilege, work product doctrine or other similar privilege absent entering into a mutually acceptable joint defense agreement.
6.06    Tag-Along Provisions. Subject to Buyer’s agreement, in each case not to be unreasonably withheld, conditioned or delayed, (a) that the consideration allocated by Seller to each of such rights was done in accordance with the terms and conditions of such rights, and (b) to the form and substance of the offer (which shall be in writing) to be extended to the holder of each of such rights to exercise its right, Buyer agrees to comply with the terms and conditions of any Tag-Along rights identified on Schedule 2.11.
6.07    Transition Services Agreement. If Buyer desires for Seller to provide transition services, Buyer must notify Seller in writing on or before 5:00 p.m. Central Time on August 17, 2021, and include in such election the scope of (a) the services desired and (b) the general skills and experience believed necessary of Seller’s personnel necessary to perform such services. Following such notification, Buyer and Seller shall use Commercially Reasonable Efforts to negotiate prior to Closing, and following such negotiation, execute at Closing, a Transition Services Agreement on mutually agreeable terms and conditions.
6.08    Exhibits and Schedules. Notwithstanding anything to the contrary in this Agreement, the Parties agree that the Exhibits and Schedules attached to the email with the subject line “Final Exhibits and Schedules” sent by Kirkland & Ellis LLP to Gibson, Dunn & Crutcher LLP on August 3, 2021 (and confirmed by reply email with the subject line “Confirmation - Final Exhibits and Schedule” sent by Gibson, Dunn & Crutcher LLP to Kirkland & Ellis LLP on August 3, 2021 constitute the Exhibits and Schedules to this Agreement (the “Final Exhibit and Schedule Files”). No later than one (1) Business Day following the Execution Date, the Parties shall (a) convert the Final Exhibit and Schedule Files into .PDF format and (b) append the converted Exhibits and Schedules to this Agreement.
ARTICLE 7
CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE
Buyer’s obligation to purchase the Assets and the Acquired Interests and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.01    Accuracy of Representations. All of (a) Seller’s Fundamental Representations shall be true and correct in all respects as of the Execution Date, and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date; and (b) Seller’s representations and warranties (other than the Fundamental Representations) set forth in Article 2 and Article 3 of this Agreement, shall be true and correct in all respects as of the Execution Date, and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (other than any such representation and warranty that refers to a specified date, which need only be true and correct in all respects on and as of such specified date), except, in the case of clause (b), for those Breaches, if any, of such representations and warranties that in the aggregate would not have a Material Adverse Effect.
7.02    Seller’s Performance. Seller shall not be in material breach of any covenant or agreement contained in this Agreement that Seller was required to perform or comply with prior to Closing.
7.03    No Orders. On the Closing Date, there shall be no Order remaining in force of any Governmental Body having appropriate jurisdiction that restrains, enjoins or otherwise prohibits the consummation of the Contemplated Transactions, or that grants material Damages in connection therewith.
7.04    Necessary Consents and Approvals. All Consents and approvals from Governmental Bodies required for the Contemplated Transactions, except Consents and approvals of assignments by Governmental Bodies that are customarily obtained after closing, shall have been granted, or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted.
7.05    HSR Act. Any waiting period applicable to the consummation of the Contemplated Transactions under the terms of this Agreement under the HSR Act shall have expired or been terminated.
7.06    Impairments. The sum of (without duplication of any amounts) (i) the Aggregate Title Defect Values for all Title Defects exceeding the De Minimis Title Defect Cost (without taking into account the Aggregate Defect Deductible, but taking into account any offset for Title Benefit Values pursuant to Section 11.09), plus (ii) the Aggregate Environmental Defect Values for all Environmental Defects exceeding the De Minimis Environmental Defect Cost (without taking into account the Aggregate Defect Deductible), plus (iii) the aggregate downward Purchase Price adjustments under Section 11.02, plus (iv) the aggregate downward Purchase Price adjustments under Section 11.03, plus (v) the aggregate downward Purchase Price adjustments under Section 11.16, plus (vi) the aggregate of all Allocated Values of the Assets excluded from the Contemplated Transactions at Closing pursuant to Section 5.01(b) and Section 11.13, is equal to or less than fifteen percent (15%) of the unadjusted Purchase Price.
7.07    Other Agreements. All conditions precedent to consummating the transactions contemplated by the BPP PSA shall have been satisfied or waived by the applicable party pursuant to such agreements.

7.08    Closing Deliverables. Seller shall have delivered (or be ready, willing and able to deliver at the Closing) to Buyer the documents and other items required to be delivered by Seller under Section 1.04(a).
ARTICLE 8
CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE
Seller’s obligation to sell the Assets and the Acquired Interests and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):
8.01    Accuracy of Representations. All of Buyer Parties’ representations and warranties in Article 4 of this Agreement must have been true and correct in all material respects (or, with respect to representations and warranties qualified by materiality or Buyer Material Adverse Effect, true and correct in all respects) as of the Execution Date, and must be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality or Buyer Material Adverse Effect, true and correct in all respects) as of the Closing Date as if made on the Closing Date, other than any such representation and warranty that refers to a specified date, which need only be true and correct in all material respects (or, if qualified by materiality or Buyer Material Adverse Effect, true and correct in all respects) on and as of such specified date.
8.02    Buyer Parties’ Performance. No Buyer Party shall be in material breach of any covenant or agreement contained in this Agreement that a Buyer Party required to perform or comply with prior to Closing.
8.03    No Orders. On the Closing Date, there shall be no Order remaining in force of any Governmental Body having appropriate jurisdiction that restrains, enjoins or otherwise prohibits the consummation of the Contemplated Transactions, or that grants material damages in connection therewith.
8.04    Necessary Consents and Approvals. All Consents and approvals from Governmental Bodies required for the Contemplated Transactions, except Consents and approvals of assignments by Governmental Bodies that are customarily obtained after closing, shall have been granted, or the necessary waiting period shall have expired or early termination of the waiting period shall have been granted.
8.05    HSR Act. Any waiting period applicable to the consummation of the Contemplated Transactions under the terms of this Agreement under the HSR Act shall have expired or been terminated.
8.06    Credit Support. Buyer shall have obtained all bonds, letters of credit and/or guaranties required to be obtained prior to Closing under Section 6.03.
8.07    Listing. Parent has made the required notice filing with the NYSE related to the issuance of the Parent Common Stock comprising the Stock Consideration.

8.08    Impairments. The sum of (without duplication of any amounts) (i) the Aggregate Title Defect Values for all Title Defects exceeding the De Minimis Title Defect Cost (without taking into account the Aggregate Defect Deductible, but taking into account any offset for Title Benefit Values pursuant to Section 11.09), plus (ii) the Aggregate Environmental Defect Values for all Environmental Defects exceeding the De Minimis Environmental Defect Cost (without taking into account the Aggregate Defect Deductible), plus (iii) the aggregate downward Purchase Price adjustments under Section 11.02, plus (iv) the aggregate downward Purchase Price adjustments under Section 11.03, plus (v) the aggregate downward Purchase Price adjustments under Section 11.16, plus (vi) the aggregate of all Allocated Values of the Assets excluded from the Contemplated Transactions at Closing pursuant to Section 5.01(b) and Section 11.13, is equal to or less than fifteen percent (15%) of the unadjusted Purchase Price.
8.09    Other Agreements. All conditions precedent to consummating the transactions contemplated by the BPP PSA shall have been satisfied or waived by the applicable party pursuant to such agreements.
8.10    Closing Deliverables. Buyer Parties shall have delivered (or be ready, willing and able to deliver at the Closing) to Seller the documents and other items required to be delivered by Buyer Parties under Section 1.04(b).
8.11    No Buyer MAE. Since the date of this Agreement, there has been no Buyer Material Adverse Effect.
ARTICLE 9
TERMINATION
9.01    Termination Events. This Agreement may, by written notice given prior to or at the Closing, be terminated:
(a)    by mutual written consent of Seller and Buyer;
(b)    by Buyer, if Seller has committed a material Breach of this Agreement and such Breach causes any of the conditions to Closing set forth in Article 7 not to be satisfied on or at any time after the Scheduled Closing Date (or, if prior to the Scheduled Closing Date, such Breach is of such a magnitude or effect that it will not be possible for such condition to be satisfied); provided, however, that in the case of a Breach that is capable of being cured, Seller shall have a period of twenty (20) Business Days following receipt of such notice to attempt to cure the Breach and the termination under this Section 9.01(b) shall not become effective unless Seller fails to cure such Breach prior to the end of such twenty (20) Business Day period; provided, further, if (i) Seller’s conditions to Closing have been satisfied or waived in full, (ii) Buyer is not in material Breach of the terms of this Agreement and (iii) all of Buyer’s conditions to Closing have been satisfied or waived, then the refusal or willful delay by Seller to timely close the Contemplated Transactions shall constitute a material Breach of this Agreement;
(c)    by Seller, if Buyer has committed a material Breach of this Agreement and such Breach causes any of the conditions to Closing set forth in Article 8 not to be satisfied on or at any time after the Scheduled Closing Date (or, if prior to the Scheduled Closing Date, such Breach is of such a magnitude or effect that it will not be possible for such condition to be satisfied); provided, however, that in the case of a Breach that is capable of being cured, Buyer shall have a period of twenty (20) Business Days following receipt of such notice to attempt to cure the Breach and the termination under this Section 9.01(c) shall not become effective unless Buyer fails to cure such Breach prior to the end of such twenty (20) Business Day period; provided, further, if (i) Buyer’s conditions to Closing have been satisfied or waived in full, (ii) Seller is not in material Breach of the terms of this Agreement and (iii) all of Seller’s conditions to Closing have been satisfied or waived, then the refusal or willful delay by Buyer to timely close the Contemplated Transactions shall constitute a material Breach of this Agreement;
(d)    by either Seller or Buyer, if the Closing has not occurred on or before the date that is thirty (30) days after the Scheduled Closing Date (the “Outside Date”), or such later date as the Parties may agree upon in writing; provided that such failure does not result, individually or in the aggregate, from the terminating Party’s material Breach of this Agreement;
(e)    by either Seller or Buyer, if (i) any Legal Requirement has made the consummation of the Contemplated Transactions illegal or otherwise prohibited, or (ii) a Governmental Body has issued an Order, or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions, and such Order, decree, ruling or other action has become final and nonappealable;
(f)    by either Seller or Buyer, upon written notice to the other Party, if the Closing does not occur on the Scheduled Closing Date as a result of the conditions to Closing set forth in Section 7.06 and Section 8.08 not being satisfied as of such date;
(g)    by either Seller or Buyer, if the BPP PSA is terminated prior to Closing; or
(h)    by Seller, if the Deposit Amount is not funded to the escrow account established pursuant to the Deposit Escrow Agreement within one (1) Business Day after the Execution Date in accordance with Section 1.02(b).
9.02    Effect of Termination; Distribution of the Deposit Amount.
(a)    If this Agreement is terminated pursuant to Section 9.01, all further obligations of the Parties under this Agreement shall terminate and this Agreement shall become void and of no further force or effect; provided that the following provisions shall survive the termination: Sections 9.02, 10.03(c), 10.06, 10.07, 10.10, 10.11, 10.12, Article 13 (other than Section 13.01), Appendix I and any such terms as set forth in this Agreement that are necessary to give context to any of the foregoing surviving Sections.

(b)    Notwithstanding anything to the contrary in Section 9.02(a):
(i)    If Seller has the right to terminate this Agreement (A) pursuant to Section 9.01(c) or (B) pursuant to Section 9.01(d), if at such time Seller could have terminated this Agreement pursuant to Section 9.01(c) (without regard to any cure periods contemplated therein), then, in either case, Seller shall have the right, at its sole discretion, as the sole and exclusive remedies of Seller Group against any member of Buyer Group to either (1) enforce specific performance by Buyer of this Agreement, without posting any bond or the necessity of proving the inadequacy as a remedy of monetary damages, in which event the Deposit Amount will be applied as called for in this Agreement, or, (2) if Seller does not seek or successfully enforce specific performance, terminate this Agreement and receive the Deposit Amount as liquidated damages. If Seller elects to terminate this Agreement pursuant to this Section 9.02(b)(i), (x) the Parties shall, within two (2) Business Days of Seller’s election, execute and deliver (or cause to be delivered) to the Escrow Agent a joint instruction letter directing the Escrow Agent to release the Deposit Amount to Seller and (y) Seller shall be free to enjoy immediately all rights of ownership of the Assets and the Acquired Interests, and to sell, transfer, encumber or otherwise dispose of the Assets or Acquired Interests to any Person without any restriction under this Agreement. In the event Seller elects the remedy set forth in Section 9.02(b)(i)(2), Seller and Buyer acknowledge and agree that (I) Seller’s actual damages upon the event of such a termination are difficult to ascertain with any certainty, (II) the Deposit Amount is a fair and reasonable estimate by the Parties of such aggregate actual damages of Seller, and (III) such liquidated damages do not constitute a penalty.
(ii)    If Buyer has the right to terminate this Agreement (A) pursuant to Section 9.01(b) or (B) pursuant to Section 9.01(d), if at such time Buyer could have terminated this Agreement pursuant to Section 9.01(b) (without regard to any cure periods contemplated therein), then, in either case, Buyer shall have the right, at its sole discretion and as the sole and exclusive remedies of Buyer Group against any member of Seller Group, to either (1) enforce specific performance by Seller of this Agreement, without posting any bond or the necessity of proving the inadequacy as a remedy of monetary Damages, in which event the Deposit Amount will be applied as called for in this Agreement, or (2) if Buyer does not seek and successfully enforce specific performance, (I) terminate this Agreement, (II) receive back the Deposit Amount plus an amount equal to Buyer’s actual, out-of-pocket expenses in connection with this Agreement, and (III) seek to recover its actual, direct Damages from Seller, but in no case in an amount exceeding the Deposit Amount. If Buyer elects to terminate this Agreement pursuant to this Section 9.02(b)(ii), (x) the Parties shall, within two (2) Business Days of Buyer’s election, execute and deliver (or cause to be delivered) to the Escrow Agent a joint instruction letter directing the Escrow Agent to release the Deposit Amount to Buyer and (y) Seller shall be free to enjoy immediately all rights of ownership of the Assets and the Acquired Interests, and to sell, transfer, encumber or otherwise dispose of the Assets or Acquired Interests to any Person without any restriction under this Agreement.
(c)    If this Agreement is terminated by either Buyer or Seller pursuant to Section 9.01 for any reason other than as described in Section 9.02(b), then, the Parties shall, within two (2) Business Days of such termination, execute and deliver (or cause to be delivered) to the Escrow Agent a joint instruction letter directing the Escrow Agent to release the Deposit Amount to Buyer (free and clear of any claims by Seller thereon).
9.03    Return of Records Upon Termination. Upon termination of this Agreement, (a) Buyer shall promptly return to Seller or destroy (at Seller’s option) all title, engineering, geological and geophysical data, environmental assessments and reports, maps, documents and other information furnished by Seller to Buyer in connection with its due diligence investigation of the Assets and the Acquired Interests and (b) an officer of Buyer shall certify Buyer’s compliance with the preceding clause (a) to Seller in writing.
ARTICLE 10
INDEMNIFICATION; REMEDIES
10.01    Survival. The survival periods for the various representations, warranties, covenants and agreements contained in this Agreement shall be as follows: (a) the representations and warranties set forth in Section 2.15 shall survive for twelve (12) months after Closing, (b) the representations and warranties set forth in Section 2.04 shall survive until thirty (30) days following the expiration of the statute of limitations applicable to the underlying Tax, (c) the Fundamental Representations shall survive indefinitely, (d) the covenants and agreements of Seller and Buyer required to be performed after Closing shall survive until the completion, satisfaction or waiver of such covenants or agreements, (e) Buyer’s representations and warranties set forth in Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.12 and 4.18 shall survive indefinitely, and (f) all other representations, warranties, covenants and agreements of Seller and Buyer shall survive for twelve (12) months after Closing. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration; provided that there shall be no termination of any bona fide claim asserted in writing pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date. The indemnities in Sections 10.02(a), 10.02(b), 10.03(a) and 10.03(b) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification thereunder, except in each case as to matters for which a specific written claim for indemnity has been delivered to the indemnifying Person on or before such termination date. The indemnities in Section 10.02(c) shall survive (i) indefinitely, as to the items in subsections (d), (f), (h), (i) and (j) of the definition of Specified Liabilities, (ii) for forty-eight (48) months after the Closing Date, as to the item in subsection (c) of the definition of Specified Liabilities, (iii) for twenty-four months after the Closing Date, as to the items in subsections (a), (b), (e) and (g) of the definition of Specified Liabilities, and (iv) until sixty (60) days after the expiration of the applicable statute of limitations, as to the items in subsections (k) and (l) of the definition of Specified Liabilities. The indemnity in Section 10.02(d) shall survive until thirty (30) days after the expiration of the applicable statute of limitations for the taxable year to which the subject Taxes relate closes. All other indemnities, and all other provisions of this Agreement, shall survive the Closing without time limit except as may otherwise be expressly provided in this Agreement.
10.02    Indemnification and Payment of Damages by Seller. Except as otherwise limited in this Article 10, from and after the Closing, Seller shall retain, defend, release, indemnify and hold harmless Buyer Group from and against, and shall pay to the Buyer Group the amount of, any and all Damages, whether or not involving a Third Party claim or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights under this Agreement arising from, based upon, related to or associated with:
(a)    any Breach of any representation or warranty made by Seller in this Agreement, or in any certificate delivered by Seller pursuant to this Agreement;
(b)    any Breach by Seller of any covenant, obligation or agreement of such Person in this Agreement;
(c)    the Specified Liabilities; and
(d)    Seller Taxes;
EVEN IF SUCH LOSSES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY OF THE BUYER GROUP, EXCEPTING ONLY LIABILITIES ACTUALLY RESULTING FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE BUYER GROUP. Seller shall have no obligation to indemnify any of the Buyer Group for any Damages for which Buyer is obligated to indemnify any member of the Seller Group pursuant to Section 10.03.
10.03    Indemnification and Payment of Damages by Buyer. Except as otherwise limited in this Article 10 and Article 11, from and after the Closing, Buyer shall assume, be responsible for, pay on a current basis and shall defend, release, indemnify and hold harmless Seller Group from and against, and shall pay to Seller Group the amount of any and all Damages, whether or not involving a Third Party claim or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights under this Agreement arising from, based upon, related to or associated with:
(a)    any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement;
(b)    any Breach by Buyer of any covenant, obligation or agreement of Buyer in this Agreement;
(c)    any Damages arising out of or relating to any site visits, access to or inspection of the Assets or Saragosa Properties by or on behalf of Buyer and any contracts, books and records and other documents and data relating thereto prior to the Closing, including pursuant to Buyer’s title and environmental inspections and other investigations as provided for in Sections 5.01, 11.01 and 11.12, including Damages attributable to personal injury, illness or death, or property damage;
(d)    the Assumed Liabilities, other than those for which Seller is obligated to indemnify Buyer pursuant to Section 10.02(c); and
(e)    Transfer Taxes.
EVEN IF SUCH LOSSES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY OF THE SELLER GROUP, EXCEPTING ONLY LIABILITIES ACTUALLY RESULTING FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE SELLER GROUP. Buyer shall have no obligation to indemnify any of the Seller Group for any Damages for which Seller is obligated to indemnify Buyer Group pursuant to Section 10.02. Notwithstanding anything to the contrary contained in this Agreement, after the Closing, the remedies provided in this Article 10 and Article 11, along with the special warranty of Defensible Title set forth in the Assignment, are the Parties’ exclusive legal remedies against each other with respect to this Agreement and the Contemplated Transactions, including Breaches of the representations, warranties, covenants, obligations and agreements of the Parties contained in this Agreement or the affirmations of such representations, warranties, covenants, obligations and agreements contained in the certificates delivered by Seller and Buyer at Closing pursuant to Section 1.04, and EXCEPT FOR ITEMS FOR WHICH REMEDIES ARE PROVIDED IN THIS ARTICLE 10, ARTICLE 11 AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE SET FORTH IN THE ASSIGNMENT, BUYER RELEASES THE SELLER GROUP AND SELLER RELEASES THE BUYER GROUP FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, PROCEEDINGS OR OTHER LEGAL RIGHTS AND REMEDIES OF THE BUYER GROUP AND THE SELLER GROUP, RESPECTIVELY, KNOWN OR UNKNOWN, WHICH BUYER OR SELLER, RESPECTIVELY, MIGHT NOW OR SUBSEQUENTLY HAVE, BASED ON, RELATING TO OR IN ANY WAY ARISING OUT OF THIS AGREEMENT, THE CONTEMPLATED TRANSACTIONS, SELLER’S OWNERSHIP, USE OR OPERATION OF THE ASSETS PRIOR TO THE CLOSING OR THE CONDITION, QUALITY, STATUS OR NATURE OF THE ASSETS PRIOR TO THE CLOSING, INCLUDING ANY AND ALL CLAIMS RELATED TO ENVIRONMENTAL MATTERS OR LIABILITY OR VIOLATIONS OF ENVIRONMENTAL LAWS AND INCLUDING RIGHTS TO CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, AS AMENDED, BREACHES OF STATUTORY OR IMPLIED WARRANTIES, NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES, COMMON LAW RIGHTS OF CONTRIBUTION AND RIGHTS UNDER INSURANCE MAINTAINED BY SELLER OR ANY OF SELLER’S AFFILIATES, BUT EXCLUDING

DAMAGES CAUSED BY THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE SELLER GROUP.
10.04    Indemnity Net of Insurance. The amount of any Damages for which an indemnified Party is entitled to indemnity under this Article 10 shall be reduced by the amount of insurance or indemnification proceeds realized by the indemnified Party or its Affiliates with respect to such Damages (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten, or indemnity granted, by the indemnified Party or its Affiliates).
10.05    Limitations on Liability. For the purposes of determining whether Seller is obligated to provide indemnification under Section 10.02(a), (i) when determining whether a Breach of Seller’s representations and warranties contained in this Agreement has occurred, and (ii) when calculating the amount of Damages incurred, arising out of or relating to any such Breach of any such representation or warranty by Seller, in each case, any qualifiers as to materiality or Material Adverse Effect set forth in such representations or warranties herein shall be disregarded. Except with respect to the Fundamental Representations and Seller’s representations and warranties set forth in Section 2.04, Section 2.05, and Section 2.07, if the Closing occurs, Seller shall not have any liability for any indemnification under Section 10.02(a): (a) for any Damages with respect to any occurrence, claim, award or judgment that do not individually exceed One Hundred Twenty-Five Thousand Dollars ($125,000) net to Seller’s interest (the “Individual Claim Threshold”); or (b) unless and until the aggregate Damages for which claim notices for claims meeting the Individual Claim Threshold are delivered by Buyer exceed one and three-quarters of one percent (1.75%) of the unadjusted Purchase Price and then only to the extent such Damages exceed one and three-quarters of one percent (1.75%) of the unadjusted Purchase Price. Except with respect to the Fundamental Representations and Seller’s representations and warranties set forth in Section 2.04, Section 2.05, and Section 2.07, in no event will Seller be liable for Damages indemnified under Section 10.02(a) to the extent such damages exceed fifteen percent (15%) of the unadjusted Purchase Price. Notwithstanding anything in this Agreement to the contrary, in no event will Seller’s aggregate liability under this Article 10 exceed one hundred percent (100%) of the unadjusted Purchase Price, and Seller shall not be liable for any Damages suffered by Buyer, Saragosa or any of their respective Affiliates with respect to any breach by Seller of any representation or warranty set forth in Section 2.04 to the extent the applicable Damages are attributable to any Tax allocable to Buyer under Section 13.02(c), except for any penalties, interest or additions to Tax imposed by a Governmental Body with respect to any such Tax that is required to be paid, or Tax Return with respect to such Tax that is required to be filed, prior to the Closing Date, as a result of such breach.
10.06    Procedure for Indemnification – Third Party Claims.
(a)    Promptly after receipt by an indemnified Party under Sections 10.02 or 10.03 of a Third Party claim for Damages or notice of the commencement of any Proceeding against it, such indemnified party shall, if a claim is to be made against an indemnifying Party under such Section, give written notice to the indemnifying Party of the commencement of such claim or Proceeding, together with a claim for indemnification pursuant to this Article 10. The failure of any indemnified party to give notice of a Third Party claim or Proceeding as provided in this Section 10.06 shall not relieve the indemnifying Party of its obligations under this Article 10, except to the extent such failure results in insufficient time being available to permit the indemnifying Party to effectively defend against the Third Party claim or participate in the Proceeding or otherwise prejudices the indemnifying Party’s ability to defend against the Third Party claim or participate in the Proceeding.
(b)    If any Proceeding referred to in Section 10.06(a) is brought against an indemnified party and the indemnified party gives notice to the indemnifying Party of the commencement of such Proceeding, the indemnifying Party shall be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying Party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying Party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying Party to the indemnified party of the indemnifying Party’s election to assume the defense of such Proceeding, the indemnifying Party shall not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If reasonably requested by the indemnifying Party, the indemnified Party agrees to cooperate in contesting any Proceeding which the indemnifying Party elects to contest (at the expense of the indemnifying Party); provided that the indemnified Party shall not be required to pursue any cross-claim or counter-claim. Notwithstanding anything to the contrary in this Agreement, the indemnifying Party shall not be entitled to assume or continue control of the defense of any such Proceeding if (A) such Proceeding relates to or arises in connection with any criminal proceeding, (B) such Proceeding seeks an injunction or equitable relief against any indemnified Party, or (C) the indemnifying Party has failed or is failing to defend in good faith such Proceeding. An indemnifying Party shall not, without the written consent of the indemnified Party, compromise or settle any Third Party claim or Proceedings or consent to the entry of any judgment with respect thereto that (i) does not result in a final, non-appealable, resolution of the indemnified Party’s liability with respect to the claim or Proceeding (including, in the case of a settlement, an unconditional written release of the indemnified Party from all further liability in respect of such claim or Proceeding) or (ii) may materially and adversely affect the indemnified Party (other than as a result of money damages covered by the indemnity), (iii) requires a non-monetary commitment by the indemnified Party, including compliance with an injunction or other equitable relief, (iv) includes any admission of guilt or culpability or (v) relates to the payment or calculation of Royalties.
(c)    If the indemnifying Party does not admit its obligation or admits its obligation but fails to diligently defend, indemnify against, or settle the claim, then the indemnified Party shall have the right to defend against the claim (at the sole cost and expense of the indemnifying Party, if the indemnified Party is entitled to indemnification pursuant to this Agreement), with counsel of the indemnified Party’s choosing, subject to the right of the indemnifying Party to admit its obligation to indemnify the indemnified Party and assume the defense of the claim or Proceedings at any time prior to settlement or final, non-appealable determination thereof. If the indemnifying Party has not yet admitted its obligation to defend and indemnify the indemnified Party, the indemnified Party shall send written notice to the indemnifying Party of any proposed settlement and the indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation for indemnification with respect to such claim and (ii) if its obligation is so admitted, assume the defense of the claim, including the power to reject the proposed settlement. If the indemnified Party settles any claim over the objection of the indemnifying Party after the indemnifying Party has timely admitted its obligation for indemnification in writing, the indemnified Party shall be deemed to have waived any right to indemnity therefor.
10.07    Procedure for Indemnification – Other Claims. In the case of a claim for indemnification not based upon a Third Party claim, the indemnifying Party shall have thirty (30) days from its receipt of the written claim notice from the indemnified Party to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages, or (iii) dispute the claim for such Damages. If the indemnifying Party does not notify the indemnified Party within such thirty (30) day period that it has cured the Damages or that it disputes the claim for such Damages, the indemnifying Party shall be conclusively deemed to be obligated to provide indemnification pursuant to this Agreement, subject to the other provisions of this Article 10.
10.08    Indemnification of Group Members. The indemnities in favor of Buyer and Seller provided in Section 10.02 and Section 10.03, respectively, shall be for the benefit of and extend to such Party’s present and former Group members. Any claim for indemnity under this Article 10 by any Group member other than Buyer or Seller must be brought and administered by the relevant Party to this Agreement. No indemnified party other than Buyer and Seller shall have any rights against either Seller or Buyer under the terms of this Article 10 except as may be exercised on its behalf by Buyer or Seller, as applicable, pursuant to this Section 10.08. Each of Seller and Buyer may elect to exercise or not exercise indemnification rights under this Section 10.08 on behalf of the other indemnified party affiliated with it in its sole discretion and shall have no liability to any such other indemnified party for any action or inaction under this Section 10.08.
10.09    Extent of Representations and Warranties.
(a)    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE ASSIGNMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, AND DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE

OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES BY ANY AFFILIATES OR REPRESENTATIVES OF SELLER OR BY ANY INVESTMENT BANK OR INVESTMENT BANKING FIRM, ANY PETROLEUM ENGINEER OR ENGINEERING FIRM, SELLER’S COUNSEL OR ANY OTHER AGENT, CONSULTANT OR REPRESENTATIVE OF SELLER). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE ASSIGNMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (i) THE TITLE TO ANY OF THE ASSETS OR THE SARAGOSA PROPERTIES, (ii) THE CONDITION OF THE ASSETS, THE ACQUIRED INTERESTS OR THE SARAGOSA PROPERTIES (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), IT BEING DISTINCTLY UNDERSTOOD THAT THE ASSETS AND THE ACQUIRED INTERESTS ARE BEING SOLD “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS AS TO ALL MATTERS,” (iii) ANY INFRINGEMENT BY SELLER OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, (iv) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLER (INCLUDING INFORMATION, DATA OR OTHER MATERIALS RELATING TO THE EXISTENCE OR EXTENT OF HYDROCARBONS OR THE MINERAL RESERVES, THE RECOVERABILITY OF SUCH RESERVES, ANY PRODUCT PRICING ASSUMPTIONS AND THE ABILITY TO SELL HYDROCARBON PRODUCTION AFTER THE CLOSING), (v) THE ENVIRONMENTAL CONDITION AND OTHER CONDITION OF THE ASSETS AND ANY POTENTIAL LIABILITY ARISING FROM OR RELATED TO THE ASSETS, AND (vi) THE PRESENCE OR ABSENCE OF ASBESTOS, NORM, OR OTHER WASTES OR HAZARDOUS MATERIALS IN OR ON THE ASSETS IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREA WHERE THE ASSETS ARE LOCATED.
(b)    Without limiting any rights expressly provided for in this Agreement, Buyer acknowledges and affirms that it has made its own independent investigation, analysis and evaluation of the Contemplated Transactions, the Assets and the Acquired Interests (including Buyer’s own estimate and appraisal of the extent and value of Seller’s Hydrocarbon reserves attributable to the Assets and an independent assessment and appraisal of the environmental, health or safety risks associated with the acquisition of the Assets and the Acquired Interests). Buyer acknowledges that in entering into this Agreement, it has relied on the aforementioned investigation and the express representations and warranties of Seller contained in this Agreement and the Seller Closing Documents. Buyer irrevocably covenants to refrain from, directly or indirectly, asserting any claim, or commencing, instituting or causing to be commenced, any Proceeding of any kind against Seller or its Affiliates, alleging facts contrary to the foregoing acknowledgment and affirmation.
10.10    Compliance With Express Negligence Test. The Parties agree that any indemnity, defense and/or release obligation arising under this Agreement shall apply without regard to the negligence, strict liability or other fault of the indemnified party, whether active, passive, joint, concurrent, comparative, contributory or sole, or any pre-existing condition, any breach of contract or breach of warranty, or violation of any legal requirement, except to the extent such damages were occasioned by the gross negligence or willful misconduct of the indemnified party or any group member thereof, it being the Parties’ intention that Damages to the extent arising from the gross negligence or willful misconduct of the indemnified party or any Group member thereof not be covered by the release, defense or indemnity obligations in this Agreement. The foregoing is a specifically bargained for allocation of risk among the Parties, which the Parties agree and acknowledge satisfies the express negligence rule and conspicuousness requirement under Texas law.
10.11    Limitations of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL SELLER OR BUYER EVER BE LIABLE FOR, AND EACH PARTY RELEASES THE OTHER FROM, ANY SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES OR CLAIMS RELATING TO OR ARISING OUT OF THE CONTEMPLATED TRANSACTIONS OR THIS AGREEMENT; PROVIDED, HOWEVER, THAT ANY SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES RECOVERED BY A THIRD PARTY (INCLUDING A GOVERNMENTAL BODY, BUT EXCLUDING ANY AFFILIATE OF ANY GROUP MEMBER) AGAINST A PERSON ENTITLED TO INDEMNITY PURSUANT TO THIS ARTICLE 10 SHALL BE INCLUDED IN THE DAMAGES RECOVERABLE UNDER SUCH INDEMNITY. NOTWITHSTANDING THE FOREGOING, LOST PROFITS SHALL NOT BE EXCLUDED BY THIS PROVISION AS TO RECOVERY UNDER THIS AGREEMENT TO THE EXTENT CONSTITUTING DIRECT DAMAGES.
10.12    No Duplication. Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a Breach of more than one representation, warranty, covenant, obligation, or agreement in this Agreement. Neither Buyer nor Seller shall be liable for indemnification with respect to any Damages based on any sets of facts to the extent the Purchase Price is being or has been adjusted pursuant to Section 1.05 by reason of the same set of facts.
10.13    Disclaimer of Application of Anti-Indemnity Statutes. Seller and Buyer acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities shall not be applicable to this Agreement and/or the Contemplated Transactions.
10.14    Waiver of Right to Rescission. Seller and Buyer acknowledge that, following the Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for Breach of any representation, warranty, covenant, or agreement contained in this Agreement or for any other claim arising in connection with or with respect to the Contemplated Transactions. As the payment of money shall be adequate compensation, following Closing, Seller and Buyer waive any right to rescind this Agreement or any of the transactions contemplated by this Agreement.
10.15    Indemnity Holdback.
(a)    Contemporaneously with the Closing, Buyer shall deposit into an escrow account established pursuant to the Closing Escrow Agreement (the “Indemnity Escrow Account”) a number of shares of Parent Common Stock equal to fifteen percent (15%) of the unadjusted Purchase Price (the “Indemnity Holdback Shares”). The Indemnity Holdback Shares, plus any proceeds received into the Indemnity Escrow Account from the sale of the Indemnity Holdback Shares pursuant to Section 10.15(b) (collectively with the Indemnity Holdback Shares, the “Indemnity Holdback Amount”) shall be held in, and released from, the Indemnity Escrow Account (separate and distinct from the Defect Escrow Shares, if any) after Closing as and to the extent provided in this Section 10.15 to satisfy Seller’s indemnification obligations under Section 10.02. For the avoidance of doubt, the Indemnity Holdback Shares represent a deduction from, and is not in addition to, the Closing Stock Amount paid by Buyer to Seller on the Closing Date. The Parties agree that the Transfer Agent shall disburse the Indemnity Holdback Amount in accordance with the following procedures:
(i)    Buyer shall deliver to the Transfer Agent a copy of any claim notice delivered to Seller (each an “Escrow Claim Notice”). No disbursement, however, shall be made by the Transfer Agent based upon said Escrow Claim Notice except as hereinafter set forth.
(ii)    If the Transfer Agent receives a joint instruction letter in the form attached to the Closing Escrow Agreement (an “Instruction Letter”) executed by authorized representatives of Buyer and Seller instructing the Transfer Agent to disburse all or any portion of the Indemnity Holdback Amount to a Person (such amount, an “Indemnity Holdback Disbursement”), then the Transfer Agent shall disburse the Indemnity Holdback Disbursement to the recipient(s) identified in such letter in accordance with the Closing Escrow Agreement. Within two (2) Business Days following the resolution of any indemnity claim in favor of Buyer, each Party shall execute and deliver Instruction Letters authorizing the applicable Indemnity Holdback Disbursement. Subject to the remainder of this Section 10.15(a)(ii), the total number of shares of Parent Common Stock to be released from the Indemnity Holdback Amount with respect to any such Indemnity Holdback Disbursement shall be an amount equal to (A) the value of the indemnity claim owing to Buyer, divided by (B) the Reference Price as of the date of release. If cash is a portion of the Indemnity Holdback Amount, any Indemnity Holdback Disbursement shall first be satisfied with cash and only with Indemnity Holdback Shares as set forth above after no more cash remains in the Indemnity Escrow

Account. To the extent Indemnity Holdback Shares are to be used to satisfy any Indemnity Holdback Disbursement, then the value of the indemnity claim owing to Buyer that is to be satisfied in Indemnity Holdback Shares shall be the amount of such indemnity claim not satisfied by the release of cash pursuant to this Section 10.15(a)(ii).
(iii)    Promptly after the six (6)-month anniversary of the Closing Date (such date, the “Initial Indemnity Holdback Release Time”) (but in no event more than three (3) Business Days thereafter), Seller and Buyer shall provide an Instruction Letter instructing the Transfer Agent to disburse to Seller fifty percent (50%) of the Indemnity Escrow Account, less the aggregate amount of any unresolved Escrow Claim Notices. If such amount is a negative number, then no release will be made from the Indemnity Escrow Account as of the Initial Indemnity Holdback Release Time; provided that Seller will not be required to fund any additional amounts or shares of Parent Common Stock into the Indemnity Escrow Account. Promptly after the twelve (12)-month anniversary of the Closing Date (such date, the “Final Indemnity Holdback Release Time”) (but in no event more than three (3) Business Days thereafter), Seller and Buyer shall provide an Instruction Letter instructing the Transfer Agent to disburse to Seller the balance of the Indemnity Holdback Amount (if any) held by the Transfer Agent, less the aggregate amount of any unresolved Escrow Claim Notices. If such amount is a negative number, then no release will be made from the Indemnity Escrow Account as of the Final Indemnity Holdback Release Time; provided that Seller will not be required to fund any additional amounts or shares of Parent Common Stock into the Indemnity Escrow Account. With respect to the balance of the Indemnity Holdback Amount (if any) held by the Transfer Agent following the Final Indemnity Holdback Release Time, if, following final resolution (and payment, if applicable, to the indemnified Person pursuant to Instruction Letters or a final court order, as applicable) of all outstanding Escrow Claim Notices received by the Transfer Agent prior to the Final Indemnity Holdback Release Time, any cash or shares of Parent Common Stock remain in the Indemnity Escrow Account, then within three (3) Business Days, Seller and Buyer shall provide an Instruction Letter instructing the Transfer Agent to disburse to Seller such remaining cash or shares of Parent Common Stock.
(iv)    For purposes of calculating the amount and form of consideration of the Indemnity Escrow Account to be released at the Initial Indemnity Holdback Release Time and the Final Indemnity Holdback Release Time as provided in clause (iii) above, the Buyer and Seller shall include in the Instruction Letters that such release be first satisfied by the release of shares of Parent Common Stock and then only when there are no more shares of Parent Common Stock to be released, for cash to be released.
(b)    Notwithstanding the foregoing, at any time from and after (i) the registration of the shares of Parent Common Stock and (ii) the expiration of the Lock Up Period, Seller may (in its sole discretion) cause the Transfer Agent to sell shares of Parent Common Stock in the Indemnity Holdback Amount in accordance with the terms of the Closing Escrow Agreement. In such a case, the proceeds received into the Indemnity Escrow Account pursuant to such sale, plus any additional amounts Seller deposits into the Indemnity Escrow Account in accordance with the terms of the Closing Escrow Agreement shall thereafter (together with any Indemnity Holdback Shares and Indemnity Holdback Cash then remaining in the Indemnity Escrow Account) constitute the Indemnity Holdback Amount and the terms of this Section 10.15 shall be binding upon such Indemnity Holdback Amount, mutatis mutandis, including with respect to the release of such amount upon the occurrence of the Initial Indemnity Holdback Release Time or the Final Indemnity Holdback Release Time (subject, in each case, to any unresolved Escrow Claim Notices and the holding back in each such case of the aggregate amount of any such unresolved Escrow Claim Notices).
(c)    Buyer acknowledges and agrees that, prior to the Final Indemnity Holdback Release Time (or the earlier exhaustion of the Indemnity Escrow Account), Buyer and the Buyer Group’s primary recourse for any indemnity claim under Section 10.02 shall be against the Indemnity Escrow Account as provided in this Section 10.15, and Buyer and Buyer Group shall not seek recourse for the amount of indemnity claims under Section 10.02 until and unless the Indemnity Escrow Account is exhausted or if the aggregate amount of claims exceeds the shares and/or funds available in the Indemnity Escrow Account.
ARTICLE 11
TITLE MATTERS AND ENVIRONMENTAL MATTERS; PREFERENTIAL PURCHASE RIGHTS; CONSENTS
11.01    Title Examination and Access. Beginning on the Execution Date and ending at 5:00 p.m. Central Time on the Defect Notice Date, Buyer may make or cause to be made at its expense such examination as it may reasonably desire of Seller’s title to the Assets, for the purposes expressly set forth in this Article 11. For such purposes, Seller shall give to Buyer and its Representatives access during Seller’s regular hours of business to originals or, in Seller’s sole discretion, copies (which copies may, at Seller’s sole discretion, be in electronic format), of all of the files, records, contracts, correspondence, maps, data, reports, plats, abstracts of title, lease files, well files, unit files, division order files, production marketing files, title opinions, title files, title records, ownership maps, surveys and any other information, data, records and files that Seller has relating to the title to the Assets, the past or present operation thereof, and the marketing of production therefrom. Buyer’s access under this Section 11.01 shall be in accordance with and subject to the limitations in Section 5.01.
11.02    Preferential Purchase Rights. Promptly, but no later than five (5) Business Days after the Execution Date (and, with respect to any Preferential Purchase Right that is not set forth on Schedule 2.11 but is discovered by either Party after the Execution Date and before the Closing Date, within five (5) Business Days of the discovery thereof), Seller shall provide all notices necessary to comply with or obtain the waiver of all Preferential Purchase Rights which are applicable to the Contemplated Transactions prior to the Closing Date and in compliance with Section 5.07. To the extent any such Preferential Purchase Rights are exercised by any holders thereof, then the Asset(s) subject to such Preferential Purchase Rights shall not be sold to Buyer and shall be excluded from the Assets and sale under this Agreement and shall be considered Excluded Assets. The Purchase Price shall be adjusted downward by the Allocated Value of the Asset(s) so retained. On the Closing Date, if the time period for exercising any Preferential Purchase Right has not expired, but no notice of waiver (nor of the exercise of such Preferential Purchase Right) has been received from the holder thereof, then the Asset(s) subject to such Preferential Purchase Right shall not be included in the Closing, and the Purchase Price shall be adjusted downward by the Allocated Value of the affected Assets. After Closing, until one hundred and twenty (120) days after the Closing Date, Seller shall continue to use Commercially Reasonable Efforts (without the obligation to make any payments or undertake any obligations for the benefit of the holders of such Preferential Purchase Rights) to obtain the waiver of any un-waived and unexpired Preferential Purchase Rights and shall continue to be responsible for the compliance therewith. If (a) any holder of a Preferential Purchase Right (i) waives its Preferential Purchase Right after the Closing, or (ii) initially elects to exercise that Preferential Purchase Right, but after the Closing Date, refuses to consummate the purchase of the affected Asset(s) or (b) the time for exercising a Preferential Purchase Right expires without exercise by the holder following the Closing, then, in each case, subject to the Parties’ respective rights and remedies as to the obligation to consummate the Contemplated Transactions, Buyer shall purchase such Asset(s) for the Allocated Value thereof (subject to the adjustments pursuant to Section 1.05), the closing of such transaction shall take place on a date designated by Seller not more than one hundred twenty (120) days after the Closing Date, and such Asset(s) shall be conveyed via an assignment and bill of sale in substantially the form of Exhibit B-1 attached to this Agreement. If such holder’s refusal to consummate the purchase of the affected Asset(s) occurs prior to the Closing Date, then, subject to the Parties’ respective rights and remedies as to the obligation to consummate the Contemplated Transactions, Buyer shall purchase the affected Asset(s) at the Closing in accordance with the terms of this Agreement.
11.03    Consents. Promptly, but no later than five (5) Business Days after the Execution Date (and, with respect to any Consent that is not set forth on Schedule 2.11 but is discovered by either Party after the Execution Date and before the Closing Date, within five (5) Business Days of the discovery thereof), Seller shall initiate all procedures required to comply with or obtain all Consents required for the transfer of the Assets to Buyer in accordance with Section 5.07.
(a)    If Seller fails to obtain any Consent necessary for the transfer of any Asset to Buyer, Seller’s failure shall be handled as follows:
(i)    If the Consent is a not a Required Consent, and such Consent is not denied in writing, then the affected Assets shall nevertheless be conveyed at the Closing. Any Damages that arise due to the failure to obtain such Consent shall be borne by Seller, and Seller shall defend, release, indemnify, and hold harmless Buyer Group from and against the same pursuant to Section 10.02(c).
(ii)    If the Consent is not a Required Consent, but such Consent is denied in writing:

(A)    Seller shall promptly notify Buyer and provide Buyer with a copy of such written denial, along with written notice as to whether Seller elects to convey the affected Assets at the Closing, and if Seller so elects, any Damages that arise due to the failure to obtain such Consent shall be borne by Seller, and Seller shall defend, release, indemnify and hold harmless Buyer Group from and against the same pursuant to Section 10.02(c).
(B)    If Seller elects in such notice not to convey the affected Assets at the Closing, Buyer shall then have the option to elect in writing to have the affected Assets conveyed at the Closing, in which event any Damages that arise due to the failure to obtain such Consent shall be borne by Buyer, and Buyer shall defend, release, indemnify and hold harmless Seller Group from and against the same.
(iii)    If the Consent is a Required Consent, then unless such Consent is waived in writing by Buyer (in which case any Damages that arise due to the failure to obtain such Consent shall be borne by Buyer, and Buyer shall defend, release, indemnify and hold harmless Seller Group from and against the same), the Purchase Price shall be adjusted downward by the Allocated Value of the affected Assets (which affected Assets shall include all Leases and Wells affected by the Applicable Contract or Lease for which a Consent is refused), and the affected Assets shall be treated as Excluded Assets.
(b)    Seller, with cooperation from Buyer, shall continue to use Commercially Reasonable Efforts to obtain any un-obtained Required Consents for one hundred twenty (120) days after the Closing so that such Asset can be transferred to Buyer upon receipt of such Required Consent. In cases in which the Asset subject to such an un-obtained Required Consent is an Asset other than a Property, and Buyer is assigned the Property or Properties to which such Asset relates, but such Asset is not transferred to Buyer due to the un-waived Required Consent requirement, if permitted pursuant to applicable Legal Requirement and agreement, such Asset shall be held by Seller for the benefit of Buyer, Buyer shall pay all amounts due thereunder or with respect thereto, and Buyer shall be responsible for the performance of any obligations under or with respect to such Asset to the extent that Buyer has been transferred the Assets necessary to such performance until the applicable Required Consent is obtained. Notwithstanding the foregoing, neither Party shall be required to make any payments or undertake any obligations for the benefit of the holders of any un-obtained Required Consents subject to this Section 11.03(b) in connection with obtaining (or attempting to obtain) any such Required Consent (or a waiver thereof).
(c)    Notwithstanding the provisions of Section 11.03(a), if Seller obtains a Required Consent described in Section 11.03(a)(i) within one hundred twenty (120) days after the Closing, then Seller shall promptly deliver conveyances of the affected Asset(s) to Buyer and Buyer shall pay to Seller an amount equal to the Allocated Value of the affected Asset(s), as applicable, in accordance with wire transfer instructions provided by Seller (subject to the adjustments set forth in Section 1.05).
11.04    Special Warranty. The Assignment will contain a special warranty of Defensible Title whereby Seller shall warrant and defend Defensible Title to the Leases and Wells unto Buyer against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Seller or any of its Affiliates but not otherwise, subject, however, to the Permitted Encumbrances. The special warranty of Defensible Title contained in the Assignment shall constitute a special warranty of title by, through and under Seller or any of its Affiliates under the applicable laws of the State of Texas. No later than 5:00 p.m. Central Time on the date that is two (2) years after the Closing Date, Buyer may furnish Seller a Title Defect Notice meeting the requirements of Section 11.05 setting forth any matters which Buyer asserts as a breach of the special warranty of Defensible Title set forth in the Assignment. Seller shall have a reasonable opportunity, but not the obligation, to cure any alleged breach of such special warranty of Defensible Title prior to the date that is ninety (90) days after Buyer provides written notice of such alleged breach to Seller. Buyer shall be deemed to have waived all breaches of Seller’s special warranty of Defensible Title set forth in the Assignment for which Seller has not received on or before the date two (2) years after the Closing Date a Title Defect Notice that satisfies the requirements set forth in Section 11.05.
11.05    Title Defects. Buyer shall notify Seller of Title Defects (“Title Defect Notice(s)”) promptly after the discovery thereof, but in no event later than 5:00 p.m. Central Time on September 24, 2021 (the “Defect Notice Date”). To give Seller an opportunity to commence reviewing and curing alleged Title Defects asserted by Buyer, Buyer agrees to use Commercially Reasonable Efforts to give Seller, on or before the end of each two (2)-calendar week period between the Execution Date and the Defect Notice Date, written notice of all alleged Title Defects discovered by Buyer during such two (2) calendar-week period, which notice may be preliminary in nature and supplemented prior to the Defect Notice Date (provided that failure to deliver any such preliminary notice shall not be deemed to waive Buyer’s right to assert a Title Defect on or before the Defect Notice Date). To be effective, each Title Defect Notice shall be in writing and include (a) a description of the alleged Title Defect and the Lease, Drilling and Spacing Unit, Well, or portion thereof affected by such alleged Title Defect (each, a “Title Defect Property”), (b) (i) in the case of a Title Defect Property that is a Lease, the Allocated Value of the applicable Drilling and Spacing Unit in which such Lease is located, or (ii) in the case of a Title Defect Property that is a Drilling and Spacing Unit or a Well, the Allocated Value of each Title Defect Property, (c) supporting documents reasonably available to Buyer and reasonably necessary for Seller to verify the existence of the alleged Title Defect, and (d) the amount by which Buyer reasonably believes (i) in the case of a Title Defect Property that is a Lease, the Allocated Value of the applicable Drilling and Spacing Unit is reduced by such alleged Title Defect or (ii) in the case of a Title Defect Property that is a Drilling and Spacing Unit or a Well, the Allocated Value of each Title Defect Property is reduced by such alleged Title Defect (as applicable, the “Title Defect Value”), including the computations upon which Buyer’s belief is based. Notwithstanding anything in this Agreement to the contrary, except pursuant to the special warranty of Defensible Title set forth in the Assignment, Buyer forever waives, and Seller shall have no liability for, Title Defects not asserted by a Title Defect Notice meeting all of the requirements set forth in the second preceding sentence (or, in the case of only clause (c) of such sentence, substantially meeting such requirement) on or before the Defect Notice Date.
11.06    Title Defect Value. The Title Defect Value shall be determined pursuant to the following terms and conditions, where applicable:
(a)    if Buyer and Seller agree in writing on the Title Defect Value, then that amount shall be the Title Defect Value;
(b)    if the Title Defect is an Encumbrance that is liquidated in amount, then the Title Defect Value shall be the amount reasonably necessary to remove such Encumbrance;
(c)    if the Title Defect represents a discrepancy between (i) the actual Net Revenue Interest for any Well and (ii) the Net Revenue Interest set forth on Exhibit A-2 for such Well (in each case, the “Scheduled NRI”), then the Title Defect Value shall be the product of (A) the Allocated Value of such Well, multiplied by (B) a fraction (1) the numerator of which is the absolute value of the amount of such discrepancy and (2) the denominator of which is the Scheduled NRI;
(d)    if the Title Defect represents a discrepancy between (i) the actual Working Interest for any Well and (ii) the Working Interest set forth on Exhibit A-2 for such Well (the “Scheduled WI”), without a proportionate increase in the Net Revenue Interest for such Well above the Scheduled NRI, then the Title Defect Value shall be (A) the Allocated Value of such Well, multiplied by (B) a fraction (1) the numerator of which is the amount of such discrepancy (but only such portion of such discrepancy that is not accompanied by a proportionate increase in the Net Revenue Interest for such Well) and (2) the denominator of which is the Scheduled WI;
(e)    if the Title Defect represents a discrepancy (the amount of such discrepancy, the “Deficiency Acres” for such Title Defect) between (i) the actual aggregate number of Net Acres covered by a Drilling and Spacing Unit and (ii) the number of Net Acres set forth on Exhibit A-9 for such Drilling and Spacing Unit (the “Scheduled NA”), then the Title Defect Value shall be the product of (A) the Allocated Value for such Drilling and Spacing Unit, multiplied by (B) a fraction (1) the numerator of which is the number of Deficiency Acres for such Drilling and Spacing Unit and (2) the denominator of which is the Scheduled NA; provided that, if a Title Defect results in a discrepancy as to some, but not all of the Target Formation, the Title Defect Value for such Title Defect shall be determined by taking into account the partiality of such Title Defect;
(f)    if the Title Defect represents a discrepancy (the amount of such discrepancy, the “Deficiency Revenue Acres” for such Title Defect) between (i) the actual aggregate number of Net Revenue Acres covered by a Drilling and Spacing Unit and (ii) the number of Net Revenue Acres set forth on Exhibit A-9 for such Drilling and Spacing Unit (the “Scheduled NRA”), then the Title Defect Value shall be the product of (A) the Allocated Value for such Drilling and Spacing Unit, multiplied by (B) a fraction (1) the numerator of which is the number of Deficiency Revenue Acres for such Drilling and Spacing Unit and (2) the denominator of which is the Scheduled NRA; provided that, if a Title Defect results in a discrepancy as to some, but not all of the Target Formation, the Title Defect Value for such Title Defect shall be determined by taking into account the partiality of such Title Defect; and
(g)    if the Title Defect represents an obligation, encumbrance upon or other defect in title of a type not described above, the Title Defect Value shall be determined by taking into account (i) if such Title Defect affects a Lease, the Allocated Value of the affected Drilling and Spacing Unit in which such Lease is located, the portion of the Drilling and Spacing Unit (including the depths) affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the affected Drilling and Spacing Unit, and such other reasonable factors as are necessary to make a proper evaluation, and (ii) if such Title Defect does not affect a Lease, the Allocated Value of the affected Property, the portion of the Property (including the depths) affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the affected Property, and such other reasonable factors as are necessary to make a proper evaluation.
In no event, however, shall the total of the Title Defect Values related to a particular Asset exceed the Allocated Value of such Asset except for any Title Defect Values determined pursuant to Section 11.06(b).  The Title Defect Value with respect to a Title Defect shall be determined without any duplication of any costs or losses included in any other Title Defect Value under this Agreement, or for which Buyer otherwise receives credit in the calculation of the Purchase Price. Notwithstanding anything to the contrary in this Agreement, with respect to the determination of (a) whether a Title Defect exists or (b) the Title Defect Value of a Title Defect, to the extent a discrepancy exists between Exhibit A-1 and Exhibit A-9, Exhibit A-9 shall govern, control and prevail.
11.07    Seller’s Cure or Contest of Title Defects. Seller may contest any asserted Title Defect or Buyer’s good faith estimate of the Title Defect Value as described in Section 11.07(b) and may seek to cure any asserted Title Defect as described in Section 11.07(a).
(a)    Seller, at its sole cost, risk, and expense, shall have the right to cure any Title Defect on or before the date that is ninety (90) days following the Closing Date or, if later, after the applicable Expert Decision date (the “Defect Cure Period”) by giving written notice to Buyer of such election prior to the Closing Date. If Seller elects to cure and actually cures the Title Defect (“Cure”) prior to the Closing, then the Asset affected by such Title Defect shall be conveyed to Buyer at the Closing, and no Purchase Price adjustment will be made for such Title Defect. Subject to Seller’s continuing right to cure, or dispute the existence of a Title Defect or the Title Defect Value asserted with respect thereto, in the event that any Title Defect is not waived in writing by Buyer or Cured prior to Closing, then Seller shall elect, at its sole option, to:
(i)    convey the affected Asset to Buyer at Closing and reduce the Stock Consideration payable to Seller at Closing by a number of shares of Parent Common Stock equal to (A) the Title Defect Value set forth in the Title Defect Notice for such Title Defect, divided by (B) the Reference Price as of the Closing Date, taking into account the Aggregate Defect Deductible. If Seller elects and timely exercises its Cure right prior to Closing with respect to such affected Asset, then such number of shares of Parent Common Stock (for each such Title Defect, the “Title Escrow Shares”) shall be deposited into escrow sub-account(s) established pursuant to the Closing Escrow Agreement (the “Defect Escrow Account”) at Closing; provided, however, that (x) if Seller fails to Cure such Title Defect prior to the expiration of the Defect Cure Period, Seller and Buyer shall execute and deliver a joint written instruction to the Transfer Agent to release the applicable number of Title Escrow Shares attributable to such Title Defect to Buyer or (y) if Seller Cures such Title Defect prior to the expiration of the Defect Cure Period, Seller and Buyer shall execute and deliver a joint written instruction to the Transfer Agent to release the applicable number of Title Escrow Shares attributable to such Title Defect to Seller; or
(ii)    If Buyer’s asserted Title Defect Value for an asserted Title Defect equals or exceeds one hundred percent (100%) of the Allocated Value of the applicable Title Defect Property, exclude at Closing such Title Defect Property (together with any associated facilities, infrastructure, and equipment that are reasonably necessary to produce, save, transport, and market Hydrocarbons from any Wells that are so excluded to the extent (and only to the extent) such facilities, infrastructure, and equipment are utilized by Seller solely in relation to such Title Defect Property, which together with the applicable Title Defect Property, will become Excluded Assets) and reduce the Purchase Price by the Allocated Value of such Excluded Assets; or
(iii)    if and only if Buyer (in its sole discretion) agrees to this remedy, indemnify Buyer against all Damages (up to the Allocated Value of the applicable Title Defect Property) resulting from such Title Defect with respect to such Title Defect Property pursuant to an indemnity agreement prepared by Seller in a form and substance reasonably acceptable to Buyer.
(b)    Seller and Buyer shall attempt to agree on the existence and Title Defect Value for all Title Defects. A Party may at any time prior to the final resolution of the applicable Title Defect under this Agreement submit any disputed Title Defect or the Title Defect Value to arbitration in accordance with the procedures set forth in Section 11.17. If a contested Title Defect cannot be resolved prior to Closing, except as otherwise provided in this Agreement and subject to Seller’s continuing right to exclude applicable Title Defect Properties pursuant to Section 11.07(a)(ii) if an Expert Decision would trigger such right, (i) the applicable Title Defect Property shall nevertheless be conveyed to Buyer at the Closing, (ii) the Title Escrow Shares with respect to such contested Title Defect shall be deposited into the Defect Escrow Account at Closing pending final resolution of such Title Defect, and (iii) within two (2) Business Days following final resolution of such Disputed Matter in accordance with Section 11.17, Seller and Buyer shall execute and deliver a joint written instruction to the Transfer Agent to release the number of Title Escrow Shares so determined to be owed to either Party with respect to such Disputed Matter (with any fractional shares owed to Seller to instead be paid in cash by Buyer in lieu thereof in accordance with Section 1.02(a)) to Seller or Buyer, as applicable.
11.08    Limitations on Adjustments for Title Defects. Notwithstanding the provisions of Sections 11.05, 11.06 and 11.07, no adjustment to the Purchase Price payable to Seller at Closing or other remedy set forth in Sections 11.05, 11.06 or 11.07 shall be made or available unless and until the sum of the aggregate Title Defect Values of all uncured Title Defects (after taking into account any offsetting Title Benefit Values pursuant to Section 11.09) (the “Aggregate Title Defect Value”), plus the Aggregate Environmental Defect Value, exceeds the Aggregate Defect Deductible, which such Purchase Price adjustments shall be in the amount of such excess above the Aggregate Defect Deductible. In addition, if the Title Defect Value for any single Title Defect affecting a single Title Defect Property is less than the De Minimis Title Defect Cost, no adjustment to the Purchase Price for such Title Defect Value or other remedy set forth in Sections 11.05, 11.06 and 11.07 shall be made or available for such Title Defect and such value shall not be considered in calculating the Aggregate Title Defect Value.
11.09    Title Benefits.
(a)    If Seller discovers any Title Benefit, then Seller shall, from time to time and without limitation, have the right, but not the obligation, to give Buyer written notice (a “Title Benefit Notice”) of any such Title Benefits, as soon as practicable but not later than 5:00 p.m. Central Time on the Defect Notice Date. To be effective, each Title Benefit Notice shall be in writing and include (i) a description of the alleged Title Benefit and the Lease, Drilling and Spacing Unit, Well, or portion thereof affected by such alleged Title Benefit (each, a “Title Benefit Property”), (ii) (A) in the case of a Title Benefit Property that is a Lease, the Allocated Value of the applicable Drilling and Spacing Unit in which such Lease is located, or (B) in the case of a Title Benefit Property that is a Drilling and Spacing Unit or a Well, the Allocated Value of each Title Benefit Property, (iii) supporting documents reasonably necessary for Buyer to verify the existence of the alleged Title Benefit, and (iv) the amount by which Seller reasonably believes (A) in the case of a Title Benefit Property that is a Lease, the Allocated Value of the applicable Drilling and Spacing Unit is increased by such alleged Title Benefit or (B) in the case of a Title Benefit Property that is a Drilling and Spacing Unit or a Well, the Allocated Value of each Title Benefit Property is increased by such alleged Title Benefit (the “Title Benefit Value”), including the computations upon which Seller’s belief is based. Notwithstanding anything in this Agreement to the contrary, Seller forever waives, and Buyer shall have no liability for, Title Benefits not asserted by a Title Benefit Notice meeting all of the requirements set forth in the second preceding sentence (or, in the case of only clause (iii) of such sentence, substantially meeting such requirement) on or before the Defect Notice Date. Until the Defect Notice Date, Buyer shall also promptly notify Seller of any Title Benefit is discovered by any of Buyer’s or any of its Affiliates’ Representatives, employees, title attorneys, landmen or other title examiners. The Title Benefit Value of any Title Benefit shall be determined and agreed to by the Parties as soon as practicable and in a manner similar to that used to determine Title Defect Values pursuant to Section 11.06.
(b)    Seller and Buyer shall attempt to agree on the existence and Title Benefit Value for all Title Benefits on or before the end of the Defect Cure Period. If Buyer agrees with the existence of the Title Benefit and Seller’s good faith estimate of the Title Benefit Value (after taking into account the limitations set forth in Section 11.09(c)), then the Aggregate Title Defect Value shall be offset by the amount of the Title Benefit Value (after taking into account the limitations set forth in Section 11.09(c)). If the Parties cannot reach agreement by the end of the Defect Cure Period, the Title Benefit or the Title Benefit Value in dispute shall be submitted to arbitration in accordance with the procedures set forth in Section 11.17. Notwithstanding the foregoing, the Parties agree and acknowledge that there shall be no upward adjustment to the Purchase Price for any Title Benefit. If a contested Title Benefit cannot be resolved prior to the Closing, Seller shall convey the affected Asset to Buyer and Buyer shall pay for the Asset at the Closing in accordance with this Agreement as though such Title Benefit exists; provided, however, if a dispute regarding such Title Benefit is resolved in accordance with Section 11.17 and results in a determination that such Title Benefit does not exist, then the Aggregate Title Defect Value shall be adjusted upward by the Title Benefit Value (after taking into account the limitations set forth in Section 11.09(c)) as determined in such contest (which adjustment shall be made on the Final Settlement Statement).
(c)    Notwithstanding any provisions herein to the contrary, if the Title Benefit Value for any single Title Benefit affecting a single Title Benefit Property is less than the De Minimis Title Benefit Amount, no offset to the Aggregate Title Defect Value for such Title Benefit Value shall be made.
11.10    Exclusive Remedies. Except for the special warranty of Defensible Title in the Assignment, and without limiting Buyer’s remedies for Title Defects set forth in this Article 11, Seller makes no warranty or representation, express, implied, statutory, or otherwise with respect to Seller’s title to any of the Assets. Buyer acknowledges and agrees that Buyer’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Properties (a) before Closing, shall be as set forth in this Article 11 and (b) after Closing, shall be pursuant to the special warranty of Defensible Title in the Assignment. Buyer shall not be entitled to protection under Seller’s special warranty of Defensible Title in the Assignment against any Title Defect reported by Buyer under Section 11.05.
11.11    Buyer’s Environmental Assessment. Beginning on the Execution Date and ending at 5:00 p.m. Central Time on the Defect Notice Date, Buyer shall have the right, at its sole cost, risk, liability, and expense, to conduct a Phase I Environmental Site Assessment of the Assets and the Saragosa Properties, subject to the limitations in Section 5.01. During Seller’s regular hours of business and after providing Seller with written notice of any such activities no less than five (5) days in advance (which written notice shall include the written permission of the operator (if other than Seller) and any applicable Third Party operator or other Third Party whose permission is legally required, which Seller shall reasonably cooperate with Buyer in securing, provided that Seller shall not be required to expend any monies), Buyer and its Representatives shall be permitted to enter upon the Assets and the Saragosa Properties, inspect the same in accordance with Section 5.01 and this Section 11.11, review all of Seller’s or Saragosa’s files and records (other than those for which Seller has an attorney-client privilege or that are Excluded Assets) relating to the Assets or the Saragosa Properties and generally conduct visual, non-invasive tests, examinations and investigations. No sampling or other invasive inspections of the Assets or the Saragosa Properties may be conducted prior to Closing except as expressly permitted pursuant to Section 5.01(b). Except as required by Legal Requirement, Buyer and Buyer’s representatives shall keep and maintain confidential (and not disclose to any other Person, in whole or in part) any results, reports or other documents arising from Buyer’s examination as set forth in this Section 11.11, and shall use such results, reports or other documents arising therefrom solely for purposes of Buyer’s diligence. Buyer’s access under this Section 11.11 shall be in accordance with and subject to the limitations in Section 5.01.
11.12    Environmental Defect Notice. Buyer shall notify Seller in writing of any Environmental Defect (an “Environmental Defect Notice”) promptly after the discovery thereof, but in no event later than 5:00 p.m. Central Time on the Defect Notice Date. To give Seller an opportunity to commence reviewing and curing alleged Environmental Defects asserted by Buyer, Buyer agrees to use Commercially Reasonable Efforts to give Seller, on or before the end of each two (2)-calendar week period between the Execution Date and the Defect Notice Date, written notice of all alleged Environmental Defects discovered by Buyer during such two (2) calendar-week period, which notice may be preliminary in nature and supplemented prior to the Defect Notice Date (provided that failure to deliver any such preliminary notice shall not be deemed to waive Buyer’s right to assert an Environmental Defect on or before the Defect Notice Date). To be effective, an Environmental Defect Notice shall include: (a) the affected Lease(s) and/or Well(s) (each an “Environmental Defect Property”); (b) the Allocated Values thereof, (c) a complete and detailed description of the alleged Environmental Defect and the basis for such assertion under the terms of this Agreement; (d) Buyer’s good faith estimate of the Environmental Defect Amount with respect to such Environmental Defect; and (e) appropriate documentation reasonably necessary for Seller to substantiate Buyer’s claim and calculation of the Environmental Defect Amount (including copies of any environmental reports and test results prepared by Buyer or its Representatives pursuant to its access and investigation rights in Section 5.01 relied upon by Buyer in asserting the alleged Environmental Defect). Notwithstanding anything in this Agreement to the contrary, except for the indemnification obligations of Seller set forth in Section 10.02(a) (solely with respect to breaches of Seller’s representations and warranties set forth in Section 2.15) and Section 10.02(c), BUYER FOREVER WAIVES, AND SELLER SHALL HAVE NO LIABILITY FOR, ENVIRONMENTAL MATTERS (INCLUDING ENVIRONMENTAL DEFECTS) NOT ASSERTED BY AN ENVIRONMENTAL DEFECT NOTICE MEETING ALL OF THE REQUIREMENTS SET FORTH IN THE PRECEDING SENTENCE BY THE DEFECT NOTICE DATE.
11.13    Seller’s Exclusion, Cure or Contest of Environmental Defects; Buyer’s Remedies. Seller, in its sole discretion, (w) may elect to convey at Closing any Asset affected by an asserted Environmental Defect and reduce the Purchase Price by the relevant

Environmental Defect Amount, (x) may elect to exclude at Closing any Asset (which will become an Excluded Asset) affected by an asserted Environmental Defect if the Environmental Defect Amount with respect to such Environmental Defect equals or exceeds one hundred percent (100%) of the Allocated Value of the affected Asset and reduce the Purchase Price by the Allocated Value(s) thereof, (y) may contest any asserted Environmental Defect or Buyer’s good faith estimate of the Environmental Defect Amount as described in Section 11.13(b) and/or (z) may seek to remediate or cure any asserted Environmental Defect to the extent of the Lowest Cost Response as described in Section 11.13(a).
(a)    Seller shall have the right to remediate or cure an Environmental Defect to the extent of the Lowest Cost Response on or before the Closing Date. If Seller elects to pursue remediation or cure and:
(i)    completes a Complete Remediation of an Environmental Defect prior to the Closing Date, the affected Assets shall be conveyed at Closing, and no Purchase Price adjustment will be made for such Environmental Defect; and
(ii)    does not complete a Complete Remediation prior to the Closing, then, unless Seller elects to exclude such Assets affected by such Environmental Defect in accordance with this Section 11.13, Seller shall (A) convey the affected Assets to Buyer with a downward adjustment to the Purchase Price equal to the Environmental Defect Amount at Closing or (B) if and only if Buyer agrees to this remedy in its sole discretion, convey the affected Assets to Buyer and indemnify Buyer against Damages arising from such Environmental Defect pursuant to an indemnity agreement prepared by Seller in a form and substance reasonably acceptable to Buyer, in which case there shall be no adjustment to the Purchase Price.
(b)    Seller and Buyer shall attempt to agree on the existence and Environmental Defect Amount of all Environmental Defects. A Party may at any time prior to the final resolution of the applicable Environmental Defect under this Agreement elect to submit any disputed item to arbitration in accordance with the procedures set forth in Section 11.17. If a contested Environmental Defect cannot be resolved prior to the Closing, except as otherwise provided in this Agreement and subject to Seller’s and Buyer’s continuing right to exclude Assets affected by an Environmental Defect pursuant to Section 11.13 (i) the affected Assets (together with any other Assets appurtenant thereto) shall be conveyed to Buyer at Closing; (ii) reduce the Stock Consideration payable to Seller at Closing by a number of shares of Parent Common Stock equal to (A) the Environmental Defect Amount set forth in the Environmental Defect Notice for such Environmental Defect, divided by (B) the Reference Price as of the Closing Date, taking into account the Aggregate Defect Deductible (for each such Environmental Defect, the “Environmental Escrow Shares”), which Environmental Escrow Shares will be deposited into the Defect Escrow Account at Closing pending final resolution of such Environmental Defect; and (iii) within two (2) Business Days following final resolution of such Environmental Defect in accordance with Section 11.17, Seller and Buyer shall execute and deliver a joint written instruction to the Transfer Agent to release the number of Environmental Escrow Shares so determined to be owed to either Party with respect to such Disputed Matter (with any fractional shares owed to Seller to instead be paid in cash by Buyer in lieu thereof in accordance with Section 1.02(a)), which amounts shall be subject to the De Minimis Title Defect Cost and the Aggregate Defect Deductible, to Seller or Buyer, as applicable.
(c)    Notwithstanding anything herein to the contrary, and subject to Seller’s right to remediate or cure any asserted Environmental Defect to the extent of the Lowest Cost Response on or before the Closing Date as described in Section 11.13(a), if Buyer’s asserted Environmental Defect Amount for an asserted Environmental Defect equals or exceeds one hundred percent (100%) of the Allocated Value of the applicable Environmental Defect Property, the Buyer may exclude at Closing such Environmental Defect Property.
(d)    In the event that an Environmental Defect Property is excluded from the Contemplated Transactions pursuant to this Section 11.13, (i) any associated facilities, infrastructure, and equipment that are reasonably necessary to produce, save, transport and market Hydrocarbons from any Wells that are so excluded shall also be excluded from the Contemplated Transactions to the extent (and only to the extent) such facilities, infrastructure, and equipment are utilized by Seller solely in relation to such Environmental Defect Property and shall become Excluded Assets, and (ii) the Purchase Price shall be reduced by the Allocated Value of such Excluded Assets. Notwithstanding anything to the contrary in this Agreement, if an Environmental Defect Property which qualifies for exclusion is the subject of a Disputed Matter, the escrow procedure set forth in Section 11.13(b) shall not apply to that Environmental Defect Property, and the Environmental Defect Property shall not be transferred and no consideration given until a final resolution of the Disputed Matter in which the Environmental Defect Property is not excluded; provided that if the Expert Decision with respect to such Environmental Defect Property concludes that (x) the Environmental Defect Value is less than one hundred percent (100%) of the Allocated Value of such Environmental Defect Property or (y) such Environmental Defect Property is not affected by an Environmental Defect, then in each case, in a separate closing, Seller shall convey such Environmental Defect Property and Buyer shall pay the consideration therefor.
11.14    Limitations. Notwithstanding the provisions of Sections 11.12 and 11.13, no adjustment to the Purchase Price payable to Seller at Closing or other remedy set forth in Sections 11.12 and 11.13 shall be made or available unless and until the sum of the aggregate value of all Environmental Defect Amounts (the “Aggregate Environmental Defect Value”), plus the Aggregate Title Defect Value, exceeds the Aggregate Defect Deductible, which such Purchase Price adjustments shall be in the amount of such excess above the Aggregate Defect Deductible. If the Environmental Defect Amount with respect to any single Environmental Defect is less than the De Minimis Environmental Defect Cost, no adjustment to the Purchase Price for such Environmental Defect Amount or other remedy set forth in Sections 11.12 and 11.13 shall be made or available for such Environmental Defect and such cost shall not be considered in calculating the Aggregate Environmental Defect Value.

11.15    Exclusive Remedies. The rights and remedies granted to Buyer in Section 10.02(a) (solely with respect to breaches of Seller’s representations and warranties set forth in Section 2.15), Section 10.02(c) and Article 11 of this Agreement are the exclusive rights and remedies against Seller related to any environmental matter or Environmental Condition, or Damages related thereto. EXCEPT FOR THE RIGHTS AND REMEDIES GRANTED TO BUYER IN SUCH SECTIONS OF THIS AGREEMENT, BUYER EXPRESSLY WAIVES, AND RELEASES SELLER GROUP FROM, ANY AND ALL OTHER RIGHTS AND REMEDIES IT MAY HAVE UNDER ENVIRONMENTAL LAWS AGAINST SELLER REGARDING ENVIRONMENTAL MATTERS OR ENVIRONMENTAL CONDITIONS, WHETHER FOR CONTRIBUTION, INDEMNITY OR OTHERWISE. The foregoing is a specifically bargained for allocation of risk among the Parties, which the Parties agree and acknowledge satisfies the express negligence rule and conspicuousness requirement under Texas law.
11.16    Casualty Loss and Condemnation. If, after the Execution Date but prior to Closing Date, any portion of the Assets is destroyed by fire or other casualty (not including normal wear and tear, downhole mechanical failure or reservoir changes) or if any portion of the Properties are taken by condemnation or under the right of eminent domain (a “Casualty Loss”), this Agreement shall remain in full force and effect, Buyer shall nevertheless be required to close the Contemplated Transactions and, at Closing, Seller shall (a) assign the Assets affected by such Casualty Loss to Buyer in their condition after such Casualty Loss, (b) pay to Buyer all sums actually paid to Seller by Third Parties by reason of any Casualty Loss insofar as with respect to the Assets and (c) assign, transfer and set over to Buyer or subrogate Buyer to all of Seller’s or its Affiliates’ right, title and interest (if any) in insurance claims, unpaid awards, and other rights against Third Parties arising out of such Casualty Loss insofar as with respect to the Assets; provided, however, that Seller shall reserve and retain (and Buyer shall assign to Seller) all right, title, interest and claims against Third Parties for the recovery of Seller’s costs and expenses incurred prior to Closing in repairing such Casualty Loss or pursuing or asserting any such insurance claims. Seller shall have no other liability or responsibility to Buyer with respect to a Casualty Loss, even if such Casualty Loss shall have resulted from or shall have arisen out of the sole or concurrent negligence, fault, or violation of a Legal Requirement of Seller or any member of Seller Group.
11.17    Expert Proceedings.
(a)    Each matter referred to this Section 11.17 (a “Disputed Matter”) shall be conducted in accordance with the Commercial Arbitration Rules of the AAA as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code), but only to the extent that such rules do not conflict with the terms of this Section 11.17. Any notice from one Party to the other referring a dispute to this Section 11.17 shall be referred to in this Agreement as an “Expert Proceeding Notice.” All disputes relating to Title Defects and the existence or Cure thereof, Title Defect Values, Environmental Defects and the existence or extent of a Complete Remediation thereof, Environmental Defect Amounts, Title Benefits, and Title

Benefit Values shall be resolved in accordance with this Section 11.17 unless otherwise resolved between the Parties.
(b)    The arbitration shall be held before a one member arbitration panel (the “Expert”), mutually agreed by the Parties. The Expert must (i) be a neutral party who has never been an officer, director or employee of or performed material work for a Party or any Party’s Affiliate within the preceding five (5)-year period and (ii) agree in writing to keep strictly confidential the specifics and existence of the dispute as well as all proprietary records of the Parties reviewed by the Expert in the process of resolving such dispute. The Expert must have not less than ten (10) years’ experience as a lawyer (A) in the case of Title Defects, examining oil and gas titles in the State of Texas and (B) in the case of Environmental Defects, practicing environmental law in the State of Texas. If disputes exist with respect to both title and environmental matters, the Parties may mutually agree to conduct separate arbitration proceedings with the title disputes and environmental disputes being submitted to separate Experts. If, within five (5) Business Days after delivery of an Expert Proceeding Notice, the Parties cannot mutually agree on an Expert, then within seven (7) Business Days after delivery of such Expert Proceeding Notice, each Party shall provide the other with a list of three (3) acceptable, qualified experts, and within ten (10) Business Days after delivery of such Expert Proceeding Notice, the Parties shall each separately rank from one through six in order of preference each proposed expert on the combined lists, with a rank of one being the most preferred expert and the rank of six being the least preferred expert, and provide their respective rankings to the local office of the AAA in Houston, Texas. Based on those rankings, the AAA will appoint the expert with the combined lowest numerical ranking to serve as the Expert for the Disputed Matters. If the rankings result in a tie or the AAA is otherwise unable to determine an Expert using the Parties’ rankings, the AAA will appoint an arbitrator from one of the Parties’ lists as soon as practicable upon receiving the Parties’ rankings. Each Party will be responsible for paying one-half (1/2) of the fees charged by the AAA for the services provided in connection with this Section 11.17(b).
(c)    Within five (5) Business Days following the receipt by either Party of the Expert Proceeding Notice, the Parties will exchange their written description of the proposed resolution of the Disputed Matters. Provided that no resolution has been reached, within five (5) Business Days following the selection of the Expert, the Parties shall submit to the Expert the following: (i) this Agreement, with specific reference to this Section 11.17 and the other applicable provisions of this Article 11, (ii) Buyer’s written description of the proposed resolution of the Disputed Matters, together with any relevant supporting materials, (iii) Seller’s written description of the proposed resolution of the Disputed Matters, together with any relevant supporting materials and (iv) the Expert Proceeding Notice.
(d)    The Expert shall make its determination by written decision within fifteen (15) days following receipt of the materials described in Section 11.17(c) above (the “Expert Decision”). The Expert Decision with respect to the Disputed Matters shall be limited to the selection of the single proposal for the resolution of the aggregate Disputed Matters proposed by a Party that best reflects the terms and provisions of this Agreement, i.e., the Expert must select either Buyer’s proposal or Seller’s proposal for resolution of the aggregate Disputed Matters.
(e)    The Expert Decision shall be final and binding upon the Parties, without right of appeal, absent manifest error. In making its determination, the Expert shall be bound by the rules set forth in this Article 11. The Expert may consult with and engage disinterested Third Parties to advise the Expert, but shall disclose to the Parties the identities of such consultants. Any such consultant shall not have worked as an employee or consultant for either Party or its Affiliates during the five (5)-year period preceding the arbitration nor have any financial interest in the dispute.
(f)    Within two (2) Business Days following the Expert Decision, Seller and Buyer shall execute and deliver a joint written instruction to the Transfer Agent to release the number of Title Escrow Shares and Environmental Escrow Shares (as applicable) from the Defect Escrow Account so determined to be owed to either Party with respect to the Disputed Matters, in each case, in accordance with the Expert Decision.
(g)    The Expert shall act as an expert for the limited purpose of determining the specific matters submitted for resolution and shall not be empowered to award damages, interest, or penalties to either Party with respect to any matter. Each Party shall bear its own legal fees and other costs of preparing and presenting its case. All costs and expenses of the Expert shall be borne by the non-prevailing Party in any such arbitration proceeding.
ARTICLE 12
EMPLOYMENT MATTERS
12.01    Seller Compensation and Benefit Plans. Effective as of the Closing Date, the Continuing Employees shall cease to accrue further benefits and shall cease to be active participants under the Seller Benefit Plans subject to and in accordance with the terms thereof. Buyer shall not assume any of the Seller Benefit Plans. From and after the Closing Date, Seller shall retain and shall be responsible for all obligations and liabilities under the Seller Benefit Plans subject to and in accordance with the terms thereof. Seller shall be responsible for any obligations arising under Section 4980B of the Code with respect to all “M&A qualified beneficiaries” as defined in Treasury Regulation Section 54.4980B-9 other than any Continuing Employees or their dependents or beneficiaries. As of and following the Closing Date, Buyer shall be responsible for any obligations arising under Section 4980B of the Code with respect to the Continuing Employees and their dependents and beneficiaries, including any qualifying event that occurs with respect to the Continuing Employees and their dependents and beneficiaries on or following the Closing Date (including all qualifying events that occur with respect to the Continuing Employees and their dependents and beneficiaries in connection with the transactions contemplated by this Agreement, but only with respect to Continuing Employees).
12.02    Available Employees’ Offers and Post-Closing Date Employment. Within three (3) Business Days of the Execution Date, Seller shall deliver to Buyer a schedule that includes a list of all Available Employees (the “Employee Letter”), which Employee Letter shall include the name, job title, active/leave status, Fair Labor Standards Act classification and start date of each Available Employee. Buyer, in its sole discretion, may make offers of employment, which offers will be effective as of the Closing Date (“Employment Date”), to one or more of the Available Employees, subject to the requirements of Section 12.05. Only employees who accept an offer of employment and actually commence employment with Buyer are referred to individually and collectively as “Continuing Employees.” Buyer shall comply with all applicable Legal Requirements with respect to the hiring of Available Employees and will make offers with terms consistent with the requirements set forth in Section 12.03. From and after the Closing, Buyer shall indemnify and hold harmless Seller and its Affiliates with respect to all claims and Damages relating to or arising out of Buyer’s employment offer process described in Section 12.02 (including any claim of discrimination or other illegality in such offer process). Notwithstanding the foregoing and for the avoidance of doubt, in no event shall the Buyer Parties be responsible for severance or termination pay or similar compensation or benefits for Available Employees who do not become Continuing Employees.
12.03    Buyer’s Employee Benefit Plans. Buyer shall (a) provide all Continuing Employees with employee benefit plans that are provided by the Buyer to its similarly situated employees from time to time (including with respect to any cash-based annual incentive compensation, but excluding equity and other long-term incentive awards, retention bonuses and change in control arrangements), and (b) use Commercially Reasonable Efforts to cause the Continuing Employees to be credited with service with Seller and Seller’s Affiliates under Buyer’s employee benefit plans for purposes of eligibility, vesting, and seniority and level of benefits to the same extent credited under the corresponding Seller Benefit Plan.
12.04    Post-Closing Date Employment Claims. Buyer shall indemnify, defend and hold Seller and its Affiliates harmless from and against any and all liability of any kind or nature involving or related to the employment of the Continuing Employees by Buyer after the Closing Date, including any liability related to any employee benefit plan sponsored or maintained by Buyer or its Affiliates after the Closing Date.
12.05    WARN Act. From the date of this Agreement until the Closing Date, Seller shall not and shall cause its Affiliates not to terminate the employment of any Available Employees such that a “plant closing” or “mass layoff” (as those terms are defined in the WARN Act or any similar state Legal Requirement) occurs prior to the Closing Date without complying with the WARN Act. On and following the Closing, Seller may terminate the employment of any Available Employees who either declined an offer of employment from Buyer or were not offered employment by Buyer. Buyer will have full responsibility under the WARN Act caused by any act or omission of Buyer after the Closing Date.
12.06    No Third Party Beneficiary Rights. Nothing in this Agreement, expressed or implied, shall confer upon any Available Employees (or any of their beneficiaries or alternate payees) any rights or remedies (including any right to employment or continued employment, or any right to compensation or benefits for any period) of any nature or kind whatsoever, under or by reason of this Agreement or otherwise. In addition, the provisions of this Article 12, are for the sole benefit of the Parties and are not for the benefit of any Third Party. Nothing contained in this Article 12 shall be considered or deemed to establish, amend, or modify any benefit or compensation plan, program, policy, agreement, arrangement, or contract.
ARTICLE 13
GENERAL PROVISIONS
13.01    Records. As soon as reasonably practicable after Closing, but in any event no later than thirty (30) days following the Closing Date, Seller, at Buyer’s cost and expense, shall deliver originals of all Records and Saragosa Books that are in Seller’s and/or Saragosa’s possession to Buyer (FOB Seller’s office). With respect to any original Records or Saragosa Books delivered to Buyer, (a) Seller shall be entitled to retain copies of such Records or Saragosa Books, and (b) Buyer shall retain any such original Records and Saragosa Books for at least seven (7) years beyond the Closing Date, during which seven (7)-year period Seller shall be entitled to obtain access to such Records and Saragosa Books, at reasonable business hours and upon prior notice to Buyer, so that Seller may make copies of such originals, at its own expense, as may be reasonable or necessary in connection with any Proceeding or Threatened Proceeding against Seller. Without limiting the foregoing, following the Closing and for a period of two (2) years thereafter, upon a written request from Seller, Buyer shall use its Commercially Reasonable Efforts to cooperate with Seller and its Affiliates in connection with any Proceeding related to the Assets, including any audit related to a joint operating agreement covering any of the Assets, for which Seller retains liability pursuant to this Agreement. Any reasonable and documented out-of-pocket costs incurred by Buyer in connection with such cooperation shall be promptly reimbursed by Seller.
13.02    Expenses and Tax Matters.
(a)    Expenses Generally. Except as otherwise expressly provided in this Agreement, each Party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, Representatives, counsel and accountants. However, the prevailing Party in any Proceeding brought under or to enforce this Agreement, excluding any expert proceeding pursuant to Section 11.17 or Section 1.05(e), shall be entitled to recover court costs and arbitration costs, as applicable, and reasonable attorneys’ fees from the non-prevailing Party or Parties, in addition to any other relief to which such Party is entitled.
(b)    Transfer Taxes. All Transfer Taxes shall be borne by Buyer. Seller and Buyer shall reasonably cooperate in good faith to file all necessary Tax Returns and other documentation with respect to such Transfer Taxes, fees, and expenses and to minimize, to the extent permissible under law, the amount of any Transfer Taxes.
(c)    Tax Indemnity and Prorations. Seller shall retain responsibility for, and shall bear, all Pre-Effective Time Taxes. All Post-Effective Time Taxes shall be allocated to and borne by Buyer. For purposes of allocation of Income Taxes (or any Income Tax refund or amount credited against any Income Tax) of Saragosa (other than any Pass-Through Income Tax) with respect to any Straddle Period, the portion of any such Income Taxes that is attributable to the portion of such Straddle Period ending immediately prior to the Effective Time shall be the amount that would be payable if the Straddle Period ended immediately prior to the Effective Time. For purposes of allocation between the Parties of Pre-Effective Time Taxes and Post-Effective Time Taxes, (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than Asset Taxes described in clause (iii) below) shall be allocated based on severance or production occurring before the Effective Time (which shall be Seller’s responsibility) and from and after the Effective Time (which shall be Buyer’s responsibility); (ii) Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (i) or (iii)) shall be allocated based on transactions giving rise to such Asset Taxes occurring before the Effective Time (which shall be Seller’s responsibility) and from and after the Effective Time (which shall be Buyer’s responsibility); (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis with respect to a Straddle Period shall be allocated pro rata per day between the portion of the Straddle Period ending immediately prior to the Effective Time (which shall be Seller’s responsibility) and the portion of the Straddle Period beginning at the Effective Time (which shall be Buyer’s responsibility); and (iv) any Income Taxes of Saragosa (other than any Pass-Through Income Tax) shall be allocated based on an interim closing of the books as of immediately prior to the Effective Time. For purposes of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated pro rata per day between the portion of the Straddle Period ending immediately prior to the Effective Time and the portion of the Straddle Period beginning at the Effective Time. To the extent the actual amount of any Pre-Effective Time Taxes or Post-Effective Time Taxes is not determinable at Closing or the Final Settlement Date, Buyer and Seller shall utilize the most recent information available in estimating the amount of such Asset Taxes for purposes of Section 1.05. Upon determination of the actual amount of such Taxes, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Taxes that is allocable to such Party under this Section 13.02(c).
(d)    Tax Returns and Payments.
(i)    Except as required by applicable Legal Requirements, in respect of Asset Taxes and other Taxes (other than any Pass-Through Income Taxes) payable by Saragosa, (i) Seller shall be responsible for timely remitting or causing to be timely remitted all such Taxes that are due prior to the Closing Date (subject to Seller’s right to reimbursement by Buyer under Section 13.02(c) to the extent not taken into account in Section 1.05(c)(i)(B)), (ii) Buyer shall be responsible for timely remitting or causing to be timely remitted all such Taxes that are due on or after the Closing Date (subject to Buyer’s right to reimbursement by Seller under Section 13.02(c) to the extent not taken into account in Section 1.05(c)(ii)(B)), in each case, to the applicable taxing authority, (iii) Seller shall prepare and timely file or cause to be prepared and timely filed any Tax Return for such Taxes that are required to be filed prior to the Closing Date, and (iv) Buyer shall prepare and timely file or cause to be prepared and timely filed any Tax Return for such Taxes required to be filed on or after the Closing Date (including any such Tax Returns related to any Straddle Period).  Buyer shall prepare all such Tax Returns relating to any Straddle Period on a basis consistent with past practice except to the extent otherwise required by applicable Legal Requirements.  Buyer shall provide Seller with a copy of any such Tax Return for any Straddle Period for Seller’s review and approval at least ten (10) days prior to the due date for the filing of such Tax Return (or within a commercially reasonable period after the end of the relevant Taxable period, if such Tax Return is required to be filed less than ten (10) days after the close of such Taxable period), and Buyer shall implement all reasonable comments of Seller provided to Buyer in advance of the due date for the filing of such Tax Return; provided that if Buyer and Seller cannot agree on any such Tax Return, any disputes shall be determined by the independent accounting firm in accordance with the provisions of Section 1.05(e), mutatis mutandis.
(ii)    As between the Parties, Seller shall be entitled to prepare (or cause to be prepared) all Pass-Through Tax Returns of Saragosa that relate to any tax period beginning on or before the Closing, including Saragosa’s U.S. federal information return on IRS Form 1065. Seller shall provide Buyer with a copy of any such Tax Return for Buyer’s review and comment at least ten (10) days prior to the due date for the filing of such Tax Return, and Seller shall consider in good faith all reasonable comments of Buyer provided to Seller in advance of the due date for the filing of such Tax Return.
(e)    Tax Audits. After the Closing Date, if Buyer or Saragosa receive notice of any audit, demand, claim, proposed adjustment, assessment, examination or other administrative or court proceeding relating to any Pass-Through Income Tax or Pass-Through Tax Return of Saragosa with respect to any taxable period beginning on or prior to the Closing Date (a “Tax Contest”), Buyer shall notify Seller as soon as practicable and in any event within ten (10) days of receipt of such notice. As between the Parties, Seller shall have the right to control and settle any such Tax Contest; provided that, to the extent such Tax Contest would materially and adversely impact the Buyer (including Saragosa after the Closing), (i) Seller shall keep the Buyer reasonably informed regarding the status of such Tax Contest; (ii) Seller shall control such contest in good faith; (iii) the Buyer shall have the right at its expense to participate, or cause Saragosa to participate, in such Tax Contest; and (iv) Seller shall not settle, resolve, or abandon (and shall not allow Saragosa to settle, resolve, or abandon) such Tax Contest without the prior written consent of the Buyer (which shall not be unreasonably withheld, conditioned, or delayed).
(f)    Cooperation. Buyer and Seller agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to Saragosa, the Assets, and the Saragosa Properties, including access to books and records, as is reasonably necessary for the filing of all Tax Returns by Buyer or Seller, the making of any election relating to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax relating to Saragosa, the Assets, or the Saragosa Properties.
(g)    Tax Refunds. Seller shall be entitled to any and all refunds of Taxes allocated to Seller pursuant to Section 13.02(c), and Buyer shall be entitled to any and all refunds of Taxes allocated to Buyer pursuant to Section 13.02(c).  If a Party receives a refund of Taxes to which the other Party is entitled pursuant to this Section 13.02(g), the first Party shall promptly pay such amount to the other Party, net of any reasonable costs or expenses incurred by the first Party in procuring such refund. Nothing in this Section 13.02(g) shall require that the Buyer make any payment with respect to any Tax refund that is with respect to (a) any net operating loss carry back, Tax credit or other Tax attribute incurred in a period occurring after the Closing Date being carried back to a Pre-Effective Time Period (or portion of any Tax period occurring after the Closing Date); (b) a refund or reduction of an amount to the extent such refund or reduction is taken into account pursuant to Section 1.05(c)(i); (c) any Tax refund resulting from the payment of Taxes made by the Buyer and/or Saragosa after the Closing Date that are indemnifiable pursuant to the terms of this Agreement to the extent Seller has not indemnified the Buyer and/or Saragosa for such payment in accordance with this Agreement; or (d) any Tax refund to the extent that Saragosa is required to remit such Tax refund to any other Person under applicable Legal Requirements or a provision of a Contract entered into (or assumed) by Saragosa on or prior to the Closing Date. If there is a subsequent reduction by the applicable taxing authority (or by virtue of a change in applicable Legal Requirements) of any amounts with respect to which a payment has been made to Seller pursuant to this Section 13.02(g), then Seller shall promptly pay to the Buyer an amount equal to such reduction.
(h)    Tax Treatment. For U.S. federal income tax purposes, the Parties acknowledge and agree that the purchase and sale of the Acquired Interests (within the meaning of this Agreement and the BPP PSA) pursuant to this Agreement and the BPP PSA, collectively, is intended to be treated (i) as a purchase of the assets of Saragosa by Buyer and (ii) as a sale of partnership interests of Saragosa by Seller and BPP, as described in Revenue Ruling 99-6, situation 2. No Party shall take any position inconsistent with the preceding sentence for any purpose unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a)(1) of the Code or corresponding provision of applicable U.S. state or local law.
13.03    Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with receipt acknowledged, with the receiving Party affirmatively obligated to promptly acknowledge receipt, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate recipients, addresses or email addresses set forth below (or to such other recipients, addresses or email addresses as a Party may from time to time designate by notice to the other Party):

NOTICES TO PARENT AND/OR BUYER:
Callon Petroleum Company
2000 W. Sam Houston Parkway S., Suite 2000
Houston, Texas 77042
Attn:     General Counsel
Email: legal@callon.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Attn:     Michael P. Darden
Email: mpdarden@gibsondunn.com

NOTICES TO SELLER:

Primexx Resource Development, LLC
4849 Greenville Avenue, Suite 1600
Dallas, Texas 75206
Attention: Chris Doyle
Email: chris.doyle@primexx.com

With a copy (which shall not constitute notice) to:

Blackstone Management Partners L.L.C.
345 Park Avenue, 43rd Floor
New York, New York 10154
Attention: Angelo Acconcia; Erik Belz
Email:    acconcia@blackstone.com;
Erik.Belz@blackstone.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention:    Rhett A. Van Syoc, P.C.
Email:    rhett.vansyoc@kirkland.com

Kirkland & Ellis LLP
1601 Elm Street
Dallas, Texas 75201
Attention: Thomas K. Laughlin, P.C.
Email:    thomas.laughlin@kirkland.com

13.04    Governing Law; Jurisdiction; Service of Process; Jury Waiver. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE RIGHTS, DUTIES AND THE LEGAL RELATIONS AMONG THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. WITHOUT LIMITING THE PARTIES’ AGREEMENT TO ARBITRATE IN SECTION 11.17 OR THE DISPUTE RESOLUTION PROCEDURE PROVIDED IN SECTION 1.05(e) WITH RESPECT TO DISPUTES ARISING THEREUNDER, THE PARTIES TO THIS AGREEMENT CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN HOUSTON, TEXAS OR THE STATE COURTS LOCATED IN HOUSTON, TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, ANY TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT, ANY TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL BE EXCLUSIVELY LITIGATED IN SUCH COURTS DESCRIBED ABOVE HAVING SITES IN HOUSTON, TEXAS AND EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS SOLELY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL AND NONAPPEALABLE JUDGMENT AGAINST A PARTY IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT. TO THE EXTENT THAT A PARTY OR ANY OF ITS AFFILIATES HAS ACQUIRED, OR FOLLOWING THE EXECUTION DATE MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM

ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES) IRREVOCABLY (a) WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS WITH RESPECT TO THIS AGREEMENT AND (b) SUBMITS TO THE PERSONAL JURISDICTION OF ANY COURT DESCRIBED IN THIS SECTION 13.04.
13.05    Further Assurances. Each of (a) Seller, on the one hand, and (b) the Buyer Parties, on the other hand, agree (i) to furnish upon request to each other such further information, (ii) to execute, acknowledge and deliver to each other such other documents and (iii) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
13.06    Waivers. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by either Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Legal Requirement, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party, (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
13.07    Entire Agreement and Modification. This Agreement supersedes all prior discussions, communications and agreements (whether oral or written) between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except by a written agreement executed by both Parties. No representation, promise, inducement or statement of intention with respect to the subject matter of this Agreement has been made by either Party that is not embodied in this Agreement together with the documents, instruments and writings that are delivered pursuant to this Agreement, and neither Party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any Schedule or Exhibit to this Agreement, the terms and provisions of this Agreement shall govern, control, and prevail.
13.08    Assignments, Successors and No Third Party Rights. Neither Party may assign any of its rights, liabilities, covenants or obligations under this Agreement without the prior written consent of the other Party (which consent may be granted or denied at the sole discretion of the other Party), and (a) any assignment made without such consent shall be void, and (b) in the event of such consent, such assignment nevertheless shall not relieve such assigning Party of any of its obligations under this Agreement without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Subject to and without limiting Section 13.14, nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties or any other agreement contemplated in this Agreement (and Buyer Group and Seller Group who are entitled to indemnification under Article 10), any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. Subject to the preceding sentence, and without limiting Section 13.14, this Agreement, any other agreement contemplated in this Agreement, and all provisions and conditions of this Agreement and thereof, are for the sole and exclusive benefit of the Parties and such other agreements (and Buyer Group and Seller Group who are entitled to indemnification under Article 10), and their respective successors and permitted assigns.
13.09    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.
13.10    Article and Section Headings, Construction. The headings of Sections, Articles, Exhibits, and Schedules in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Section,” “Article,” “Exhibit,” or “Schedule” refer to the corresponding Section, Article, Exhibit, or Schedule of this Agreement. Unless expressly provided to the contrary, the words “hereunder,” “hereof,” “herein,” and words of similar import are references to this Agreement as a whole and not any particular Section, Article, Exhibit, Schedule, or other provision of this Agreement. Each definition of a defined term in this Agreement shall be equally applicable both to the singular and the plural forms of the term so defined. All words used in this Agreement shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and (in its various forms) means including without limitation. Each Party has had substantial input into the drafting and preparation of this Agreement and has had the opportunity to exercise business discretion in relation to the negotiation of the details of the Contemplated Transactions. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. This Agreement shall not be construed against either Party, and no consideration shall be given or presumption made on the basis of who drafted this Agreement or any particular provision of this Agreement or who supplied the form of Agreement.
13.11    Counterparts. This Agreement may be executed and delivered (including by electronic and/or “DocuSign” signatures and in facsimile or e-mail transmission in PDF form) in one or more counterparts, each of which shall be deemed to be an original copy of this

Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.
13.12    Press Release, News Media and External Statements. Prior to the Closing and after any termination of this Agreement, as applicable, Buyer shall hold, and shall cause its Affiliates and its and their respective Representatives to hold, in confidence, all confidential documents and information concerning Seller and Saragosa furnished to Buyer or its Representatives in connection with this Agreement and the Contemplated Transactions in the manner specified in the Confidentiality Agreement. Notwithstanding anything to the contrary in the Confidentiality Agreement, without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), no Party shall issue any press release or make any public announcement pertaining to this Agreement or the Contemplated Transactions or otherwise disclose the existence of this Agreement and the Contemplated Transactions to any Third Party, except (a) to the extent deemed in good faith by such disclosing Party to be required by applicable Legal Requirements or by obligations pursuant to any listing agreement with or rules of any national securities exchange, in which case the Party proposing to issue such press release or make such public announcement or make such disclosure shall consult in good faith with the other Party before issuing any such press releases or making any such public announcements or disclosures, (b) in connection with the procurement of any necessary consents, approvals, payoff letters and similar documentation or to the extent necessary to comply with or obtain a waiver of any Preferential Purchase Right, (c) to the extent such information has entered the public domain other than by Breach of this Agreement and (d) that each Party may disclose the terms of this Agreement to their respective accountants, legal counsel, lenders, lenders’ legal counsel and other Representatives as necessary in connection with the ordinary conduct of their respective businesses; provided that such persons agree to keep the terms of this Agreement strictly confidential. Notwithstanding the foregoing, (x) to the extent applicable, Seller, its equity holders and their respective Affiliates may disclose to their direct and indirect limited partners and members such information as is customarily provided to current or prospective limited partners in private equity funds, in each case, subject to the terms and conditions of the Confidentiality Agreement, and (y) Buyer may issue (i) public announcements or other public disclosures announcing the Agreement and/or the Contemplated Transactions, and (ii) investor presentations given to investors related to the Agreement and/or the Contemplated Transactions; provided that Buyer shall consult in good faith with Seller before issuing, and provide Seller with advance copies of, any such announcements, disclosures or presentations. This Section 13.12 shall not prevent either Party from recording the Assignment delivered at the Closing or from complying with any disclosure requirements of Governmental Bodies that are applicable to the transfer of the Assets. The covenant set forth in this Section shall terminate one (1) year after the Closing Date.
13.13    Remedies. The Parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement contemplated to be performed prior to, or contemporaneous with, Closing was not performed by Buyer or Seller in accordance with the terms of this Agreement and that monetary damages, even if available, would not be an adequate remedy therefor. As a result, prior to the termination of this Agreement, each Party shall be entitled to specific performance against the other Party in order to prevent Breaches of this

Agreement and of the terms of this Agreement (including the obligation to consummate transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement), without proof of actual damages (and each Party waives any requirement for the securing or posting of any bond in connection with such remedy) in addition to any other remedy at law or equity. In connection with the exercise of any Party’s rights under this Section 13.13, the Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Legal Requirement or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
13.14    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously with this Agreement, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation under this Agreement, and that it has no rights of recovery under this Agreement against, and no recourse under this Agreement or under any documents, agreements, or instruments delivered contemporaneously with this Agreement or in respect of any oral representations made or alleged to be made in connection with this Agreement or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Recourse Person”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such party against the Non-Recourse Persons, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Legal Requirement, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Recourse Person, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated by this Agreement, under any documents or instruments delivered contemporaneously with this Agreement, in respect of any oral representations made or alleged to be made in connection with this Agreement or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Except to the extent otherwise expressly set forth in, and subject in all cases to the terms and conditions of and limitations in this Agreement, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties to this Agreement and then only with respect to the specific obligations set forth in this Agreement with respect to such Party. Without limitation of any of the foregoing, the Parties specifically acknowledge and agree that BPP is a Non-Recourse Person for all purposes under this

Agreement. Each Non-Recourse Person is expressly intended as a third-party beneficiary of this Section 13.14.
13.15    Name Change. As promptly as practicable, but in any event within sixty (60) days after the Closing Date, Buyer shall eliminate, remove or paint over the use of the name “Primexx,” “Primexx Energy,” “Primexx Resources,” “Primexx Operating” and variants thereof from the Assets and the Saragosa Properties, and, except with respect to such grace period for eliminating the existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates. Buyer shall be solely responsible for any direct or indirect costs or expenses resulting from the change in use of name and any resulting notification or approval requirements.
13.16    Preparation of Agreement. Both Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.
13.17    Time is of the Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.
13.18    Recording. As soon as practicable after Closing, Buyer shall record the Assignment and other assignments, if any, delivered at Closing in the appropriate counties, as well as with any appropriate Governmental Bodies, and provide Seller with copies of all recorded or approved instruments.
13.19    Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW TO BE EFFECTIVE, THE PROVISIONS IN THIS AGREEMENT IN BOLD-TYPE AND/OR ALL-CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.
13.20    Appendices, Exhibits and Schedules. All of the Appendices, Exhibits, and Schedules referred to in this Agreement are incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement and its counsel has received a complete set of Appendices, Exhibits, and Schedules prior to and as of the execution of this Agreement. Unless the context otherwise requires, all capitalized terms used in used in the Appendices, Exhibits and Schedules shall have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter in the Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Schedules. No disclosure in the Schedules relating to any possible breach or violation of any agreement or Legal Requirement shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment by Seller, in and of itself, that such information is material to or outside the ordinary course of business of Seller or required to be disclosed on the Schedules. Each disclosure in the Schedules shall be deemed to qualify the particular sections or subsections of the representations and warranties expressly referenced, and each other section or subsection of the representations and warranties where the relevance of such disclosure is reasonably apparent on its face.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

BUYER:
    CALLON PETROLEUM OPERATING COMPANY

By:	/s/ Joseph C. Gatto, Jr.
Name:	Joseph C. Gatto, Jr.
Title:	President & CEO

PARENT:
    CALLON PETROLEUM COMPANY

By:	/s/ Joseph C. Gatto, Jr.
Name:	Joseph C. Gatto, Jr.
Title:	President & CEO

Signature Page to Purchase and Sale Agreement

SELLER:
                    PRIMEXX RESOURCE DEVELOPMENT, LLC

By:	/s/ Chris Doyle
Name:	Chris Doyle
Title:	Chief Executive Officer and President

Signature Page to Purchase and Sale Agreement

APPENDIX I
DEFINITIONS
For purposes of this Agreement, in addition to other capitalized terms defined in this Agreement, the following terms have the meanings specified or referred to in this Appendix I when capitalized:
“AAA” – the American Arbitration Association.
“Acquired Interests” – as defined in Section 3.04(a).
“Adjusted Cash Purchase Price” – as defined in Section 1.05(c).
“Adjusted Stock Consideration” – as defined in Section 1.05(c).
“AFE” – as defined in Section 2.14.
“Affiliate” – with respect to a Party, any Person directly or indirectly Controlled by, Controlling or under common Control with, such Party, including any subsidiary of such Party and any “affiliate” of such Party within the meaning of Reg. §240.12b-2 of the Securities Exchange Act of 1934, as amended; provided that, notwithstanding the foregoing, the term “Affiliate” or “Affiliates” shall not mean, and expressly excludes, BPP and its subsidiaries. For purposes of this Agreement, Saragosa shall be an “Affiliate” of Seller prior to the Closing and, if Closing occurs, from and after the Closing shall be an “Affiliate” of Buyer.
“Aggregate Defect Deductible” – an amount equal to two percent (2%) of the unadjusted Purchase Price.
“Aggregate Environmental Defect Value” – as defined in Section 11.14.
“Aggregate Title Defect Value” – as defined in Section 11.08.
“Agreement” – as defined in the preamble to this Agreement.
“Allocated Values” – the values assigned among the Assets as set forth on Exhibit A-9 and Exhibit A-2.
“Allocation Dispute Resolution Period” – as defined in Section 1.07(b).
“Alternative Transaction” – shall mean any of the following involving Seller (including its Controlled affiliates and Controlling equity holders): (a) any direct or indirect sale, issuance, conveyance, or other transfer to any Third Party, or any acquisition by a Third Party, of any securities of the companies that hold title to the Assets (the “Seller Companies”) or any option, warrant or instrument convertible into such securities of the Seller Companies; (b) any direct or indirect sale, assignment, conveyance, or other transfer of any of the Assets to any Third Party; (c) any recapitalization, merger, consolidation, business combination, joint venture, tender offer, exchange offer, binding share exchange, or other similar transaction with any Third Party that would materially conflict with or otherwise materially impede the Contemplated Transactions; or (d) any transaction with a Third Party that has a similar economic effect
Appendix I - 1

of the foregoing clauses (a) through (c) or that would materially conflict with or otherwise materially impede the Contemplated Transactions.
“Applicable Contracts” – all Contracts to which Seller or Saragosa is a party or is bound and to which any of the Assets or the Saragosa Assets are subject or by which any of the Assets or the Saragosa Properties are bound, including: communitization agreements; net profits agreements; production payment agreements; area of mutual interest agreements; joint venture agreements; confidentiality agreements; farmin and farmout agreements; bottom hole agreements; crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements; Hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; and other similar contracts and agreements, but exclusive of (a) any master service agreements, procurement agreements, engineering and procurement contracts and similar service contracts and any work order thereunder or relating thereto, and (b) and any Contracts primarily relating to the Excluded Assets.
“Asset Taxes” – all ad valorem, property, excise, severance, production, sales, real estate, use, personal property and similar Taxes based upon the operation or ownership of the Assets or Seller’s pro rata share of the Saragosa Properties, the production of Hydrocarbons therefrom or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, any Income Taxes and Transfer Taxes.
“Assets”– all of Seller’s right, title and interest in, to, and under the following, without duplication, except to the extent constituting Excluded Assets:
(a)    all oil and gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including mineral fee interests, sublease interests, farmout interests, Royalties and other types of mineral interests), in each case, described in Exhibit A-1 (the “Leases”), together with any leasehold estates and other interests created thereby subject to the terms, conditions, covenants and obligations set forth in such Leases on Exhibit A-1, and all related rights and interests in the lands covered by the Leases and any lands pooled or unitized therewith (the “Lands”);
(b)    all oil, gas, water, CO2, injection, disposal, monitoring and other wells whether producing, shut-in, completed, plugged or abandoned, in each case, described in Exhibit A-2 (the “Wells”);
(c)    all unitization and pooling agreements, declarations and orders in effect with respect to any of the Leases or Wells and the units and pooled or communitized acreage created thereby (the “Units,” and together with the Leases and Wells, collectively, the “Properties”) and all tenements, hereditaments, and appurtenances belonging to the Leases and Units;
(d)    all Hydrocarbons in, on, under, or produced form or attributable to the Properties at and after the Effective Time, and the proceeds thereof, and all Hydrocarbon
Appendix I - 2

inventories from or attributable to the Properties that are in storage or existing in stock tanks, pipelines or plants, in each case, as of the Effective Time;
(e)    to the extent that they may be assigned, transferred or re-issued by Seller (provided that Seller will use Commercially Reasonable Efforts to obtain any necessary consent to assignment, transfer or re-issuance), all Permits, licenses, allowances, water rights, registrations, consents, orders, approvals, variances, authorizations, servitudes, easements, rights-of-way, surface leases, other surface interests and surface rights to the extent appurtenant to or used or held for use in connection with the ownership, operation, production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or produced water from the Properties or any of the Assets, in each case, including those described in Exhibit A-3 (collectively, the “Rights of Way”);
(f)    all equipment, machinery, supplies, inventory, fixtures, improvements and other personal, movable and mixed property located on any of the Properties that is used or held for use in connection therewith, including well equipment, casing, tubing, pumps, motors, machinery, platforms, rods, tanks, boilers, fixtures, compression equipment, manifolds, processing and separation facilities, pads, structures, materials and other items used or held for use in the operation thereof (collectively, the “Personal Property”);
(g)    all field offices located on the Lands and any associated real property (other than any Surface Fee Interests), in each case, described on Exhibit A-4 (the “Field Offices and Associated Real Property”), and any Personal Property (including any leased Personal Property) located thereon;
(h)    the pipelines, gathering systems, and water recycling systems used or held for use in connection with the use and operation of the Properties and any other Assets, including those described on Exhibit A-5;
(i)    the surface fee interests used or held for use in connection with the use and operation of the Properties and any other Assets, including those described on Exhibit A-6 (the “Surface Fee Interests”);
(j)    the vehicles described on Exhibit A-7;
(k)    to the extent assignable (provided that Seller will use Commercially Reasonable Efforts to obtain any necessary consent to assignment), all Applicable Contracts to which Seller or any of its Affiliates is a party and all rights thereunder insofar as and only to the extent relating to the other Assets or the production of Hydrocarbons from the other Assets;
(l)    all Imbalances relating to the Assets;
(m)    the Suspense Funds;
Appendix I - 3

(n)    originals (if available, and otherwise copies) and copies in digital form (if available) of all of the books, files, records, information and data in Seller’s possession, whether written or electronically stored, primarily relating to the Assets, including: (i) land and title records (including prospect files, maps, lease records, abstracts of title, title opinions and title curative documents); (ii) Applicable Contract files; (iii) operations, environmental, production and accounting records; and (iv) production, facility and well records and data and (v) to the extent assignable (provided that Seller will use Commercially Reasonable Efforts to obtain any necessary consent to assignment), all cores, core analysis, geophysical, geological and other seismic and related technical data and information relating to the Assets (including all of Seller’s interpretive data related thereto) (collectively, “Records”);
(o)    all radio equipment, SCADA and measurement technology and other production related mobility devices (such as SCADA controllers), well communication devices and any other information technology systems and licenses associated with the foregoing, in each case only to the extent such assets and licenses are (i) used or held for use in connection with the operation of the Properties, (ii) assignable (provided that Seller shall use Commercially Reasonable Efforts to cause the transfer of all such rights and interests to Buyer), and (iii) located on the Properties as of the Effective Time (the “Production Related IT Equipment”);
(p)    all Seismic Contracts (to the extent assignable, provided that Seller will use Commercially Reasonable Efforts to obtain any necessary consent to assignment);
(q)    all (i) trade credits, accounts, receivables of Seller, general intangibles and other proceeds, income or revenues of Seller attributable to the Assets, to the extent related to periods of time from and after the Effective Time or to any Assumed Liabilities, and (ii) liens and security interests in favor of Seller, whether choate or inchoate, under any Legal Requirement or contract, to the extent arising from, or relating to, the ownership, operation, or sale or other disposition at or after the Effective Time of any of the other Assets;
(r)    all rights to audit the records of any Person and to receive refunds or payments of any nature, and all amounts of money relating thereto, in each case, to the extent arising from, or relating to, the ownership, operation, or sale or other disposition at or after the Effective Time of the other Assets or to the extent relating to any Assumed Liabilities;
(s)    all intangible rights, inchoate rights, transferable rights under warranties made by prior owners, manufacturers, vendors, and Third Parties, and rights accruing under applicable statutes of limitation or prescription, in each case, to the extent related or attributable to the Assets;
(t)    to the extent related to the other Assets, all claims, rights, demands, complaints, causes of action, suits, actions, judgments, damages, awards, fines, penalties, recoveries, settlements, appeals, duties, obligations, liabilities, losses, debts, costs, and
Appendix I - 4

expenses (including court costs, expert witness fees, and reasonable attorneys’ fees) in favor of Seller (i) arising from acts, omissions, or events occurring from and after the Effective Time, or (ii) relating to the period prior to the Effective Time to the extent covering, related or attributable to the Assumed Liabilities, in each case, excluding items that relate to matters for which Seller is required to provide indemnification to Buyer under this Agreement; and
(u)    all Royalties and mineral interests associated with the Lands that are not otherwise scheduled on Exhibit A-1.
For the avoidance of doubt, the “Assets” do not include any assets or properties described in clauses (a) through (u) above to the extent of any interests therein owned by Saragosa.
“Assignment” – the Assignment and Bill of Sale from Seller to Buyer, pertaining to the Assets, substantially in the form attached to this Agreement as Exhibit B-1.
“Assumed Liabilities” – as defined in Section 1.06.
“Available Cash” – the sum of (a) the Adjusted Cash Purchase Price, as would be calculated in accordance with this Agreement and set forth in the Preliminary Settlement Statement in accordance with Section 1.03, but without giving effect to Section 1.09, plus (b) the Deposit Amount, (c) plus the aggregate amount of any other unrestricted cash held by Seller or any of its subsidiaries as of immediately prior to the Closing.
“Available Employee”– certain employees of Seller or its Affiliates identified in the Employee Letter to whom Buyer may, but shall not be obligated to, make an offer of employment.
“Beneficially Own” – shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.
“Books and Records” – except to the extent constituting Excluded Assets, any and all of the Organizational Documents, books, records, contracts, agreements and files of a Person, existing on or after the date of this Agreement, including computer records and electronic copies of such information (but excluding electronic mail and other computer-based communications), whether maintained by such Person or any of its respective Affiliates.
“BPP” – as defined in the Recitals to this Agreement.
“BPP Cash Decrease” – as defined in Section 1.09(b).
“BPP Cash Increase” – the “Cash Increase” as such term is defined in the BPP PSA.
“BPP Cash Need” – the “Cash Need” as such term is defined in the BPP PSA.
Appendix I - 5

“BPP Paydown Excess” – the “Paydown Excess” as such term is defined in the BPP PSA.
“BPP PSA” – as defined in the Recitals to this Agreement.
“BPP Stock Consideration” – the “Stock Consideration” as defined in the BPP PSA.
“Breach” – any inaccuracy in or breach of, or any failure to perform or comply with, a representation, warranty, covenant, obligation, or other provision of this Agreement or confirmed in any certificate delivered pursuant to Section 1.04(a)(iv) or Section 1.04(b)(vii) of this Agreement.
“Business Day” – any day other than a Saturday, Sunday or any other day on which commercial banks in the State of Texas are authorized or required by law or executive order to close.
“Buyer” – as defined in the preamble to this Agreement.
“Buyer Group” – Buyer, Parent, each of their respective Affiliates, and each of their respective Representatives.
“Buyer Material Adverse Effect” – any circumstance, change, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) that, individually or in the aggregate with any other event or events, (x) has had or would be reasonably likely to have a material and adverse effect on the value, ownership, operations, condition (financial or otherwise), assets, liabilities, or obligations relating to, binding upon or otherwise arising in respect of Parent or Buyer, (y) materially and adversely affects the ability of the Buyer to consummate the Contemplated Transactions or would reasonably be expected to do so, or (z) actually results in or would be reasonably likely to result in, individually or in the aggregate, Damages, liabilities or claims greater than or equal to twenty percent (20%) of the unadjusted Purchase Price; provided, however, that in the case of clause (x) only, the term “Buyer Material Adverse Effect” shall not include material adverse effects resulting from (a) entering into this Agreement or any adverse change, effect or circumstance arising out of the announcement of the Contemplated Transactions, including (i) Losses or threatened Losses of, or any adverse change in the relationship with, employees, customers, suppliers, distributors, financing sources, licensors, licensees or others having relationships with Buyer or any of its subsidiaries and (ii) the initiation of litigation or other administrative Proceedings by any Person with respect to this Agreement or any of the Contemplated Transactions; (b) changes in Hydrocarbon prices; (c) any action or omission of Buyer taken in accordance with the terms of this Agreement or with the prior consent of Seller; (d) any effect resulting from general changes in industry, economic or political conditions in the United States; (e) civil unrest, any outbreak of hostilities, terrorist activities or war or any similar disorder; (f) acts or failures to act of any Governmental Body (including any new regulations related to the upstream industry),
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except to the extent arising from Buyer’s action or inaction; (g) acts of God, including hurricanes and storms; (h) the outbreak or continuation of any disease or epidemic (including COVID-19); (i) any reclassification or recalculation of reserves in the ordinary course of business; (j) natural declines in well performance; (k) general changes in Legal Requirements, in regulatory policies, or in GAAP; (l) changes in the stock price of Buyer (provided that the underlying causes of such changes in stock price shall be considered unless otherwise excepted pursuant to this definition); (m) the availability or costs of hedges; (n) casualty losses; (o) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (p) any consequences arising from any action by a Party expressly required or expressly permitted by this Agreement; (q) any consequences arising from any action taken (or omitted to be taken) by Buyer at the written request of or with the written consent of Seller or its Affiliates after the Execution Date; (r) any set of facts, occurrences or conditions specified in reasonable detail in Buyer’s disclosure schedules or any exhibits to this Agreement as of the Execution Date; or (s) matters as to which an adjustment is provided for under Section 1.05(c) or Buyer has indemnified Seller under this Agreement; provided that the exceptions in clauses (b), (d), (e), (g) and (h) shall apply only to the extent that such changes do not have a materially disproportionate impact on Buyer as compared to other Persons in the oil and gas industry of a similar size and related to similarly situated operations in the geographic region in which Buyer’s assets are located.
“Buyer Parties’ Closing Documents” – as defined in Section 4.02(a).
“Buyer Party” or “Buyer Parties” – as defined in the preamble to this Agreement.
“Cash Increase” – as defined in Section 1.09.
“Cash Need” – an amount equal to the sum of (a) the amount (expressed as a positive number) of Indebtedness for Borrowed Money that is being paid in connection with the Closing (without giving effect to any paydown thereof in connection with the Closing), (b) plus the amount of any other indebtedness for borrowed money of any Cash Need Affiliate of Seller reflected in the Example Cash Need Calculation, (c) plus (whether positive or negative) the Net Hedge Payment, and (d) plus (if negative), or minus (if positive), the amount of net working capital of Seller as of the Closing (calculated by Seller in good faith consistent with the calculation of the net working capital of Seller reflected in the Example Cash Need Calculation), (e) plus the amount of transaction costs incurred by Seller or any of its Cash Need Affiliates in connection with the Contemplated Transactions, and (f) plus the amount of any severance costs incurred by Seller or any of its Cash Need Affiliates in connection with the Contemplated Transactions. For the avoidance of doubt, (a) each component “Cash Need” shall be calculated without duplication of any amounts included in calculating the BPP Cash Need under the BPP PSA, (b) in no event shall “Cash Need” include any winddown or similar costs of Seller or its Affiliates, and (c) “Cash Need” shall be comprised only of the line items set forth on the Example Cash Need Calculation.
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“Cash Need Affiliate” – collectively, BPP, Saragosa, Primexx Energy Partners, Ltd., Primexx Energy Finance, LLC, Primexx Operating Corporation, BPP Energy Finance, LLC.
“Cash Purchase Price” – as defined in Section 1.02(a).
“Casualty Loss” – as defined in Section 11.16.
“Closing” – the closing of the Contemplated Transactions.
“Closing Cash Payment” – an amount in cash equal to (a) the Adjusted Cash Purchase Price as set forth in the Preliminary Settlement Statement, minus (b) the Deposit Amount, minus (c) the Payoff Amount.
“Closing Date” – as defined in Section 1.03.
“Closing Escrow Agreement” – the escrow agreement to be executed at closing pertaining to the Indemnity Escrow Account and (if applicable) the Defect Escrow Account by and among Seller, Buyer Parties and the Transfer Agent.
“Closing Holdback Shares” – as defined in Section 1.04(c).
“Closing Stock Amount” – the number of shares of Parent Common Stock equal to (i) the Adjusted Stock Consideration as set forth in the Preliminary Settlement Statement, minus (ii) the number of Closing Holdback Shares.
“Code” – the Internal Revenue Code of 1986, as amended.
“Comfort Period” – as defined in Section 5.08(c).
“Commercially Reasonable Efforts” – means reasonable efforts of a Party under existing circumstances; provided, however, that such efforts shall not include the incurring of any liability or obligation or the payment of any out-of-pocket costs and expenses (unless the other Party has agreed in writing to pay such costs).
“Complete Remediation” – with respect to an Environmental Defect, a remediation, corrective action, or other cure of such Environmental Defect which is substantially completed in accordance with the Lowest Cost Response.
“Confidentiality Agreement” – the certain confidentiality agreement dated as of March 19, 2021, by and among Callon (Permian) LLC, Primexx Energy Partners, Ltd. and BPP Energy Partners, LLC.
“Consent” – any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization) from any Person that is required to be obtained in connection with the execution or delivery of this Agreement or the consummation of the Contemplated Transactions.
“Consideration Mix” – with respect to Seller or any holder of Tag-Along rights identified on Schedule 2.11 that validly exercises its Tag-Along rights prior to or in connection with the Closing, the percentage equal to (a) the product of the number of shares of Stock Consideration received by such Person multiplied by the Reference Price
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as of the Execution Date (the “Stock Amount”) divided by (b) the sum of the Stock Amount and the unadjusted Cash Purchase Price.
“Contemplated Transactions” – all of the transactions contemplated by this Agreement, including:
(a)    the sale of the Assets and the Acquired Interests by Seller to Buyer; and
(b)    the performance by the Parties of their respective covenants and obligations under this Agreement.
“Continuing Employees” – as defined in Section 12.02.
“Contract” – any written or oral contract, agreement or any other legally binding arrangement (including, in each case, any amendment thereto), but excluding, however, any Lease, easement, right-of-way, permit or other instrument creating or evidencing an interest in the Assets or the Saragosa Properties, or any real or immovable property related to or used or held for use in connection with the operations of any Assets or Saragosa Properties.
“Control” – (including its derivatives and similar terms) possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such relevant Person by ownership of voting interest, by contract or otherwise.
“Conveyed Surface Fee Interests” – Seller’s interest in (a) the Field Offices and Associated Real Property and (b) the Surface Fee Interests.
“Cooperation Period” – as defined in Section 5.08(a).
“Cure” – as defined in Section 11.07(a).
“Damages” – any and all claims, demands, payments, charges, judgments, assessments, losses, liabilities, damages, penalties, fines, expenses, costs, fees, settlements, and deficiencies, including any attorneys’ fees, legal and other costs and expenses suffered or incurred therewith.
“De Minimis Environmental Defect Cost” – One Hundred Thousand Dollars ($100,000).
“De Minimis Title Benefit Amount” – Seventy-Five Thousand Dollars ($75,000); provided, however, that if a single Title Benefit based on a singular event or condition (rather than the same type of Title Benefit) affects more than one Asset or Saragosa Property, the Title Benefit Value for such Title Benefit shall be deemed to meet the De Minimis Title Benefit Amount if the aggregate sum of the Title Benefit Values for all Assets or Saragosa Properties affected by such single event or condition resulting in a Title Benefit meets or exceeds the De Minimis Title Benefit Amount.
“De Minimis Title Defect Cost” – Seventy-Five Thousand Dollars ($75,000); provided, however, that if a single Title Defect based on a singular event or condition (rather than the same type of Title Defect) affects more than one Asset or Saragosa Property, the Title Defect Value for such Title Defect shall be deemed to meet the De
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Minimis Title Defect Cost if the aggregate sum of the Title Defect Values for all Assets or Saragosa Properties affected by such single event or condition resulting in a Title Defect meets or exceeds the De Minimis Title Defect Cost.
“Defect Cure Period” – as defined in Section 11.07(a).
“Defect Escrow Account” – as defined in Section 11.07(a)(i).
“Defect Escrow Shares” – the aggregate of all Title Escrow Shares and Environmental Escrow Shares delivered to the Transfer Agent at Closing pursuant to Sections 11.07(a)(i), 11.07(b), and 11.13(b), if any.
“Defect Notice Date” – as defined in Section 11.05.
“Defensible Midstream Title” – means, such title to the Midstream System and, as applicable, such title to the leasehold interest in or binding contractual right to each Midstream System Interest, that is free and clear of Encumbrances or other defects in title, other than, in each case, the Permitted Encumbrances.
“Defensible Title” – title of Seller to the Leases set forth on Exhibit A-1 and the Wells set forth on Exhibit A-2 that, as of the Effective Time and the Closing Date, and in each case subject to the Permitted Encumbrances, is deducible of record or evidenced by unrecorded instruments or elections, in each case, made or delivered pursuant to joint operating agreements, pooling agreements or unitization agreements and:
(a)    with respect to the Target Formation for each Lease set forth on Exhibit A-1 and each Drilling and Spacing Unit set forth on Exhibit A-9, as applicable (in each case, subject to any reservations, limitations or depth severances described on Exhibit A-1 or Exhibit A-9, as applicable), throughout the productive life thereof, entitles Seller to the (i) the Net Acres set forth on Exhibit A-1 for such Lease and Exhibit A-9 for such Drilling and Spacing Unit, as applicable and in each case, except for any increases (A) resulting from orders of the applicable Governmental Body having jurisdiction that are promulgated after the Effective Time that concern pooling, unitization, communitization or spacing matters, (B) caused by contribution requirements with respect to defaults by co-owners under the applicable operating agreement, or (C) accompanied by at least a proportionate increase in Seller’s Net Revenue Interest in the Target Formation for such Lease and Drilling and Spacing Unit, as applicable; (ii) the Net Revenue Acres set forth on Exhibit A-1 for such Lease and Exhibit A-9 for such Drilling and Spacing Unit, as applicable and in each case, except for any increases (A) resulting from orders of the applicable Governmental Body having jurisdiction that are promulgated after the Effective Time that concern pooling, unitization, communitization or spacing matters, (B) caused by contribution requirements with respect to defaults by co-owners under the applicable operating agreement, or (C) accompanied by at least a proportionate increase in Seller’s Net Revenue Interest in the Target Formation for such Lease and Drilling and Spacing Unit, as applicable; and (iii) the Net Revenue Interest set forth on Exhibit A-1 for such Lease and Exhibit A-9 for such Drilling and Spacing Unit, as applicable, of all Hydrocarbons produced, saved and marketed from such Lease or Drilling and Spacing Unit, as applicable and in each case, except for any decrease (A) resulting from orders of the applicable Governmental Body having jurisdiction that are promulgated after the
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Effective Time that concern pooling, unitization, communitization or spacing matters, (B) in connection with operations where Seller may be a non-consenting co-owner, (C) resulting from the reversion of interests to co-owners with operations in which such co-owners elected not to consent, or (D) required to allow other working interest owners to make up past underproduction or pipelines to make up past under-deliveries;
(b)    with respect to each currently producing formation for each Well set forth on Exhibit A-2 (in each case, subject to any reservations, limitations or depth restrictions described in Exhibit A-2 for such Well), entitles Seller to receive not less than the Net Revenue Interest set forth on Exhibit A-2 for such Well of all Hydrocarbons produced, saved and marketed from such Well, throughout the productive life of such Well for such producing formation, except for any decrease (i) resulting from orders of the applicable Governmental Body having jurisdiction that are promulgated after the Effective Time that concern pooling, unitization, communitization or spacing matters, (ii) in connection with operations where Seller may be a non-consenting co-owner, (iii) resulting from the reversion of interests to co-owners with operations in which such co-owners elected not to consent, or (iv) required to allow other working interest owners to make up past underproduction or pipelines to make up past under-deliveries;
(c)    with respect to each currently producing formation for each Well set forth on Exhibit A-2 (in each case, subject to any reservations, limitations or depth restrictions described in Exhibit A-2 for such Well), obligates Seller to bear (or pay) not more than the Working Interest set forth in Exhibit A-2 for such Well of the costs and expenses for the ownership, operation, maintenance and development of, and operations relating to, such Well throughout the productive life of such Well for such producing formation, except for any increase (i) resulting from orders of the applicable Governmental Body having jurisdiction that are promulgated after the Effective Time that concern pooling, unitization, communitization or spacing matters, (ii) caused by contribution requirements with respect to defaults by co-owners under the applicable operating agreement, or (iii) accompanied by at least a proportionate increase in Seller’s Net Revenue Interest in the currently producing formation for such Well; and
(d)    is free and clear of Encumbrances.
“Deficiency Acres” – as defined in Section 11.06(e).
“Deficiency Revenue Acres” – as defined in Section 11.06(f)
“Deposit Amount” – as defined in Section 1.02(b).
“Deposit Escrow Agreement” – the escrow agreement with respect to the Deposit Amount, entered into by and among Seller, Buyer and the Escrow Agent, dated as of the Execution Date.
“Dispute Notice” – as defined in Section 1.05(e).
“Disputed Matter” – as defined in Section 11.17(a).
“DOJ” – the Antitrust Division of the U.S. Department of Justice.
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“Dollars” – U.S. Dollars.
“Drilling and Spacing Unit” – the drilling and spacing units described on Exhibit A-9.
“DTPA” – as defined in Section 4.17.
“Effective Time” – July 1, 2021, at 12:01 a.m. Central Time.
“Employee Letter” – as defined in Section 12.02.
“Employment Date” – as defined in Section 12.02.
“Encumbrance” – any charge, equitable interest, privilege, lien, mortgage, deed of trust, production payment, option, pledge, collateral assignment, security interest or other arrangement substantially equivalent thereto.
“Environmental Condition” – any event occurring or condition existing with respect to any Asset or Saragosa Property that causes such Asset or Saragosa Property to currently be subject to remediation or other corrective action required under, or in violation of, any applicable Environmental Law, or that otherwise gives rise to current liabilities or obligations under Environmental Law. For the avoidance of doubt, (a) the fact that a Well is no longer capable of producing sufficient quantities of oil or gas to continue to be classified as a “producing well” or that such a Well should be temporarily abandoned or permanently plugged and abandoned, in each case, shall not form the basis of an Environmental Condition, (b) the fact that a pipe is temporarily not in use shall not form the basis of an Environmental Condition, (c) all losses, obligations and liabilities for plugging, decommissioning, removal of equipment, abandonment and restoration obligations of the Assets that arise by contract, lease terms, Environmental Laws or requested by any governmental authority shall not form the basis of an Environmental Condition, (d) any condition, contamination, liability, loss, cost, expense or claim related to NORM or asbestos shall not form the basis of an Environmental Condition, except to the extent constituting a current violation of Environmental Law; and (e) except with respect to personal property (i) that causes or has caused contamination of soil, surface water or groundwater or (ii) the use or condition of which is a violation of Environmental Law, the physical condition of any surface or subsurface personal property, including water or oil tanks, separators or other ancillary equipment, shall not form the basis of an Environmental Condition.
“Environmental Defect” – an Environmental Condition discovered by Buyer or its Representatives as a result of any environmental diligence conducted by or on behalf of Buyer pursuant to Section 11.11 of this Agreement.
“Environmental Defect Amount” – with respect to an Environmental Defect, the amount of the Lowest Cost Response for such Environmental Defect (net to Seller’s interest in the Assets or Saragosa’s interest in the Saragosa Properties, as applicable).
“Environmental Defect Notice” – as defined in Section 11.12.
“Environmental Defect Notice” – as defined in Section 11.12.
“Environmental Escrow Shares” – as defined in Section 11.13(b).
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“Environmental Law” – any applicable Legal Requirement in effect on or before the Closing Date relating to pollution or the protection of human health (to the extent relating to exposure to Hazardous Materials), the environment or natural resources, including, without limitation, those Legal Requirements relating to the presence, storage, handling and use of, or exposure to, Hazardous Materials and those Legal Requirements relating to the generation, processing, treatment, storage, transportation, disposal, discharge, release, remediation, control or other management thereof. The term “Environmental Law” does not include (a) good or desirable operating practices or standards that may be voluntarily employed or adopted by other oil and gas well operators or recommended, but not required, by a Governmental Body; the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq., as amended, or any other Legal Requirement governing worker safety or workplace conditions; or (b) any Legal Requirement governing or relating to COVID-19.
“Environmental Liabilities” – all costs, Damages, expenses, liabilities, obligations and other responsibilities arising from or under either Environmental Laws or Third Party claims relating to the environment or Hazardous Materials or any other materials, and which relate to the Assets or the Saragosa Properties or the ownership or operation of the same.
“Equity Interests” – capital stock, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and/or losses of, or distribution of assets of, the issuing entity.
“Equity Interests Assignment” – the Assignment of Equity Interests from Seller to Buyer, pertaining to the Acquired Interests, substantially in the form attached to this Agreement as Exhibit B-2.
“ERISA” – the Employee Retirement Security Act of 1974, as amended.
“Escrow Agent” – JPMorgan Chase Bank, N.A.
“Escrow Claim Notice” – as defined in Section 10.15(a)(i).
“Example Cash Need Calculation” – the sample calculation of the Cash Need attached to this Agreement as Exhibit E.
“Exchange” – Parent’s issuance to Chambers Investments, LLC a Delaware limited liability company of Parent Common Stock in exchange for the aggregate principle amount of the Company’s 9.00% Second Lien Senior Secured Notes due 2025 in accordance with the Exchange Agreement.
“Exchange Act” – the Securities Exchange Act of 1934.
“Exchange Agreement” – that certain Exchange Agreement, dated on or about August 3, 2021, by and between Parent and Chambers Investments, LLC, in the form made available to Seller on the Execution Date.
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“Excluded Assets” – with respect to Seller, (a) all of Seller’s corporate minute books, financial records, and other business records that relate to Seller’s business generally (except to the extent relating to the ownership and operation of the Assets) and Income Tax records of Seller; (b) except to the extent related to any Assumed Liabilities, all trade credits, all accounts, all receivables of Seller, all general intangibles and all other proceeds, income or revenues of Seller attributable to the Assets and attributable to any period of time prior to the Effective Time (other than the Suspense Funds); (c) except to the extent related to any Assumed Liabilities, all claims, rights, demands, complaints, causes of action, suits, actions, judgments, damages, awards, fines, penalties, recoveries, settlements, appeals, duties, obligations, liabilities, losses, debts, costs, and expenses (including court costs, expert witness fees, and reasonable attorneys’ fees) in favor of Seller arising from acts, omissions, or events occurring prior to the Effective Time; (d) except to the extent related to any Assumed Liabilities, subject to Section 11.16, all rights and interests of Seller (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions resignations or events or damage to or destruction of property; (e) all Hydrocarbons in, on, under, or produced from or attributable to the Properties prior to the Effective Time, the proceeds thereof, and Seller’s rights with respect thereto; (f) all claims of Seller or any of its Affiliates for refunds of, rights to receive funds from any Governmental Body, or loss carry forwards or credits with respect to (i) Taxes allocable to Seller pursuant to Section 13.02(c), (ii) Income Taxes paid by Seller or its Affiliates, and (iii) any Taxes attributable to the Excluded Assets; (g) all information technology assets other than the Production Related IT Equipment, including all desktop computers, laptop computers, servers, networking equipment and any associated peripherals and other computer hardware, or computer software and telephone equipment; (h) except to the extent related to any of the Assumed Liabilities, all rights, benefits and releases of Seller or its Affiliates under or with respect to any Contract that are solely attributable to periods of time prior to the Effective Time; (i) all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (j) all documents and instruments of Seller that may be protected by an attorney-client privilege or any attorney work product doctrine; (k) all data that cannot be disclosed to Buyer as a result of confidentiality arrangements under existing written agreements (provided that Seller uses Commercially Reasonable Efforts to obtain a waiver of such restrictions); (l) except to the extent relating to the Assumed Liabilities, all audit rights or obligations of Seller for which Seller bears responsibility arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except for any Imbalances assumed by Buyer; (m) documents prepared or received by Seller or its Affiliates with respect to (i) lists of prospective purchasers for such transactions compiled by Seller, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses by Seller or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among Seller, its Representatives and any prospective purchaser other than Buyer and (v) correspondence between Seller or any of its Representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement; (n) except for the Field Offices and Associated Real Property, any offices,
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office leases and any personal property located in or on such offices or office leases; (o) other than the Conveyed Surface Fee Interests, any fee simple surface estate; (p) any vehicles other than the vehicles listed on Exhibit A-7; (q) a copy of all Records; (r) any Contracts that constitute master services agreements, procurement agreements, engineering and procurement contracts and similar service contracts and any work order thereunder or relating thereto; (s) any debt instruments; (t) any of Seller’s assets other than the Assets; and (u) any leases, rights and other assets specifically listed in Exhibit C.
“Exclusivity Period” – as defined in Section 5.10.
“Execution Date” – as defined in the preamble to this Agreement.
“Expert” – as defined in Section 11.17(b).
“Expert Decision” – as defined in Section 11.17(d).
“Expert Proceeding Notice” – as defined in Section 11.17(a).
“Field Offices and Associated Real Property” – as set forth in the definition of “Assets.”
“Final Adjustment Amount” – as defined in Section 1.05(e).
“Final Indemnity Holdback Release Time” – as defined in Section 10.15(a)(iii).
“Final Settlement Date” – as defined in Section 1.05(d).
“Final Settlement Statement” – as defined in Section 1.05(e).
“Financings” – as defined in Section 5.08(a).
“Fraud” – an intentional and knowing misrepresentation of fact with the intent to deceive which constitutes common law fraud under Texas law.
“FTC” – the Federal Trade Commission.
“Fundamental Representations” – those representations set forth in Sections 2.01, 2.02, 2.03, 2.06, 3.01, 3.02, 3.03, 3.04, 3.05 and 3.06.
“GAAP” – generally accepted accounting principles in the United States as interpreted as of the Execution Date.
“Governmental Authorization” – any approval, consent, license, permit, registration, variance, exemption, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
“Governmental Body” – any (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
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“Group” – either Buyer Group or Seller Group, as applicable.
“Hazardous Material” – (a) any chemical, constituent, material, pollutant, contaminant, substance or waste that is regulated by any Governmental Body or may form the basis of obligations or liability under any Environmental Law, including those that are defined or classified as “hazardous” or “toxic,” and (b) petroleum or any fraction thereof, Hydrocarbons, petroleum products, radioactive material, urea formaldehyde, asbestos and asbestos-containing products, radon, toxic mold, per- or polyfluoroalkyl substances, or polychlorinated biphenyls.
“Hedge Contract” – any forward, futures, swap, collar, put, call, floor, cap, option or other Contract to which Seller or Saragosa is a party that is intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including any Hydrocarbons or other commodities, currencies, interest rates and indices, and any financial transmission rights and auction revenue rights.
“HSR Act” – the Hart-Scott-Rodino-Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Hydrocarbons” – oil and gas and other hydrocarbons (including condensate) produced or processed in association therewith (whether or not such item is in liquid or gaseous form), or any combination thereof, and any minerals produced in association therewith.
“Imbalances” – over-production or under-production or over-deliveries or under-deliveries with respect to Hydrocarbons produced from or allocated to the Assets or the Saragosa Properties, regardless of whether such over-production or under-production or over-deliveries or under-deliveries arise at the wellhead, pipeline, gathering system, transportation system, processing plant or other location, including any imbalances under gas balancing or similar agreements, imbalances under production handling agreements, imbalances under processing agreements, imbalances under the Leases and imbalances under gathering or transportation agreements.
“Income Taxes” – (a) all Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes), (b) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is included in clause (a) above, or (c) withholding Taxes measured with reference to or as a substitute for any Tax included in clauses (a) or (b) above, but, in each case, excluding ad valorem, property, excise, severance, production, sales, use, real or personal property transfer or other similar Taxes.
“Indebtedness for Borrowed Money” – without duplication, all indebtedness of Seller or Saragosa for borrowed money or indebtedness issued or incurred by Seller or Saragosa in substitution or exchange for indebtedness for borrowed money. To the extent any Indebtedness for Borrowed Money will be retired or discharged at the Closing, “Indebtedness for Borrowed Money” shall also include any and all amounts necessary
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and sufficient to retire such indebtedness, including principal (including the current portion thereof) and/or scheduled payments, accrued interest or finance charges, and other fees, penalties or payments (prepayment or otherwise) necessary and sufficient to retire such Indebtedness for Borrowed Money at Closing.
“Indemnity Escrow Account” – as defined in Section 10.15(a).
“Indemnity Holdback Amount” – as defined in Section 10.15(a).
“Indemnity Holdback Cash” – as defined in Section 10.15(a).
“Indemnity Holdback Disbursement” – as defined in Section 10.15(a)(ii).
“Indemnity Holdback Shares” – as defined in Section 10.15(a).
“Individual Claim Threshold” – as defined in Section 10.05.
“Initial Indemnity Holdback Release Time” – as defined in Section 10.15(a)(iii).
“Instruction Letter” – as defined in Section 10.15(a)(ii).
“Knowledge” – (a) with respect to Seller, the actual knowledge (after reasonable inquiry of, and investigation by, their direct reports) of the persons set forth on Schedule A and (b) with respect to Buyer, the actual knowledge (after reasonable inquiry of, and investigation by, their direct reports) of the persons set forth on Schedule B.
“Lands” – as set forth in the definition of “Assets.”
“Leases” – as set forth in the definition of “Assets.”
“Legal Requirement” – any federal, state, local, municipal, foreign, international or multinational law, Order, constitution, ordinance or rule, including rules of common law, regulation, statute, treaty or other legally enforceable directive or requirement.
“Lock Up” – as defined in Section 5.09.
“Lock Up Period” – as defined in Section 5.09.
“Losses” – all losses, costs, liabilities, obligations, expenses, fines, penalties, interest, expenditures, claims, awards, settlements, judgments, damages, reasonable and documented out-of-pocket attorneys’ fees and reasonable out-of-pocket expenses of investigating, defending and prosecuting litigation.
“Lowest Cost Response” – the response required or allowed under Environmental Laws that reasonably addresses and resolves (for current and future use in the same manner as currently used or for Hydrocarbon production) the identified Environmental Condition in the most cost-effective and reasonable manner (considered as a whole, taking into consideration any material adverse impact such response would reasonably be expected to have on operations or operating expenses of the relevant Assets) as compared to any other response that is required or allowed under Environmental Laws. Subject to the preceding sentence, the Lowest Cost Response shall include taking no action, leaving the condition unaddressed, periodic monitoring or the recording of notices in lieu of remediation, if such responses are allowed under Environmental Laws and allow for the operation of the affected Asset in compliance with Environmental Laws. The Lowest
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Cost Response shall not include (a) the costs of Buyer’s employees, Buyer’s project manager(s) or attorneys, (b) expenses for matters that are ordinary costs of doing business regardless of the presence of an Environmental Condition, (c) overhead costs of Buyer and/or its Affiliates, or (d) any costs or expenses relating to the assessment, remediation, removal, abatement, transportation and disposal, or any other corrective actions of asbestos, asbestos containing materials, or NORM except to the extent constituting a current violation of Environmental Law.
“Material Adverse Effect” – any circumstance, change, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) that, individually or in the aggregate with any other event or events, (x) has had or would be reasonably likely to have a material and adverse effect on the value, ownership, operations, condition (financial or otherwise), assets, liabilities, or obligations relating to, binding upon or otherwise arising in respect of the Assets or the Saragosa Properties, taken as a whole, (y) materially and adversely affects the ability of the Seller to consummate the Contemplated Transactions or would reasonably be expected to do so, or (z) actually results in or would be reasonably likely to result in, individually or in the aggregate, Damages, liabilities or claims greater than or equal to twenty percent (20%) of the unadjusted Purchase Price; provided, however, that in the case of clause (x) only, the term “Material Adverse Effect” shall not include material adverse effects resulting from (a) entering into this Agreement or any adverse change, effect or circumstance arising out of the announcement of the Contemplated Transactions, including (i) Losses or threatened Losses of, or any adverse change in the relationship with, employees, customers, suppliers, distributors, financing sources, licensors, licensees or others having relationships with Seller or Saragosa and (ii) the initiation of litigation or other administrative Proceedings by any Person with respect to this Agreement or any of the Contemplated Transactions; (b) changes in Hydrocarbon prices; (c) any action or omission of Seller taken in accordance with the terms of this Agreement or with the prior consent of Buyer; (d) any effect resulting from general changes in industry, economic or political conditions in the United States; (e) civil unrest, any outbreak of hostilities, terrorist activities or war or any similar disorder; (f) acts or failures to act of any Governmental Body (including any new regulations related to the upstream industry), except to the extent arising from Seller’s action or inaction; (g) acts of God, including hurricanes and storms; (h) the outbreak or continuation of any disease or epidemic (including COVID-19); (i) any reclassification or recalculation of reserves in the ordinary course of business; (j) natural declines in well performance; (k) general changes in Legal Requirements, in regulatory policies, or in GAAP; (l) the availability or costs of hedges; (m) casualty losses; (n) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (o) any consequences arising from any action by a Party expressly required or expressly permitted by this Agreement; (p) any consequences arising from any action taken (or omitted to be taken) by Seller or Saragosa at the written request of or with the written consent of Buyer or its Affiliates after the Execution Date; (q) any set of facts, occurrences or conditions specified in reasonable detail in Seller’s disclosure schedules or any exhibits to this Agreement as of the Execution Date; or (r) matters as to which an adjustment is provided for under Section 1.05(c) or Seller has
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indemnified Buyer under this Agreement; provided that the exceptions in clauses (b), (d), (e), (g) and (h) shall apply only to the extent that such changes do not have a materially disproportionate impact on Seller as compared to other Persons in the oil and gas industry of a similar size and related to similarly situated operations in the geographic region in which the Assets or Saragosa Properties are located.
“Material Contracts” – as defined in Section 2.10.
“Midstream System” – the physical gathering, processing, treating, compression, pumping, blending, storage, terminalling, transportation, recycling, water well, frac pond, water supply, and water distribution assets used in connection with and that comprise the Saragosa Business, as more fully described in Exhibit A-8; together with all piping, valves, taps and side valves, regulators, meters, pumps, station piping and other equipment used for (a) the gathering and treatment of gas, the gathering and stabilization of condensate and the compression of gas and (b) the gathering, processing, treatment, transportation, supply, recycling and disposal of produced water and fresh water, in each case, in the system described above.
“Midstream System Interests” – easements, rights-of-way, surface leases, fee interests, licenses, Permits, property use rights, real property interests and other contract rights on which the Midstream System is currently located, or used or held for use in connection with the Midstream System.
“Net Acre” – is equal to (a) the number of gross acres in a tract of land, multiplied by (b) such Person’s undivided Working Interest, pursuant to a lease (held either through record title or contractual rights) covering such tract of land, multiplied by (c) the quantum of mineral interest in the tract of land covered by such lease as to the applicable Target Formation. To the extent the Net Acres varies within the applicable Target Formations, as applicable, a separate calculation shall be made for each tract or depth with varying Net Acres.
“Net Hedge Payment” – as of the close of business on the day before Seller makes an election pursuant to Section 1.09(a), (a) if the net amount in respect of the termination of the hedging transactions under all Hedge Contracts of Seller and its Affiliates burdening the Assets or the Acquired Interests is payable by Seller and its Affiliates (i.e. Seller’s hedges are “out of the money”), such net amount expressed as a positive number, or (b) if the net amount in respect of the termination of the hedging transactions under all Hedge Contracts of Seller and its Affiliates burdening the Assets or the Acquired Interests is payable to Seller and its Affiliates (i.e. Seller’s hedges are “in the money”), such net amount expressed as a negative number, (including, for the avoidance of doubt, in the case of either clause (a) or clause (b), any amounts in respect of realizations or terminations of any such Hedge Contracts between the Execution Date and the close of business on the day before Seller makes an election pursuant to Section 1.09(a).
“Net Revenue Acre” – as calculated separately with respect to each Lease or Drilling and Spacing Unit, (a) the amount that is equal to the Net Revenue Interest for such Lease or Drilling and Spacing Unit multiplied by (b) the Net Acres for such Lease or Drilling and Spacing Unit. To the extent the Net Revenue Acres varies within the
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applicable Target Formations, as applicable, a separate calculation shall be made for each tract or depth with varying Net Revenue Acres.
“Net Revenue Interest” – an interest (expressed as a percentage or decimal fraction) in and to all oil, gas and other Hydrocarbons produced, saved and sold from or allocated to a Lease, Drilling and Spacing Unit or Well (in the case of a Lease or Drilling and Spacing Unit, limited to the applicable Target Formation, and in the case of a Well, limited to the applicable currently producing formation, and in each case, subject to any reservations, limitations or depth restrictions described on Exhibit A-1, Exhibit A-9 or Exhibit A-2, as applicable), net of Royalties.
“Non-Operated Assets” – Assets operated by any Person other than Seller or its Affiliates.
“Non-Recourse Person” – as defined in Section 13.14.
“NORM” – naturally occurring radioactive material.
“NYSE” – the New York Stock Exchange.
“Order” – any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.
“Organizational Documents” – (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the articles of organization and resolutions of a limited liability company; (c) the certificate of limited partnership and limited partnership agreement of a limited partnership; and (d) any amendment to any of the foregoing.
“Outside Date” – as defined in Section 9.01(d).
“Parent” – as defined in the preamble to this Agreement.
“Parent Common Stock” – the common stock, par value $0.01, of Parent.
“Parent Financial Statements” – as defined in Section 4.06.
“Parent SEC Documents” – as defined in Section 4.06.
“Party” or “Parties” – as defined in the preamble to this Agreement.
“Pass-Through Income Tax” – any Income Taxes of Saragosa that are passed through, directly or indirectly, to Seller, BPP or their direct or indirect owners under applicable Legal Requirements.
“Pass-Through Tax Return” – any Tax Return of Saragosa for any Pass-Through Income Tax.
“Paydown Adjustment” – as defined in Section 1.09.
“Paydown Adjustment Price” – the volume weighted average share price of shares of Parent Common Stock on the NYSE (as reported by Bloomberg L.P. under the function “VWAP”) for the ten (10) consecutive trading Business Days ending on and including the second (2nd) trading Business Day preceding the Closing Date.
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“Paydown Excess” – if Available Cash exceeds the Cash Need, the amount of such excess (expressed as a positive number).
“Paydown Shortfall” – if the Cash Need exceeds Available Cash, the amount of such excess (expressed as a positive number).
“Payoff Amount” – as defined in Section 1.04(b)(ii).
“Permits” – all governmental (whether federal, state, local or tribal) certificates, consents, permits (including conditional use permits), licenses, Orders, authorizations, franchises and related instruments or rights relating to the ownership, operation or use of the Assets or the Saragosa Properties.
“Permitted Encumbrance” – any of the following:
(a)    the terms and conditions of all Leases and Contracts if the net cumulative effect of such Leases and Contracts does not (i) individually or in aggregate, materially detract from the value of or materially interfere with the operation or use of any of the Assets or Saragosa Properties (as currently operated and used), (ii) reduce Seller’s Net Revenue Interest with respect to any Lease or Drilling and Spacing Unit ( as applicable and in each case, as to the applicable Target Formation) or Well (as to the currently producing formation) below that shown on Exhibit A-1 for such Lease, Exhibit A-9 for such Drilling and Spacing Unit or Exhibit A-2 for such Well, as applicable, or (iii) increase Seller’s Working Interest in any Well (as to the currently producing formation), or Net Acres and/or Net Revenue Acres (in each case, due to an increased Working Interest) in any Lease or Drilling and Spacing Unit (as applicable and in each case, as to the applicable Target Formation), above that shown on Exhibit A-1 for such Lease, Exhibit A-9 for such Drilling and Spacing Unit or Exhibit A-2 for such Well, as applicable, without, in each case, at least a proportionate increase in the Net Revenue Interest of Seller for such Lease, Drilling and Spacing Unit or Well, as applicable;
(b)    any Preferential Purchase Rights, Consents and similar agreements; provided that Seller shall have complied with Section 11.02 and Section 11.03;
(c)    excepting circumstances where such rights have already been triggered prior to the Effective Time, rights of reassignment;
(d)    liens for Taxes not yet due or delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings and are set forth on Schedule 2.04;
(e)    all rights to consent by, required notices to, filings with or other actions by Governmental Bodies in connection with the conveyance of the Leases, if the same are customarily sought and received after the Closing;
(f)    Encumbrances or defects that Buyer has waived, or is deemed to have waived, pursuant to the terms of this Agreement;
(g)    all Legal Requirements and all rights reserved to or vested in any Governmental Body (i) to control or regulate any Asset or Saragosa Property in any
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manner; (ii) by the terms of any right, power, franchise, grant, license or permit or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets or Saragosa Properties; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated or (iv) to enforce any obligations or duties affecting the Assets or Saragosa Properties to any Governmental Body with respect to any right, power, franchise, grant, license or permit;
(h)    rights of a common owner of any interest currently held by Seller or Saragosa, as applicable, and such common owner as tenants in common or through common ownership to the extent that the same does not materially impair the use or operation of the Assets or Saragosa Properties (as applicable) as currently used and operated;
(i)    easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Assets or Saragosa Properties, for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, individually or in aggregate, do not materially impair the operation or use of the Assets or Saragosa Properties (as applicable) as currently operated and used;
(j)    vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of Seller or Saragosa, as applicable;
(k)    Encumbrances created under any joint operating agreements applicable to the Assets or Saragosa Properties, or by operation of law, in respect of obligations that are not yet due;
(l)    with respect to any interest in the Assets or Saragosa Properties acquired through compulsory pooling, failure of the records of any Governmental Body to reflect Seller or Saragosa, as applicable, as the owner of any Assets or Saragosa Properties;
(m)    any Encumbrance affecting the Assets or Saragosa Properties that is discharged by Seller or Saragosa, as applicable, or waived (or deemed to be waived) by Buyer pursuant to the terms of this Agreement at or prior to Closing;
(n)    defects based solely on assertions that Seller’s or Saragosa’s files (as applicable) lack information (including title opinions);
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(o)    lessor’s royalties, overriding royalties, production payments, net profits interests, reversionary interests and similar burdens if the net cumulative effect of such burdens does not (i) individually or in aggregate, materially detract from the value of or materially interfere with the operation or use of any of the Assets or Saragosa Properties (as currently operated and used), (ii) reduce Seller’s Net Revenue Interest with respect to any Lease or Drilling and Spacing Unit (as applicable and in each case, as to the applicable Target Formation) or Well (as to the currently producing formation) below that shown on Exhibit A-1 for such Lease, Exhibit A-9 for such Drilling and Spacing Unit or Exhibit A-2 for such Well, as applicable, or (iii) increase Seller’s Working Interest in any Well (as to the currently producing formation), or Net Acres and/or Net Revenue Acres (in each case, due to an increased Working Interest) in any Lease or Drilling and Spacing Unit (as applicable and in each case, as to the applicable Target Formation), above that shown on Exhibit A-1 for such Lease, Exhibit A-9 for such Drilling and Spacing Unit or Exhibit A-2 for such Well, as applicable, without, in each case, at least a proportionate increase in the Net Revenue Interest of Seller for such Lease, Drilling and Spacing Unit or Well, as applicable;
(p)    defects or irregularities of title (i) as to which the relevant statute(s) of limitations or prescription would bar any attack or claim against Seller’s title; (ii) arising out of lack of evidence of, or other defects with respect to, authorization, execution, delivery, acknowledgment or approval of any instrument in Seller’s chain of title, absent reasonable evidence of the existence of a claim of superior title from a Third Party attributable to such matter; (iii) consisting of the failure to recite marital status or omissions of heirship proceedings in documents; (iv) resulting from lack of survey, unless a survey is expressly required by applicable Legal Requirements; (v) resulting from failure to record releases of liens, production payments, or mortgages that have expired by their own terms or the enforcement of which is barred by the applicable statute(s) of limitations or prescription; (vi) arising out of lack of entity authorization unless Buyer provides affirmative evidence that such entity action was not authorized; (vii) resulting from or related to probate proceedings or the lack thereof that have been outstanding for five (5) years or more; (viii) resulting from unreleased instruments (including leases covering Hydrocarbons), absent specific evidence that such instruments continue in force and effect and constitute a superior claim of title with respect to the Leases or Wells; (ix) based on a gap in Seller’s chain of title to any Lease or Well (A) so long as such gap does not provide a Third Party with a superior claim or (B) unless Buyer affirmatively shows such gap to exist in such records by an abstract of title, title opinion or landman’s title chain; or (x) that have been cured by prescription or limitations;
(q)    Imbalances;
(r)    calls on Hydrocarbon production under existing Applicable Contracts;
(s)    any matters referenced or set forth on Exhibit A-1, Exhibit A-3 or Exhibit A-2;
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(t)    mortgages on the lessor’s interest under a Lease, whether or not subordinate to such Lease, that have expired on their own terms or the enforcement of which are barred by applicable statute(s) of limitations or prescription;
(u)    any maintenance of uniform interest provision in an operating agreement if waived with respect to the Contemplated Transactions by the party or parties having the right to enforce such provision;
(v)    any Encumbrance affecting the Assets or Saragosa Properties that is discharged by Seller or Saragosa, or waived (or deemed to be waived) by Buyer pursuant to the terms of this Agreement at or prior to Closing;
(w)    the matters set forth on Schedule 2.05 (other than Victoria Trading Company, et al. (including Primexx Resource Development LLC and BPP Acquisition LLC) v. Centennial Resource Production et al., in the 143rd Judicial District Court, Reeves County, Texas (March 2021), solely to the extent there is a material adverse development in such matter prior to the Defect Notice Date); and
(x)    all other liens, defects, charges, encumbrances, contracts (including all operating agreements, participation agreements, farmout agreements and other contracts), agreements, instruments, obligations, defects and irregularities affecting the Assets or Saragosa Properties, as applicable, that individually or in the aggregate do not (i) materially detract from the value of or materially interfere with the operation or use of any of the Assets or Saragosa Properties (as currently operated and used), (ii) reduce Seller’s Net Revenue Interest with respect to any Lease or Drilling and Spacing Unit (as applicable and in each case, as to the applicable Target Formation) or Well (as to the currently producing formation) below that shown on Exhibit A-1 for such Lease, Exhibit A-9 for such Drilling and Spacing Unit or Exhibit A-2 for such Well, as applicable, or (iii) increase Seller’s Working Interest in any Well (as to the currently producing formation), or Net Acres and/or Net Revenue Acres (in each case, due to an increased Working Interest) in any Lease or Drilling and Spacing Unit (as applicable and in each case, as to the applicable Target Formation), above that shown on Exhibit A-1 for such Lease, Exhibit A-9 for such Drilling and Spacing Unit or Exhibit A-2 for such Well, as applicable, without, in each case, at least a proportionate increase in the Net Revenue Interest of Seller for such Lease, Drilling and Spacing Unit or Well, as applicable.
“Person” – any individual, firm, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.
“Personal Property” – as set forth in the definition of “Assets.”
“Phase I Environmental Site Assessment” – a Phase I environmental property assessment of the Assets or the Saragosa Properties that satisfies the basic assessment requirements set forth under the current ASTM International Standard Practice for Environmental Site Assessments (Designation E1527-13) or any other similar visual, non-invasive site assessment or review of records, reports or documents.
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“Post-Closing Date” – as defined in Section 1.05(e).
“Post-Effective Time Period” – any Tax period beginning at or after the Effective Time.
“Post-Effective Time Taxes” – all (a) Asset Taxes and (b) Seller’s pro rata share of all other Taxes of Saragosa (excluding for the avoidance of doubt any Pass-Through Income Taxes), in each case, attributable to any Post-Effective Time Period or the portion of any Straddle Period beginning at the Effective Time.
“Pre-Effective Time Period” – any Tax period ending before the Effective Time.
“Pre-Effective Time Taxes” – all (a) Asset Taxes and (b) Seller’s pro rata share of all other Taxes of Saragosa (excluding for the avoidance of doubt any Pass-Through Income Taxes), in each case, attributable to any Pre-Effective Time Period or the portion of any Straddle Period ending immediately before the Effective Time.
“Preferential Purchase Right” – any right or agreement that enables any Person to purchase or acquire any Asset or the Acquired Interests or any interest therein or portion thereof as a result of or in connection with the execution or delivery of this Agreement or the consummation of the Contemplated Transactions.
“Preliminary Adjustment Amount” – the total net amount by which the Purchase Price was adjusted pursuant to Section 1.05(c), as set forth on the Preliminary Settlement Statement.
“Preliminary Amount” – the Purchase Price, adjusted as provided in Section 1.05(c), based upon the best information available at the time of the Closing.
“Preliminary Settlement Statement” – as defined in Section 1.03.
“Primexx Financial Statements” means the unaudited consolidated balance sheet of Seller as of June 30, 2021, and the related consolidated statements of operations and cash flow for the period ended June 30, 2021 (including, in each case, the footnotes thereto).
“Proceeding” – any proceeding, action, arbitration, audit, hearing, investigation, request for information, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
“Production Related IT Equipment” – as set forth in the definition of “Assets.”
“Property” or “Properties” – as set forth in the definition of “Assets.”
“Property Costs” – all out-of-pocket operating expenses (including lease operating expenses, including those expenditures chargeable under applicable operating agreements, or other agreements consistent with the standards established by COPAS,) and capital expenditures, respectively, incurred in the ordinary course of business attributable to the use, operation and ownership of the Assets, the Acquired Interests or the Saragosa Properties (without duplication), but excluding obligations or liabilities attributable to (a) personal injury or death, property damage, torts, breach of contract or
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violation of any Legal Requirement; (b) obligations relating to the abandonment or plugging of Wells, dismantling or decommissioning facilities, closing pits and restoring the surface around such Wells, facilities and pits; (c) Environmental Liabilities or title claims (including claims that Leases have terminated) and costs to cure or remediate any Title Defect or Environmental Defect under Article 11; (d) obligations with respect to Imbalances; (e) obligations to pay Royalties or other interest owners revenues and for claims of improper calculation or payment of royalties, overriding royalties, and other burdens on production, and obligations to pay Royalties or other interest owners’ revenues or proceeds relating to the Assets but held in suspense, including Suspense Funds; (f) Taxes; (g) any costs or expenses incurred to obtain any Consent or any payment made pursuant to any Lease or Contract in order to transfer an Asset; (h) any costs or expenses incurred with respect to Specified Liabilities or any other matters for which Seller is obligated to indemnify Buyer under Section 10.02; (i) any costs or expenses arising out of any matter that would constitute a breach of a representation, warranty, or covenant under this Agreement; (j) Seller’s and Saragosa’s general and administrative expenses and costs and other non-Third Party, out-of-pocket costs (including employee salaries, benefits, and awards; insurance costs; software licenses; and management team general and administrative charges under Seller’s or Saragosa’s organizational documents); (k) Casualty Losses; (l) obligations with respect to Hedge Contracts; and (m) claims for indemnification or reimbursement from any Third Party with respect to costs of the types described in the preceding clauses (a) through (l), whether such claims are made pursuant to contract or otherwise.
“Purchase Price” – as defined in Section 1.02(a).
“Records” – as set forth in the definition of “Assets.”
“Reference Price” – the volume weighted average share price of shares of Parent Common Stock on the NYSE (as reported by Bloomberg L.P. under the function “VWAP”) for the five (5) consecutive trading Business Days ending on and including the first (1st) trading Business Day preceding the date of the applicable determination of value of any share of Parent Common Stock for purposes of this Agreement.
“Registration Rights Agreement” – the Registration Rights Agreement in the form attached to this Agreement as Exhibit D to be executed and delivered by Buyer and Seller at Closing.
“Representative” – with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
“Required Consent” – any Consent with respect to which (a) there is a provision within the applicable instrument that such Consent may be withheld in the sole and absolute discretion of the holder, (b) there is provision within the applicable instrument expressly stating that an assignment in violation thereof (i) is void, voidable, invalid, or unenforceable; (ii) triggers (or provides the holder the right to impose with respect to the assignment) the payment of money, the posting of collateral security, or the performance of other obligations by the assignee that would not be required in the absence of such
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assignment; or (iii) causes termination of (or a right of the Consent holder to terminate) the applicable Assets or Acquired Interests to be assigned, or (c) the Consent holder has denied consent in writing. For the avoidance of doubt, “Required Consent” does not include any Consent, which by its express terms, cannot be unreasonably withheld.
“Restricted Activities” – as defined in Section 5.10.
“Rights of Way” – as defined in the definition of “Assets.”
“Royalties” – royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests, back-in interests and other burdens upon, measured by or payable out of production.
“Saragosa” – as defined in the Recitals to this Agreement.
“Saragosa Assets” – as defined in Section 3.05(a).
“Saragosa Books” – as defined in Section 3.08.
“Saragosa Business” – the business of owning and/or operating the Saragosa Properties.
“Saragosa Owned Real Property” – as defined in Section 3.10(c).
“Saragosa Properties” – collectively, the (a) Acquired Interests and (b) all assets and properties, whether real or personal, tangible or intangible, that are owned by Saragosa (including (without limitation) the Saragosa Assets).
“Scheduled Closing Date” – as defined in Section 1.03.
“Scheduled NA” – as defined in Section 11.06(e).
“Scheduled NRA” – as defined in Section 11.06(f)
“Scheduled NRI” – as defined in Section 11.06(b).
“SEC” – the Securities and Exchange Commission.
“Securities Act” – the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Seismic Contract” – any Applicable Contract evidencing a license, agreement or other contractual arrangement for the use of or otherwise related to geological or geophysical data (including seismic data).
“Seller” – as defined in the preamble to this Agreement.
“Seller Benefit Plans” – any “employee benefit plan,” as defined in Section 3(3) of ERISA, and all other retirement, pension, deferred compensation, bonus, incentive, severance, executive life insurance, vacation, stock purchase, stock option, phantom stock, equity, employment, profit sharing, retention, stay bonus, change of control and other compensation or benefit plans, programs, agreements or arrangements maintained, sponsored or contributed to by Seller or any of its Affiliates for the benefit of any Available Employee as of the Execution Date.
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“Seller Closing Documents” – as defined in Section 2.02(a).
“Seller Companies” – as defined in the definition of “Alternative Transaction”.
“Seller Group” – Seller and its Affiliates, and their respective Representatives.
“Seller Taxes” – any and all (a) Pre-Effective Time Taxes or (b) Income Taxes imposed on Seller.
“Shareholder Vote” – as defined in Section 5.15(a).
“Specified AFEs” – the AFEs and operations described on Schedule 1.05(a).
“Specified Liabilities” – Damages, liabilities and obligations arising out of (a) any Third Party claim with respect to the disposal, arrangement for disposal, or transportation prior to Closing of any Hazardous Materials generated or used by or on behalf of Seller or Saragosa and taken from any Asset or Saragosa Property to any location that is not part of any Asset or Saragosa Property, as applicable; (b) personal injury (including death) claims attributable to Seller’s or its Affiliates’ (including, prior to Closing, Saragosa’s) operation of the Assets or the Saragosa Properties prior to the Closing; (c) failure to properly and timely pay, in accordance with the terms of any Lease, Contract or applicable Legal Requirement, all Royalties, and any other Working Interest amounts, in each case with respect to the Assets or the Saragosa Properties, as applicable, that are due by Seller or any of its Affiliates (including, prior to Closing, Saragosa) and attributable to Seller’s or its Affiliates’ ownership of the Assets or the Saragosa Properties prior to the Effective Time, excluding, in all instances, the Suspense Funds; (d) any claim made by any current or former employee of Seller or any Affiliate of Seller relating to their employment with Seller or its Affiliates or the termination of such employment (including any claim relating to classification as exempt or non-exempt under the Fair Labor Standards Act or any state or local law equivalent thereto during the period of their employment with Seller or its Affiliates); (e) any claim against Seller or any Affiliate under the Fair Labor Standards Act or any state or local law equivalent thereto by any individual who provided services to Seller or any Affiliate as an individual independent contractor and which relates to the period of their engagement with Seller or its Affiliates; (f) (i) any claim or liability related to severance benefits for any employee of Seller or its Affiliates, (ii) the amount of the costs incurred by Buyer to provide coverage under Section 4980B of the Code for qualified M&A beneficiaries of Seller (as defined in Treas. Reg. Sec. 54.4980B-9) to the extent such costs exceed the total of all premiums (as determined under Section 4980B of the Code) paid for such coverage by such qualified M&A beneficiaries and after reduction of such costs by any applicable stop-loss insurance coverage available under Buyer’s health benefit plan(s) (but, for the avoidance of doubt, not including any liabilities relating to Continuing Employees allocated to or assumed by Buyer pursuant to Article 12), and (iii) (A) any liability under or with respect to any Seller Benefit Plan or any other employee benefit plan, program or arrangement of Seller or its Affiliates or (B) any plan subject to Title IV of ERISA with respect to which Seller or its Affiliates have any obligation; (g) any Damages arising from an election by Seller to convey the Assets affected by a Consent denied in writing pursuant to Section 11.03(a)(i) and Section 11.03(a)(ii)(A); (h) any matter listed on Schedule 2.05 as of the
Appendix I - 28

Closing Date (or that should have been listed on Schedule 2.05 in order for Seller’s representations and warranties in Section 2.05 to have been true and correct as of the Closing Date); (i) the Excluded Assets; (j) the Fraud, gross negligence or willful misconduct by any member of the Seller Group in connection with the ownership or operation of the Assets or the Saragosa Properties prior to the Closing Date; (k) any fines or penalties related to violations of Legal Requirements that occurred prior to the Closing Date; and (l) any Hedge Contract.
“Stock Consideration” – as defined in Section 1.02(a).

“Straddle Period” – with respect to any Pass-Through Income Tax, any Tax period that begins before and ends on or after the Closing Date.
“Surface Fee Interests” – as defined in the definition of “Assets.”
“Suspense Funds” – proceeds of production and associated penalties and interest in respect of any of the Wells that are payable to any Third Party and are being held in suspense by Seller as the operator of such Wells.
“Tag-Along” – the right or option of any Person under any Applicable Contract, Lease, or other instrument binding on Seller or Saragosa, any Affiliate of a Seller or Saragosa, the Assets, or the Saragosa Properties to require and cause Seller, Saragosa, or Buyer to purchase, acquire, and receive an assignment of any interest in any Wells, Leases, Units, or other Assets.
“Target Formation” – the Bone Springs, Wolfcamp A, Wolfcamp B, and Wolfcamp C, in each case, as described on Exhibit A-10.
“Tax” or “Taxes” and with the correlative meaning, “Taxable” – any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, assessments, unclaimed property and escheat obligations, and other similar governmental charges in the nature of a tax imposed by any Governmental Body, including income, profits, franchise, alternative or add-on minimum, gross receipts, environmental, registration, withholding, employment, social security (or similar), disability, occupation, ad valorem, property, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, unemployment, severance, compensation, utility, stamp, premium, windfall profits, transfer, gains, production and excise taxes, and customs duties, together with any interest, penalties, fines or additions thereto.
“Tax Allocation” – as defined in Section 1.07(b).
“Tax Contest” – as defined in Section 13.02(e).
“Tax Returns” – any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a Governmental Body in connection with Taxes, including any schedule or attachment thereto or amendment thereof.
“Third Party” – any Person other than a Party or an Affiliate of a Party.
Appendix I - 29

“Threatened” – a claim, Proceeding, dispute, action or other matter will be deemed to have been “Threatened” if any demand or statement has been made in writing to a Party or any of its officers, directors or employees that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.
“Title Benefit” – any right, circumstance, or condition that operates to (a) increase the Net Revenue Interest of Seller in any Lease or Drilling and Spacing Unit (as applicable and in each case, as to the applicable Target Formation) or Well (as to the currently producing formation) above that shown on Exhibit A-1 for such Lease, Exhibit A-9 for such Drilling and Spacing Unit or Exhibit A-2 for such Well, as applicable, without a greater than proportionate increase in the Working Interest of Seller above that shown on Exhibit A-1 for such Lease, Exhibit A-9 for such Drilling and Spacing Unit or Exhibit A-2 for such Well, as applicable, (b) decrease the Working Interest of Seller in any Well (as to the currently producing formation) below that shown on Exhibit A-2, without a proportionate decrease in the Net Revenue Interest of Seller in such Well below that shown on Exhibit A-2, or (c) increase the Net Acres and/or Net Revenue Acres, in each case, for any such Lease or Drilling and Spacing Unit (as applicable and in each case, as to the applicable Target Formation) above that shown on Exhibit A-1 or Exhibit A-9, as applicable.
“Title Benefit Notice” – as defined in Section 11.09(a).
“Title Benefit Property” – as defined in Section 11.09(a).
“Title Benefit Value” – as defined in Section 11.09(a).
“Title Defect” – any Encumbrance, defect or other matter that causes Seller not to have Defensible Title in and to the Leases, Drilling and Spacing Units and Wells as set forth on Exhibit A-1, Exhibit A-9 or Exhibit A-2 (as applicable), without duplication, as of the Closing Date; provided that the following shall not be considered Title Defects:
(a)    defects arising out of the lack of corporate or other entity authorization unless Buyer provides affirmative evidence that such corporate or other entity action was not authorized and results in another Person’s actual and superior claim of title to the relevant Assets;
(b)    defects based on a gap in Seller’s chain of title in the county or parish records, unless Buyer affirmatively shows such gap to exist in such records by an abstract of title, title opinion or landman’s title chain, which documents (if any) shall be included in a Title Defect Notice (for the avoidance of doubt, a non-certified, cursory or limited title chain will satisfy this requirement);
(c)    defects based upon the failure to record any federal or state Leases or any assignments of interests in such Leases in any applicable public records;
(d)    defects arising from any change in applicable Legal Requirement after the Execution Date;
Appendix I - 30

(e)    defects arising from a mortgage encumbering the oil, gas, or mineral estate of any lessor unless a complaint of foreclosure has been Threatened, duly filed or any other similar action taken by the mortgagee thereunder and in such case such mortgage has not been subordinated to the Lease applicable to such Assets;
(f)    defects that affect only which non-Seller Person has the right to receive Royalty payments rather than the amount or the proper payment of such Royalty payment; and
(g)    defects based solely on the lack of information in Seller’s files.
“Title Defect Notice” – as defined in Section 11.05.
“Title Defect Property” – as defined in Section 11.05.
“Title Defect Value” – as defined in Section 11.05.
“Title Escrow Shares” – as defined in Section 11.07(a)(i).
“Total Cash Increase” – an amount equal to the sum of (a) the Cash Increase (if any), (b) plus the BPP Cash Increase (if any), (c) minus the BPP Cash Decrease (if any).
“Transfer Agent” – American Stock Transfer & Trust Company, LLC
“Transfer Tax” – all transfer, documentary, sales, use, stamp, registration, filing, recording and similar Taxes (but excluding Income Taxes) and fees arising out of, or in connection with, the transfer of the Assets or the Acquired Interests to Buyer or the filing or recording of the Assignment, any conveyances or other instruments of conveyance, or any assignments, in each case, related to the transfer of the Assets to Buyer.
“Transition Services Agreement” – the Transition Services Agreement to be executed and delivered by Buyer and Seller at Closing.
“Units” – as set forth in the definition of “Assets.”
“WARN Act” – the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Legal Requirement.
“Wells” – as set forth in the definition of “Assets.”
“Working Interest” – with respect to any Lease, Drilling and Spacing Unit or Well, the interest in and to such Lease, Drilling and Spacing Unit or Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Well (in each case, limited to the applicable currently producing formation and subject to any reservations, limitations or depth restrictions described in Exhibit A-1, Exhibit A-9 or Exhibit A-2), but without regard to the effect of any Royalties or other burdens.

Appendix I - 31

EXHIBIT A-1
LEASES

[See attached.]
Exhibit A-1

EXHIBIT A-2
WELLS

[See attached.]
Exhibit A-2

EXHIBIT A-3
RIGHTS OF WAY

[See attached.]
Exhibit A-3

EXHIBIT A-4
FIELD OFFICES AND ASSOCIATED REAL PROPERTY

[See attached.]
Exhibit A-4

EXHIBIT A-5
PIPELINES, GATHERING SYSTEMS, AND WATER RECYCLING SYSTEMS

[See attached.]
Exhibit A-5

EXHIBIT A-6
SURFACE FEE INTERESTS

[See attached.]
Exhibit A-6

EXHIBIT A-7
VEHICLES

[See attached.]
Exhibit A-7

EXHIBIT A-8
MIDSTREAM SYSTEM

[See attached.]
Exhibit A-7

EXHIBIT B-1
FORM OF ASSIGNMENT AND BILL OF SALE

[See attached.]
Exhibit B-1

EXHIBIT B-2
FORM OF EQUITY INTERESTS ASSIGNMENT

[See attached.]
Exhibit B-2

EXHIBIT C
EXCLUDED ASSETS

[See attached.]
Exhibit C

EXHIBIT D
FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached.]

EXHIBIT FORM
EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN
CALLON PETROLEUM COMPANY
AND

PRIMEXX RESOURCE DEVELOPMENT, LLC
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2021, by and between Callon Petroleum Company, a Delaware corporation (the “Company”), and Primexx Resource Development, LLC, a Texas limited liability company (the “Initial Holder”).
WHEREAS, the Company entered into a Purchase and Sale Agreement, dated as of August 3, 2021, by and among the Company, the Initial Holder and the other parties thereto (the “Purchase Agreement”);
WHEREAS, under the Purchase Agreement, the Initial Holder will receive shares of Common Stock;
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Initial Holder pursuant to the Purchase Agreement; and
WHEREAS, it is a condition to the obligations of the Initial Holder and the Company under the Purchase Agreement that this Agreement be executed and delivered.
NOW THEREFORE, in consideration of the premises, mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Definitions. The terms set forth below are used herein as so defined:
“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.
“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Board” means the Board of Directors of the Company.

“Beneficially Own” shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.
“Closing Date” means the date of consummation of the transactions contemplated by the Purchase Agreement.
“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.
“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether though the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.
“Effective Date” means, with respect to a particular Shelf Registration Statement, the date of effectiveness of such Shelf Registration Statement.
“Effectiveness Period” means the period beginning on the Effective Date for the Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.
“Freely Tradable” means, with respect to any security, that such security, when held by the holder thereof, may legally be distributed to the public under Rule 144 under the Securities Act and is no longer subject to the restrictions on trading under the provisions of Rule 144 under the Securities Act (or any successor rule or regulation to Rule 144 then in force), including volume and manner of sale restrictions, and the current public information requirement of Rule 144(e) (or any successor rule or regulation to Rule 144 then in force) no longer applies; provided that if a Holder Beneficially Owns 10% or more of the Company’s then outstanding Common Stock, then such Holder’s Common Stock shall be deemed not to be Freely Tradable for so long as such Holder Beneficially Owns 10% or more of the Company’s outstanding Common Stock.
“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
“Holder” means the holder of any Registrable Securities.
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“Initial Holder” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.
“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.
“NYSE” means The New York Stock Exchange, Inc.
“Person” means an individual or a corporation, limited liability company, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Registrable Securities” means, subject to Section 1.02, the Common Stock to be issued the Initial Holder pursuant to the Purchase Agreement, including any shares of Common Stock which may be issued or distributed in respect of such shares of Common Stock by way of conversion, concession, stock dividend or stock split or other distribution, recapitalization or reclassification or similar transaction.
“Registration Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
“Registration Statement” has the meaning specified therefor in Section 2.01 of this Agreement.
“Required Holders” means initially, the Initial Holder, and subsequent to a transfer by the Initial Holder of the Registrable Securities, the Holder or collective Holders of greater than 50% of the Registrable Securities.
“Rule 405” means Rule 405 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Selling Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
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“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.
“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“WKSI” means a “well known seasoned issuer” as defined under Rule 405.
Section 1.02    Registrable Securities. Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when such Registrable Security is held by the Company; or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10 hereof. In addition, any Registrable Security will cease to be a Registrable Security upon the date that such security is Freely Tradable; provided that, for the avoidance of doubt, Common Stock that is not a Registrable Security because it is Freely Tradable will become a Registrable Security to the extent it is subsequently not Freely Tradable.
ARTICLE II
REGISTRATION RIGHTS
Section 2.01    Shelf Registration.
(a)    Shelf Registration. Within 60 days of the Closing Date, the Company shall prepare and file a Shelf Registration Statement with the SEC to permit the public resale of all Registrable Securities on the terms and conditions specified in this Section 2.01 (a “Registration Statement”). The Registration Statement filed with the SEC pursuant to this Section 2.01 shall be on Form S-3 and, if the Company is a WKSI as of the filing date thereof, shall be an Automatic Shelf Registration Statement, or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration
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for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a prospectus in such form as to permit any Selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Registration Statement. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to be declared effective as soon as reasonably practicable thereafter. During the Effectiveness Period, the Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to remain continuously effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities until all Registrable Securities have ceased to be Registrable Securities; provided, that the Company shall not be required to supplement or amend such Registration Statement more than once in any calendar quarterly period to name additional parties as the result of any transfer of registration rights. The Company shall prepare and file a supplemental listing application with the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) to list the Registrable Securities covered by a Registration Statement and shall use its reasonable best efforts to have such Registrable Securities approved for listing on the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) by the Effective Date of such Registration Statement, subject only to official notice of issuance. As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Required Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).
(b)    Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to (i) the Holders, delay the filing of a Registration Statement required under Section 2.01, or (ii) any Selling Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus that is a part of such Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Board determines reasonably and in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to
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promptly amend or supplement the Registration Statement or other registration statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the reasonable and good faith judgment of the Board, would materially adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Selling Holders whose Registrable Securities are included in such Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
Section 2.02    Piggyback Rights.
(a)    Participation. So long as a Holder has Registrable Securities, if the Company proposes to file (i) a shelf registration statement other than a Registration Statement contemplated by Section 2.01 and other than a registration statement on Forms S-4 or S-8 and any successor forms, (ii) a prospectus supplement to an effective shelf registration statement relating to the sale of equity securities of the Company, other than a Registration Statement contemplated by Section 2.01 and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, and other than a registration statement on Forms S-4 or S-8 and any successor forms, in each case, for the sale of Common Stock in an Underwritten Offering for its own account or that of another Person, or both, then the Company shall give prompt written notice of its intention to effect such registration at least five Business Days before the proposed date of filing of the applicable Registration Statement or prospectus supplement, or at least two Business Days in connection with any overnight or bought Underwritten Offering, to the Holders and such notice shall (A) describe the intended method(s) of distribution, and the name of the proposed Managing Underwriter or Underwriters, if any, in such offering and (B) offer the Holders the opportunity to include in such registration statement, prospectus supplement or Underwritten Offering, as the case may be, such number of Registrable Securities (the “Included Registrable Securities”) as the Holders may request in writing (such request may include the Registrable Securities to be included on behalf of any other Holder, as specified by the Holders); provided, however, that if the Company has been advised by the Managing Underwriter of any such Underwritten Offering that the inclusion of all Registrable Securities that the Selling Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (x) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter without having such adverse effect, the Company shall not be required to offer such opportunity to the Holders or (y) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter without having such adverse effect, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b) or in such
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other manner as such Selling Holders may agree. Any notice required to be provided in this Section 2.02(a) to the Holders shall be provided on a Business Day and receipt of such notice shall be confirmed by the Holders. Holders shall then have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from Holders is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities as part of such Underwritten Offering for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day before the time of pricing of such Underwritten Offering. Holders may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing prior to five Business Day before the time of pricing of such underwritten offering. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder (unless such Holder’s Opt-Out Notice is subsequently revoked) shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.02(a).

(b)    Priority. If the Managing Underwriter of any proposed Underwritten Offering of Common Stock involving Included Registrable Securities pursuant to this Section 2.02 advises the Company that the total amount of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company if initiating such registration, (ii) second, to the holders (the “Kimmeridge Holders”) under the Registration Rights Agreement, made and entered into as of August [●], 2021, by and among the Company, Chambers Investments, LLC, and the entities affiliated therewith (the “Kimmeridge Registration Rights Agreement”), to the extent the Kimmeridge Holders exercise their rights pursuant to the Kimmeridge Registration Rights Agreement entitling them to participate in such Underwritten Offering, allocated among such other holders pro rata on the basis of the number of
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shares of Common Stock held by each applicable other holder or in such manner as they may agree, (iii) third, to the Selling Holders who have requested participation in such Underwritten Offering, allocated among such Selling Holders pro rata on the basis of the number of Registrable Securities held by each Selling Holder or in such manner as they may agree, and (iv) fourth, by the other holders of Common Stock (other than Holders and as otherwise already allocated in this section) with registration rights entitling them to participate in such Underwritten Offering, allocated among such other holders pro rata on the basis of the number of shares of Common Stock held by each applicable other holder or in such manner as they may agree. For the avoidance of doubt, the priority set forth in this Section 2.02(b) shall not apply and shall have no effect in the event that a Holder exercises its rights pursuant to Section 2.03, which shall be governed exclusively by the provisions of Section 2.03.

Section 2.03    Underwritten Offerings.
(a)    Demand Offering. In the event that any Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $25 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to this Section 2.03), the Company shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters selected by the Company (subject to the written consent of the Initiating Holder of such Underwritten Offering, which consent shall not be unreasonably withheld), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement, for more than two Underwritten Offering at the request of the Holders; provided, further, that if the Company is conducting or actively pursuing a securities offering of Common Stock (other than in connection with any at-the-market offering or similar continuous offering program), then the Company may suspend such Selling Holders’ rights to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03 (for the avoidance of doubt, this proviso shall only apply to primary offerings by the Company of its Common Stock and not to any offerings requested by other stockholders of the Company); provided, however, that the Company may only suspend such Selling Holders’ rights to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and in no event for a period that exceeds an aggregate of 75 days in any 180-day period or 105 days in any 365-day period. For the avoidance of doubt, the Holders’ rights to elect to participate in an Underwritten Offering pursuant to this Section 2.03(a) shall not be limited in any way by the rights of other holders of Common Stock with registration rights to make similar elections to participate in underwritten offerings of Common Stock, except as expressly provided in this Agreement or, subject to Section 2.11, the applicable agreement with such other holders of Common Stock.
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(b)    General Procedures. In connection with any Underwritten Offering contemplated by Section 2.03(a), the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Selling Holder’s authority to enter into such underwriting agreement and to sell or transfer such securities, (iii) its intended method of distribution and (iv) any other such matters or representations pertaining to compliance with securities laws as may be reasonably requested. If any Selling Holder (which, for the avoidance of doubt, shall include the Initiating Holder (as defined below)) disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective. If, pursuant to the preceding sentence, the entire Demand Registration Request is revoked, then, at the option of the Holder or Holders who revoke such request, Holder or Holders shall reimburse the Company for all of its reasonable and documented incremental out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or prospectus supplement with respect to such requested Underwritten Offering, which incremental out-of-pocket expenses, for the avoidance of doubt, shall not include overhead expenses and which requested Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Holders shall have the right and option to request under this Section 2.03.
(c)    Priority. If the Managing Underwriter of any proposed Underwritten Offering of Registrable Securities pursuant to this Section 2.03 advises the Company that the total amount of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Selling Holder who requested such Underwritten Offering, (ii) second, to any other Holders of Registrable Securities who have elected to participate in such Underwritten Offering, allocated among such other Selling Holders pro rata on the basis of the number of Registrable Securities held by each such Selling Holder or in such other manner as such Selling Holders may agree, and (iii) third, to the Company.
Section 2.04    Sale Procedures.
In connection with its obligations under this Article II, the Company shall, as expeditiously as possible, subject to confidentiality obligations and agreements:
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(a)    use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall use its reasonable best efforts to include such information in such prospectus supplement;
(c)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC other than annual or quarterly reports on Form 10-K or 10-Q, respectively, current reports on Form 8-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two Business Days prior to filing in connection with any Underwritten Offering), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
(d)    if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment
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or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(f)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g)    upon request, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(h)    in the case of an Underwritten Offering, use its reasonable best efforts to furnish to the underwriters upon request, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters and Selling Holders may reasonably request;
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(i)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders (which may be satisfied by making such information available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor system known as “EDGAR”), as soon as reasonably practicable, an earnings statement, covering a period of twelve months beginning within three months after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j)    make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(k)    use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which the Common Stock are then listed or quoted;
(l)    use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(m)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date of such registration statement;
(n)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of an Underwritten Offering of $50 million or greater of Registrable Securities (calculated based on the Registrable Securities Amount), making appropriate officers of the Company available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities)); provided, however, that the officers of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with activities for any Underwritten Offering;
(o)    if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified
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of the matters to be incorporated in such prospectus supplement or post-effective amendment; and
(p)    if reasonably required by the Company’s transfer agent, use commercially reasonably efforts to promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend, in accordance with applicable law, upon sale by the Holder of such Registrable Securities under the Registration Statement.
Notwithstanding anything to the contrary in this Section 2.04, the Company shall not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement without such Holder’s consent, except as required by law or request of the staff of the Commission.
Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.04(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(f) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 2.05    Cooperation by Holders.
The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant Section 2.03(a) who has failed to timely furnish after receipt of a written request from the Company such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities.
To the extent requested by the Managing Underwriter, each Holder of Registrable Securities that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar-day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of such Underwritten Offering, provided that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) that the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such
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Holder. In addition, this Section 2.06 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering because the Registrable Securities held by such Holder may be disposed of without restriction pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
Section 2.07    Expenses.
(a)    Expenses. The Company shall pay all reasonable Registration Expenses as determined reasonably and in good faith by the Board, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale. In addition, except as otherwise provided in Sections 2.07 and 2.08 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
(b)    Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities, transfer taxes and fees and disbursements of counsel to the Selling Holders, except for the reasonable fees and disbursements of counsel for the Selling Holders required to be paid by the Company pursuant to Sections 2.07 and 2.08.
Section 2.08    Indemnification.
(a)    By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, to the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, members, partners, employees, agents and Affiliates and each Person, if any, who controls such Selling Holder or its Affiliates within the meaning of the Securities Act and the Exchange Act, and its directors, officers, members, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, third party expenses incurred by or on such Holder’s behalf or liabilities (including reasonable attorneys’ fees and third party expenses incurred by or on such Holder’s behalf) (collectively,
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“Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse each such Selling Holder Indemnified Person for any legal or other third party expenses reasonably incurred by or on such Holder’s behalf in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in such Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such
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indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is or may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, and does not contain any admission of wrongdoing by, the indemnified party.
(d)    Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of
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fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise. To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.08 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.
Section 2.09    Rule 144 Reporting.
With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(a)    make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), at all times from and after the date hereof (which may be satisfied by making such information available on EDGAR);
(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c)    so long as a Holder owns any Registrable Securities, furnish, (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available electronically at no additional charge via the SEC’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.
Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under this Article II may not be transferred or assigned except pursuant to this Section 2.10.
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(a)    If a Holder transfers or assigns all (and not less than all) of the Registerable Securities Beneficially Owned by such Holder, then such Holder may transfer or assign its rights pursuant to this Agreement to such transferee or assignee.
(b)    If a Holder transfers or assigns (A) 20% or more of the Registerable Securities issued on the Closing Date but less than all of the Registerable Securities issued on the Closing Date, then the transferee or assignee thereof shall be entitled to the rights granted to a Holder pursuant to this Agreement except those contained in Section 2.03 and (B) less than 20% of the Registerable Securities issued on the Closing Date, then the transferee or assignee thereof shall be entitled to the rights granted to a Holder pursuant to this Agreement except those contained in Sections 2.02 and 2.03.
(c)    In the case of any such transfer or assignment where the transferee or assignee shall have any rights of a Holder hereunder, the Holder making such transfer or assignment must provide the Company written notice of any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registerable Securities Beneficially Owned thereby.
Section 2.11    Limitation on Subsequent Registration Rights.
From and after the date hereof, the Company shall not, without the prior written consent of the Required Holders, enter into any agreement with any current or future holder of any equity securities of the Company that would allow such current or future holder to require the Company to include equity securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinated to the piggyback rights granted to the Holders pursuant to Section 2.02; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a superior or pari passu basis (in terms of priority of cut-back based on advice of Underwriters) with a Holder requesting registration or takedown in an Underwritten Offering pursuant to Section 2.03(a). Notwithstanding anything to the contrary herein, the parties hereto acknowledge that the Company’s entrance into the Kimmeridge Registration Rights Agreement and the Registration Rights Agreement with BPP Acquisition LLC of even date herewith shall not be deemed a violation of, and are expressly permitted under, this Section 2.11.
Section 2.12    Termination of Registration Rights.
The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article II shall terminate upon the date on which all Registrable Securities no longer constitute Registrable Securities in accordance with Section 1.02.
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ARTICLE III
MISCELLANEOUS
Section 3.01    Communications.
All notices and other communications provided for or permitted hereunder shall be made in writing by electronic mail, courier service or personal delivery:
(a)    if to the Initial Holder:
    Primexx Resource Development, LLC
4849 Greenville Avenue, Suite 1600
Dallas, Texas 75206
Attention: Chris Doyle
Email: chris.doyle@primexx.com
With a copy (which shall not constitute notice) to:
Blackstone Management Partners L.L.C.
345 Park Avenue, 43rd Floor
New York, New York 10154
Attention: Angelo Acconcia; Erik Belz
Email: acconcia@blackstone.com;
Erik.Belz@blackstone.com
With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention: Rhett A. Van Syoc, P.C.
Email:    rhett.vansyoc@kirkland.com

Kirkland & Ellis LLP
1601 Elm Street
Dallas, Texas 75201
Attention: Thomas K. Laughlin, P.C.
Email:    thomas.laughlin@kirkland.com

(b)    if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.10 above; and
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(c)    if to the Company:
Callon Petroleum Company
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042
Attention: Michol L. Ecklund, Senior Vice President, General Counsel and Corporate Secretary
Email: mecklund@callon.com
    legal@callon.com

With a copy to (which shall not constitute notice):

c/o Gibson, Dunn & Crutcher
811 Main Street, Suite 3000
Houston, Texas 77002
Attention: Hillary H. Holmes
Facsimile: (346) 718-6902
E-mail: HHolmes@gibsondunn.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via electronic mail; and when actually received, if sent by courier service or any other means.
Section 3.02    Successor and Assigns.
This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03    Assignment of Rights.
The rights, interests or obligations of the Holders hereunder may not be transferred or assigned, by operation of law or otherwise, in whole or in part, by the Holders without the prior written consent of the Company, except in accordance with Section 2.10 hereof.
Section 3.04    Recapitalization, Exchanges, Etc. Affecting the Common Stock.
The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.
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Section 3.05    Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
Section 3.06    Specific Performance.
Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07    Counterparts.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.08    Headings.
The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09    Governing Law.
This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of New York without regard to the choice of law or conflicts of law.
Section 3.10    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY
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AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 3.12    Severability of Provisions.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.13    Entire Agreement.
This Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the rights granted by the Company set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.14    Amendment.
This Agreement may be amended only by means of a written amendment signed by the Company and the Required Holders; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the prior written consent of such Holder.
Section 3.15    No Presumption.
If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.16    Obligations Limited to Parties to Agreement.
Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Holders (and its permitted transferees and assignees) and the Company shall have any obligation hereunder. No recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any
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applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Holders hereunder.
Section 3.17    Interpretation.
Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” A term has the meaning assigned to it. Words in the singular include the plural, and words in the plural include the singular. The word “or” is not exclusive. The words “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. References to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations). Whenever any determination, consent or approval is to be made or given by the Required Holders (and its transferees or assignees) under this Agreement, such action shall be in the Required Holder’s (and its transferees or assignees) sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “trading”), all references herein to a “day” are deemed to be a reference to a calendar day.
(Signature pages follow)
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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CALLON PETROLEUM COMPANY

By:
Name:
Title:

Signature Page to Registration Rights Agreement

PRIMEXX RESOURCE DEVELOPMENT, LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

EXHIBIT E
EXAMPLE CASH NEED CALCULATION

[See attached.]